Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 30 day of January, 2008 by and between FSP 303 EAST WACKER DRIVE LLC, a Delaware limited liability company (herein referred to as “Landlord”), and KPMG LLP, a Delaware limited liability partnership (herein referred to as “Tenant”).

R E C I T A L S:

WHEREAS, Landlord (as successor in interest to the original named landlord) and Tenant (as successor in interest to the original named tenant) are parties to that certain Office Lease dated August, 1997 (“Original Lease”), as amended by First Amendment dated December 4, 1997 (“First Amendment”) and by Second Amendment to Lease dated as of December 4, 1997 (“Second Amendment”) and by Third Amendment to Lease dated March 4, 2004 (“Third Amendment”) (said Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, as amended hereby, and as further amended from time to time, the “Lease”), which Lease covers space containing 228,688 square feet of Rentable Area located on the 13th, 14th, 15th, 16th, 17th, 18th, 19th and 22nd floors of the Building known as 303 East Wacker Drive, Chicago, Illinois for an initial stated term scheduled to expire on August 31, 2012;

WHEREAS, Landlord and Tenant desire to amend the Lease to add additional space on the 20th floor of the Building to the leased premises demised thereunder, and for other matters, all upon the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1.           Incorporation of Recitals and Exhibits. The foregoing recitals and all exhibits attached hereto are, by this reference, hereby incorporated as part of this Amendment.

2.           Defined Terms. All capitalized terms used herein and defined in the Lease shall have the same meanings as in the Lease unless otherwise defined herein. For purposes of the Lease, the term “Rent” shall specifically include the rental payments due with respect to the Original Premises and the Additional Premises as described in this Amendment. As used herein, the following terms shall have the respective meanings indicated below:

(a)           “Additional Premises” shall mean space on the 20th floor in the Building, containing 30,402 square feet of Rentable Area, comprising the entire such 20th floor, shown and identified on Exhibit A attached hereto and made a part hereof.

(b)           “Additional Premises Commencement Date” shall mean May 1, 2008.

(c)           “Original Premises” shall mean the Premises on the 13th, 14th, 15th, 16th, 17th, 18th, 19th and 22nd floors at the Building being leased under the Lease immediately prior to the date hereof, as described in the opening Recital paragraph above, containing 228,688 square feet of Rentable Area.

3.           Condition; Turnover Date; Tenant's Work.

(a)           Condition. Subject to Paragraphs 7 and 8 below regarding Landlord's obligation to fund the “Allowance” and the “Space Plan Allowance”, as therein described, and subject to Landlord's obligation to perform, or cause to be performed, within a reasonable time frame, the remediation or other compliance work (including, without limitation, any ADA compliance within the restrooms on the 20th floor and installation of any legally required strobes or speakers in the common elevator lobbies, washrooms and stairwells on the 20th floor), required on account of the Additional Premises not complying, in all material respects, as of the Turnover Date (as defined in Paragraph 3(b) below), with any applicable Laws (as defined in the Original Lease) in effect as of the Turnover Date, Tenant agrees to accept the Additional Premises in their “as is” condition effective as of the “Turnover Date” specified in Paragraph 3(b) below. Landlord agrees to (i) coordinate any such remediation or other compliance work, as described in the preceding sentence, with Tenant so that such remediation or other compliance work does not materially interfere with the performance of Tenant's Work (as hereinafter defined), and (ii) complete all such remediation or other compliance work, if any, prior to the Additional Premises Commencement Date (or thereafter, within a reasonable time frame, if Landlord was not otherwise given reasonably sufficient prior notification of such necessary work so as to be able to reasonably complete such work on or before the Additional Premises Commencement Date hereunder). No agreement of Landlord to alter, remodel, decorate, clean or improve the Additional Premises (or to provide Tenant with any credit or allowance for the same), and no representations regarding the condition of the Additional Premises, have been made by or on behalf of Landlord or relied upon by Tenant, except as expressly set forth in this Amendment or in the Lease, as modified hereby. Nothing in this Paragraph 3 shall be deemed to waive or otherwise negate any of Landlord's maintenance, repair or other covenants expressly set forth in the Lease.

(b)           Turnover Date. Landlord shall tender possession of the Additional Premises to Tenant within two (2) business days following the date of mutual execution and delivery of this Amendment by Landlord and Tenant. The date Landlord so tenders possession of the Additional Premises to Tenant is herein referred to as the “Turnover Date”. During the period from and after the Turnover Date and continuing through the day immediately preceding the Additional Premises Commencement Date, all of the terms and provisions of the Lease shall govern and control with respect to the Additional Premises, except that Tenant shall have no obligation to pay Monthly Base Rent or Rent Adjustments pertaining to the Additional Premises during any such period prior to the Additional Premises Commencement Date; and provided further, that Landlord shall not be obligated to perform any cleaning or other base-building services to the Additional Premises prior to the first to occur of (i) Tenant's completion of the Tenant's Work (as described below) therein and Tenant's request (herein, a “Service Request”) for Landlord to begin furnishing such services to the Additional Premises, and (ii) the Additional Premises Commencement Date. From and after the Additional Premises Commencement Date, all terms and provisions of the Lease shall be applicable to and shall control with respect to the Additional Premises and Tenant's occupancy thereof,

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including, without limitation, Tenant's obligation to pay all Monthly Base Rent and Rent Adjustments due and owing under the Lease with respect to the Additional Premises, and Landlord's obligation to furnish all cleaning and other base-building services to the Additional Premises, all as hereinafter provided and as expressly set forth in the Lease, as modified hereby. Notwithstanding anything contained in the Lease or this Amendment to the contrary (but without limitation of Tenant's obligation to pay all Monthly Base Rent and Rent Adjustments due and owing under the Lease with respect to the Additional Premises from and after the Additional Premises Commencement Date, subject to certain abatements thereof as expressly provided in this Amendment), Tenant shall not be required to pay any usage charges for HVAC to the Additional Premises or for freight elevator usage relative to the Tenant's Work during standard Building office hours; Tenant shall, however, be responsible for the cost of electrical usage at the Additional Premises, and for any trash removal and after-hours' freight elevator attendant and/or security fees incurred by Landlord relative to Tenant's performance of the Tenant's Work, Tenant's move-in to the Additional Premises and/or Tenant's occupancy of the Additional Premises at any time after the Turnover Date.

(c)           Tenant's Work.

(i)           Subject to the provisions of this Paragraph 3 and subject to the terms of Paragraphs 7 and 8 below regarding Landlord's disbursement of the “Allowance” and the “Space Plan Allowance” as therein provided, Tenant shall, at its sole cost and expense, perform such other work to or at the Additional Premises as may be necessary or desired by Tenant to improve the Additional Premises for occupancy, all subject to and in accordance with the provisions of the Lease, including, without limitation, the provisions of Article Nine of the Original Lease. All work referred to in this subparagraph which is constructed within a period of two (2) years after the Turnover Date is hereinafter referred to as “Tenant's Work” (it being understood that Tenant shall continue to have the right to perform work to or at the Additional Premises following such two year period, provided that such work shall not constitute “Tenant's Work” for purposes hereof, and shall instead be performed in accordance with all terms and requirements of the Lease governing Tenant alteration work, including the provisions of Article Nine of the Original Lease). Tenant, at Tenant's option, may retain Landlord as construction manager for all or any portion of such Tenant's Work, if Landlord agrees to perform such construction management services. In the event that Tenant elects to retain Landlord as construction manager and Landlord agrees to perform such construction management services, Tenant and Landlord shall enter into a mutually acceptable construction management agreement (with construction management fees payable to Landlord in the amount of 3% of the “hard” construction costs of the Tenant's Work). In the event Tenant does not elect to engage Landlord as construction manager, then Tenant shall have the right to retain its own general contractor and/or other contractors for construction of Tenant's Work, which general contractor and/or other contractors shall be subject to Landlord's approval (not to be unreasonably withheld), as provided in Article Nine of the Original Lease. Tenant shall, in any event, pay or reimburse Landlord for any out-of-pocket costs actually incurred by Landlord in

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connection with third-party consultant review of the structural and mechanical, electrical and plumbing aspects of the Tenant's Work and/or the plans and specifications therefor (i.e., structural or MEP engineering review), provided that Tenant does not employ Landlord's designated engineer in connection therewith. Tenant hereby acknowledges and agrees that, in connection with the Tenant's Work, Tenant and any and all contractors performing Tenant's Work shall comply, in all material respects, with Landlord's “Tenant Design and Construction Manual”, a copy of the current version of which having heretofore been made available to Tenant for review (it being understood that Landlord may hereafter revise and/or update said “Tenant Design and Construction Manual” from time to time [herein, in each instance, the “Revised and Finalized Construction Manual”] and Tenant shall comply with each such Revised and Finalized Construction Manual so long as any material changes from the version thereof heretofore made available to Tenant are reasonable and are uniformly imposed, in general, upon other tenants performing construction work at the Building). Tenant's Work shall be performed, in any event, only in accordance with the terms and conditions of the Lease, including the provisions of Article Nine of the Original Lease.

(ii)           Without limitation of the requirement of Article Nine of the Original Lease that plans and specifications shall be subject to Landlord's approval, prior to the commencement of Tenant's Work, Tenant shall submit to Landlord for Landlord's approval full and detailed architectural and engineering plans and specifications for any Tenant's Work. In the event Tenant elects to employ an engineer designated by Landlord in the preparation of any portion of the plans, or for the performance of any portion of any Tenant's Work, Tenant shall employ and be responsible for all fees of said engineer in preparing the plans or portion thereof and for any portion of Tenant's Work performed by said engineer. In the event Tenant has elected not to employ Landlord's designated engineer in the preparation of the plans, Landlord reserves the right to have the structural and mechanical, electrical and plumbing portions of the plans reviewed by Landlord's designated engineer, and Tenant shall pay or reimburse Landlord for any out-of-pocket expenses actually incurred by Landlord for such review. Landlord's approval shall be required of engineering plans and specifications, whether prepared by Landlord's designated engineer or another engineer. Tenant shall not permit noise from construction of any Tenant's Work to unreasonably or materially disturb other tenants in the Building. Tenant's Work which does so disturb other tenants shall be performed after regular working hours.

4.	Additional Premises.

(a)           Effective as of the Additional Premises Commencement Date and for a lease term expiring concurrently with the end of the Term for the Original Premises:

(i)           the “Premises” under the Lease shall include the Additional Premises; and

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(ii)           the Rentable Area of the Premises shall be increased by the Rentable Area of the Additional Premises, thereby resulting in a total of 259,090 square feet of Rentable Area of the Premises (and “Tenant's Share” under the Lease shall be increased in accordance with the terms of Paragraph 6 hereof).

5.	Monthly Base Rent.

(a)           Monthly Base Rent for the Original Premises shall continue to be payable in such amounts and in accordance with such provisions as are set forth in the Lease from and after the date hereof and through August 31, 2012 (i.e., being the expiration of the current stated Term of the Lease). The foregoing Monthly Base Rent shall be payable at such times and at such place and in accordance with such provisions as otherwise set forth in the Lease relative to the payment of “Monthly Base Rent” thereunder.

(b)           From and after the Additional Premises Commencement Date and through the expiration of the initial stated Term of the Lease, and subject to the rental abatement rights expressly provided in Paragraph 5(c) below, Monthly Base Rent for the Additional Premises shall be payable by Tenant in the following amounts and at the following annual rates per square foot of Rentable Area of the Additional Premises for the respective periods hereinafter described (and Section 1.1(8) of the Original Lease is hereby supplemented accordingly):

	Annual Base
	Rent for the
	Additional
	Premises		Monthly Base
	(Per Square	Annual Base Rent	Rent for the
	Foot of	for the Additional	Additional
Period	Rentable Area)	Premises	Premises

May 1, 2008 through August 31,	$13.74	$417,723.48	$34,810.29*
2008
September 1, 2008 through	$14.05	$427,148.10	$35,595.68
August 31, 2009
September 1, 2009 through	$14.37	$436,876.74	$36,406.40
August 31, 2010
September 1, 2010 through	$14.69	$446,605.38	$37,217.12
August 31, 2011
September 1, 2011 through	$15.02	$456,638.04	$38,053.17
August 31,2012

*Subject to certain abatements as described in Paragraph 5(c) below.

The foregoing Monthly Base Rent attributable to the Additional Premises shall be payable at such times and at such place and in accordance with such provisions as otherwise set forth in the Lease relative to the payment of Monthly Base Rent attributable to the Original Premises thereunder.

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(c)           Notwithstanding the terms of Paragraphs 5(a) and 5(b) above, it is agreed that Tenant shall be entitled to an abatement of Monthly Base Rent attributable to the Additional Premises for each of two (2) calendar months (each such month, an “Additional Premises Abatement Month”) commencing with May 1, 2008 and continuing through June 30, 2008. The foregoing abatement of Monthly Base Rent attributable to the Additional Premises shall not otherwise affect Tenant's obligation to pay all other amounts due and owing under the Lease during each such respective Additional Premises Abatement Month (including, without limitation, all Monthly Base Rent payable with respect to the Original Premises), nor shall it affect any other obligations of Tenant under the Lease, and provided further, that such abatement of Monthly Base Rent attributable to the Additional Premises shall not apply for any Additional Premises Abatement Month during which a monetary default occurs under the Lease, which monetary default is not thereafter cured within applicable notice and cure periods under the Lease.

(d)           The term “Monthly Base Rent”, as used in the Lease, shall mean all Monthly Base Rent payable thereunder from time to time, including without limitation the amounts payable from time to time relative to the Original Premises as described in Paragraph 5(a) above, and the amounts payable from time to time relative to the Additional Premises as described in Paragraph 5(b) above, subject, in any event, to the rental abatements expressly set forth in Paragraph 5(c) above.

6.	Rent Adjustments.

(a)           It is acknowledged that, based on certain re-measurements at the Building which have been applied to the measurement of the Additional Premises hereunder (but which has not been applied to the measurement of the Original Premises), the “Rentable Area of the Building” shall be different as it relates to determining Rent Adjustments under the Lease relative to the Additional Premises as opposed to determining Rent Adjustments under the Lease relative to the Original Premises. Accordingly, for the calendar year in which the Additional Premises Commencement Date falls (the “Commencement Date Calendar Year”), and for all subsequent years falling in whole or in part during the term, Tenant's Share of Operating Expenses and Taxes (i.e., Rent Adjustments under the Lease) provided for in Article Four of the Original Lease shall be calculated separately for the Additional Premises, apart from the remainder of the Premises. Tenant's obligation to pay Rent Adjustments relative to the Additional Premises hereunder shall commence with the Additional Premises Commencement Date and shall thereafter continue for the balance of the Term of the Lease, subject, however, to certain abatements thereof as and to the extent described in Paragraph 6(c) below.

(b)           For purposes of calculating Rent Adjustments payable on account of the Additional Premises for the Commencement Date Calendar Year and for subsequent years, as provided in Paragraph 6(a) above, “Tenant's Share” shall be determined in accordance with the definition thereof set forth in Section 1.3(37) of the Original Lease, except that the numerator of the ratio described therein shall be 30,402 square feet of Rentable Area (i.e., being the Rentable Area of the Additional Premises as set forth in Paragraph 2 hereinabove), and the denominator of the ratio described therein shall be

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814,118 square feet of Rentable Area (i.e., being the stipulated Rentable Area of the Building that shall be used for purposes of determining Rent Adjustments relative to the Additional Premises under the Lease), resulting in a Tenant's Share attributable to the Additional Premises equal to 3.734%. For purposes of calculating Rent Adjustments payable on account of the Original Premises for the Commencement Date Calendar Year and for all subsequent calendar years (or portions thereof) within the Term of the Lease, as provided in Paragraph 6(a) above, “Tenant's Share” shall be determined in accordance with the definition thereof set forth in Section 1.3(37) of the Original Lease, except that the numerator of the ratio described therein shall be 228,688 square feet of Rentable Area (i.e., being the Rentable Area of the Original Premises as set forth in Paragraph 2 hereinabove), and the denominator of the ratio described therein shall be 770,130 square feet of Rentable Area (i.e., being the stipulated Rentable Area of the Building set forth in the Original Lease that shall continue to be used for purposes of determining Rent Adjustments relative to the Original Premises under the Lease), resulting in a Tenant's Share attributable to the Original Premises equal to 29.6947%.

(c)           Notwithstanding the terms of Paragraphs 6(a) and 6(b) above, it is agreed that Tenant shall be entitled to an abatement of Rent Adjustments attributable to the Additional Premises for each of the Additional Premises Abatement Months (as defined in Paragraph 5 above). The foregoing abatement of Rent Adjustments attributable to the Additional Premises shall not otherwise affect Tenant's obligation to pay all other amounts due and owing under the Lease during each such respective Additional Premises Abatement Month (including, without limitation, all Rent Adjustments due and payable with respect to the Original Premises), nor shall it affect any other obligations of Tenant under the Lease, and provided further, that such abatement of Rent Adjustments attributable to the Additional Premises shall not apply for any Additional Premises Abatement Month during which a monetary default occurs under the Lease, which monetary default is not thereafter cured within applicable notice and cure periods under the Lease.

(d)           All Rent Adjustments described in this Paragraph 6 shall be payable at such times, in such manner, and in accordance with such procedures (i.e., including payment of monthly estimates and annual reconciliations) as set forth in Article Four of the Original Lease relative to payment of Rent Adjustments thereunder.

7.           Allowance. Landlord shall make a contribution toward the cost of Tenant's Work (including, without limitation, the costs of construction, labor, materials, permits and inspections, design drawings, architectural drawings, mechanical, electrical and plumbing drawings and other miscellaneous items including, without limitation, cabling, telephone and signage and construction management fees) and toward any other architectural and engineering fees in connection with such Tenant's Work (collectively, the “Allowance Permitted Costs”) in the amount of $1,130,042.34 (i.e., being $37.17 per square foot of Rentable Area of the Additional Premises) (the “Allowance”). The Allowance shall be disbursed pursuant to the terms and conditions hereinafter set forth:

(a)           If any portion of Tenant's Work is to be performed by or otherwise coordinated with Landlord, as construction manager, then Landlord shall disburse

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the Allowance for payment of amounts due from time to time in connection with the work. As to any of the Tenant's Work or other items not performed by or otherwise coordinated with Landlord, as construction manager, Landlord shall disburse the Allowance from time to time, within thirty (30) days following Tenant's request for payment therefor and certification that the Tenant's Work for which payment is requested has been performed and that the amounts for which payment is requested are due and owing, which disbursement shall be made (A) to Tenant (or, at Tenant's option, by check payable directly to Tenant's materialmen and contractors) within thirty (30) days after presentation by Tenant to Landlord of request for payment and appropriate and complete contractor's affidavits, owner's sworn statements, architect certifications and waivers of lien (which waivers of lien may be conditioned on payment of the amount to be disbursed, if such disbursement is being paid directly to the respective contractor) showing that the work covered thereby has been performed in the Additional Premises and (B) to Tenant (or, at Tenant's option, by check payable directly to Tenant's designated suppliers or other recipients) for such other items which are the basis of such request within thirty (30) days after Landlord receiving bills of such suppliers or other recipients and, to the extent their work is lienable, upon presentation of affidavits, sworn statements and waivers as described in (A) above. In no event shall Tenant be permitted to make more than one such request for disbursement of the Allowance per calendar month.

(b)           In the event that the cost of the Tenant's Work and such other items for which the Allowance may be applied should for any reason be greater than said Allowance provided by Landlord hereunder, Tenant shall be responsible for the payment of such excess cost. Tenant shall be solely responsible for timely payment of any costs associated with the Tenant's Work incurred by Tenant and not otherwise consisting of Allowance Permitted Costs. Further, in the event that the cost of the Tenant's Work and such other items for which the Allowance may be applied should for any reason be less than the full amount of the Allowance, Tenant shall not be entitled to any unused portion of the Allowance.

(c)           Landlord has no obligation to disburse any portion of the Allowance so long as Tenant is in monetary default under the Lease (provided that if said monetary default is thereafter cured within applicable notice and cure periods under the Lease, then Landlord shall thereafter promptly pay said Allowance in accordance with this Paragraph 7). Disbursement of any portion of the Allowance shall not be deemed a waiver of Tenant's obligation to comply with such provisions. As to any work not performed by or coordinated with Landlord, Tenant shall be responsible for the appropriateness and completeness of the contractors' affidavits and waivers of lien and approval of any of such work; Landlord shall have no responsibility for any of the foregoing.

8.           Space Plan Allowance. Landlord hereby agrees to make the following contribution (the “Space Plan Allowance”) pursuant to the following terms and conditions:

(a)           A contribution toward the fees and costs due and owing from Tenant to its space planner in connection with the preparation of the initial space plans for Tenant's Work in the amount not to exceed $3,040.20 (i.e., being $.10 per square foot of Rentable

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Area of the Additional Premises) and a contribution toward the fees and costs due and owing from Tenant to its space planer in connection with the preparation of up to two (2) revisions to such initial space plans in the amount not to exceed $1,520.00 (i.e., being $.05 per square foot of Rentable Area of the Additional Premises) for each such revision (i.e., for a maximum of $3,040.00 relative to such initial space plan revisions).

Within fifteen (15) days following submission by Tenant to Landlord of a payment request with respect to the Space Plan Allowance, which request shall include a copy of the invoice(s) showing amounts due and owing to Tenant's space planner in connection with said space plans, and, if requested by Landlord, a lien waiver from said space planner showing that all amounts so due and owing in connection with the preparation of the space plans have been fully paid, Landlord shall disburse the Space Plan Allowance to Tenant or, at Tenant's direction, directly to the aforedescribed space planner. Landlord has no obligation to disburse any portion of the Space Plan Allowance during any period when Tenant is in monetary default under the Lease (provided that if Tenant cures any such default within applicable notice or cure periods, then Tenant shall again be entitled to disbursement of the Space Plan Allowance in accordance with the other terms and conditions set forth herein). Disbursement of any portion of the Space Plan Allowance shall not be deemed a waiver of Tenant's obligation to comply with such provisions. In the event that the fees and costs payable by Tenant to its space planner in connection with preparation of the foregoing space plans is, for any reason, less than the full amount of the Space Plan Allowance, then Tenant shall not be entitled to receive any such difference. In the event that the foregoing fees and costs are greater than the Space Plan Allowance, Tenant shall be fully responsible for the payment of all such excess costs and fees.

9.           Brokers. Landlord and Tenant each represents and warrants to the other that such party making the representation and warranty has not dealt with any broker or brokers or finders in connection with the transactions contemplated hereby other than CB Richard Ellis, Inc. and Hines Interests Limited Partnership (the “Brokers”) (whose commissions shall be payable by Landlord pursuant to its separate written commissions agreements with said Brokers). Landlord and Tenant each agrees to indemnify, defend and hold harmless the other from and against any and all loss, damages, liabilities, claims, costs and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders (i.e.,other than Brokers) with whom the indemnifying party dealt for any commission alleged to be due such other broker, brokers or finders in connection with this Amendment.

10.           Inapplicable Provisions. It is hereby agreed that Landlord has heretofore satisfactorily completed the “Landlord Work” and fully disbursed the “Improvement Allowance” under the Original Lease, and it is hereby agreed that Landlord has no further obligations and Tenant has no further claims with respect thereto. Further, it is hereby agreed that (a) Section 7 of the Rider to the Original Lease (entitled “Expansion Options”), as heretofore amended by Paragraph 6 of the First Amendment and by Paragraph 2 of the Third Amendment, and (b) Sections 9 and 10 of the Rider to the Original Lease (entitled Reduction Options” and Termination Option”, respectively) each no longer applies, and each such Section is hereby deleted in its entirety, and shall hereafter be deemed null and void, except, however, with respect to “Option 2” for one-third (1/3) of the 12th floor as set forth in the Third Amendment, which Option 2 shall continue in full force and effect in accordance with the terms of the Lease with respect thereto.

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11.           Notices. Landlord's notice address as described in Article Twenty-Four of the Original Lease (as modified by Paragraph 5 of the Third Amendment) is hereby deleted and the following is substituted therefor:

Notices to Landlord
shall be addressed:	FSP 303 East Wacker Drive LLC
c/o Hines
303 East Wacker Drive
Chicago, Illinois 60601
Attention: Property Manager

with an additional copy to:	FSP Property Management LLC
401 Edgewater Place-Suite 200
Wakefield, Massachusetts 01880
Attention: John F. Donahue

12.           Tenant Certification. Tenant hereby certifies to Landlord as of the date of this Amendment that, to the best of Tenant's knowledge, Tenant (i) is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) is not engaged in the transaction evidenced by the Lease, directly or indirectly on behalf of, or instigating or facilitating the transaction evidenced by the Lease, directly or indirectly on behalf of, any such person, group, entity, or nation. TENANT HEREBY AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD, LANDLORD'S MEMBERS, OFFICERS, EMPLOYEES AND AGENTS, LANDLORD'S MANAGING AGENT, ANY OFFICER, DIRECTOR, STOCKHOLDER, PARTNER, MEMBER, TRUSTEE, BENEFICIARY, EMPLOYEE, AGENT OR CONTRACTOR OF LANDLORD'S MANAGING AGENT, AND ANY MORTGAGEE OF THE BUILDING, FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES, AND EXPENSES (INCLUDING ATTORNEY'S FEES AND COSTS) ARISING FROM OR RELATED TO ANY BREACH OF THE CERTIFICATION MADE BY TENANT AS SET FORTH ABOVE IN THIS PARAGRAPH 12. THE TERMS AND CONDITIONS CONTAINED IN THIS PARAGRAPH 12 SHALL BE EXPRESSLY BINDING UPON AND SHALL EXPRESSLY INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO. NOTWITHSTANDING ANYTHING IN THIS PARAGRAPH 12 TO THE CONTRARY, LANDLORD ACKNOWLEDGES AND AGREES THAT (I) TENANT MAKES NO REPRESENTATION OR WARRANTY UNDER THIS PARAGRAPH 12 WITH RESPECT TO ANY INDIVIDUAL SHAREHOLDERS OR OTHER INDIVIDUAL OWNERS WHO OWN ANY DIRECT OR INDIRECT INTERESTS IN TENANT, AND (II) TENANT MAKES NO INDEMNIFICATION UNDER THIS PARAGRAPH 12 WITH RESPECT TO ANY SUCH INDIVIDUAL SHAREHOLDERS OR OWNERS WHO OWN ANY DIRECT OR INDIRECT INTERESTS IN TENANT.

13.           Landlord Certification. Landlord hereby certifies to Tenant as of the date of this Amendment that, to the best of Landlord's knowledge, Landlord (i) is not acting, directly or

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indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) is not engaged in the transaction evidenced by the Lease, directly or indirectly on behalf of, or instigating or facilitating the transaction evidenced by the Lease, directly or indirectly on behalf of, any such person, group, entity, or nation. LANDLORD HEREBY AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS TENANT AND TENANT'S PARTNERS, OFFICERS, EMPLOYEES AND AGENTS, FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES, AND EXPENSES (INCLUDING ATTORNEY'S FEES AND COSTS) ARISING FROM OR RELATED TO ANY BREACH OF THE CERTIFICATION MADE BY LANDLORD AS SET FORTH ABOVE IN THIS PARAGRAPH 13. THE TERMS AND CONDITIONS CONTAINED IN THIS PARAGRAPH 13 SHALL BE EXPRESSLY BINDING UPON AND SHALL EXPRESSLY INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO. NOTWITHSTANDING ANYTHING IN THIS PARAGRAPH 13 TO THE CONTRARY, TENANT ACKNOWLEDGES AND AGREES THAT (I) LANDLORD MAKES NO REPRESENTATION OR WARRANTY UNDER THIS PARAGRAPH 13 WITH RESPECT TO ANY INDIVIDUAL SHAREHOLDERS OR OTHER INDIVIDUAL OWNERS WHO OWN ANY DIRECT OR INDIRECT INTERESTS IN LANDLORD, AND (II) LANDLORD MAKES NO INDEMNIFICATION UNDER THIS PARAGRAPH 13 WITH RESPECT TO ANY SUCH INDIVIDUAL SHAREHOLDERS OR OWNERS WHO OWN ANY DIRECT OR INDIRECT INTERESTS IN LANDLORD.

14.           Use of 20th Floor Core Space. Tenant shall have the right to use, for storage purposes only, a certain area located in the core area on the 20th floor as outlined on Exhibit B hereto (the “20th Floor Core Space”), all upon the terms and conditions of this Paragraph 14. It is acknowledged that the 20th Floor Core Space is located in an area external to the Additional Premises, and that Tenant's rights to use such space shall be as a license only, and shall be subject to termination by Landlord as provided below in this Paragraph 14. Except as provided in this Paragraph 14, Tenant's rights and obligations pertaining to the 20th Floor Core Space (including, without limitation, all maintenance, repair, insurance, indemnification and other obligations under the Lease) shall be the same as applicable to the Additional Premises, except that Tenant shall have no obligation to pay any Rent relative to such 20th Floor Core Space, nor shall Landlord have any obligation to furnish any cleaning or other base building services thereto. Tenant shall have the right to utilize the 20th Floor Core Space solely for storage of materials and other items, provided that such right to use the 20th Floor Core Space for storage shall be solely at Tenant's risk as to any materials or other items stored therein, and shall not impose any obligation upon Landlord to provide any finishes or other installations or improvements therein, or to give any allowance or concessions to Tenant relative thereto, and Landlord's sole obligation with respect to such 20th Floor Core Space shall consist of delivery of such space to Tenant in its as-is condition on the Turnover Date hereunder. Tenant shall have the right to install walls or other installations or alterations (the “20th Floor Core Space Alterations”) at the 20th Floor Core Space in order to allow the 20th Floor Core Space to be better separated from other surrounding space, and thereby more secure for storage of items therein, all so long as such 20th Floor Core Space Alterations will not, in Landlord's reasonably exercised judgment, adversely affect, in any manner, Landlord's mechanical design/installations

11

in the surrounding areas or elsewhere at the Building nor otherwise adversely affect, in any manner, usage of, or access to, the surrounding areas for Landlord's installation, maintenance, repair or operation of the Building's core or any other mechanical systems or equipment, nor otherwise adversely affect, in any manner, any other Building systems or operations. All such 20th Floor Core Space Alterations shall be subject to Landlord's prior approval thereof, including Landlord's prior approval of plans and specifications therefor. Any 20th Floor Core Space Alterations shall be performed at Tenant's sole cost and expense in accordance with the provisions of Paragraph 3(c) above (if part of the Tenant Work) and Article Nine of the Original Lease (provided, however, that Tenant shall not be entitled to any Allowance or Space Plan Allowance proceeds relative to the 20th Floor Core Space). It is expressly understood and agreed that Landlord shall not use the 20th floor as an elevator transfer floor without Tenant's prior written approval (which approval may be given or withheld in Tenant's sole and absolute discretion). Landlord shall have the right, at any time, to terminate all of Tenant's license rights to use the 20th Floor Core Space under this Paragraph 14, if Tenant so approves, in writing, the use of the 20th floor as a transfer floor (which approval may be given or withheld in Tenant's sole and absolute discretion), and that Landlord thereby needs all or any portion of such 20th Floor Core Space for installation of additional elevator lobby/openings or other base building installations in connection therewith. Landlord's right to terminate Tenant's license rights relative to the 20th Floor Core Space, as provided in the preceding sentence, shall be exercised by Landlord giving written notice thereof to Tenant at any time during the term of the Lease, whereupon Tenant's rights to such 20th Floor Core Space (and Tenant's ongoing obligations under this Paragraph 14 relative to such 20th Floor Core Space) shall terminate effective on the 45th day following Landlord's delivery to Tenant of such termination notice. On or before the expiration or earlier termination of the term of the Lease (or on or before any earlier termination of Tenant's license rights relative to the 20th Floor Core Space as set forth in the preceding sentence), Tenant shall remove any and all 20th Floor Core Space Alterations and all items otherwise being stored by Tenant at the 20th Floor Core Space, and Tenant shall repair any damage caused to the Building as a result thereof, and shall restore the 20th Floor Core Space to its condition existing as of the Turnover Date (ordinary wear and tear excepted), all at Tenant's cost and expense (and with all such restoration and repair work otherwise being performed in accordance with the term of Article Nine of the Original Lease).

15.           Entire Agreement. The entire agreement of the parties with respect to the subject matter hereof is set forth in this Amendment, and in the Lease as amended hereby. No prior agreement or understanding with respect to the Lease or this Amendment shall be valid or of any force or effect.

16.           Offer to Lease. Submission of this Amendment for examination shall not constitute a reservation or option for the Additional Premises, or in any manner bind Landlord or Tenant, unless and until this Amendment is signed and delivered by both Landlord and Tenant; provided, however, that the execution and delivery of this Amendment by Tenant shall be deemed an offer to lease the Additional Premises and to enter into the other transactions contemplated hereby, which offer may not be revoked by Tenant for a period of ten (10) business days after delivery of such executed Amendment to Landlord (and then, only if Landlord has not theretofore executed and delivered a fully executed Amendment to Tenant).

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17.           Counterparts. This Amendment may be executed in multiple counterparts which, when taken together, shall constitute one and the same instrument.

18.           Representation Re: Mortgages. Landlord hereby represents and warrants to Tenant, as of the date hereof, that no mortgage, deed of trust or similar encumbrance securing any outstanding indebtedness exists which in any such case encumbers Landlord's fee interest in the Building as of the date of this Amendment.

19.           Parking. It is hereby acknowledged and agreed that, as a result of Tenant's leasing of the Additional Premises hereunder, Tenant shall be entitled to fifteen (15) additional Parking Privileges under Section 8 of the Rider attached to the Original Lease (i.e., being one such Parking Privilege per each 2,000 rentable square foot increment of the Additional Premises), upon occupancy of the Additional Premises, for the use of Tenant's employees and/or business invitees, all subject to the terms of said Section 8 relative to Tenant's Parking Privileges at the Building. Without limitation of the foregoing, it is understood and agreed that if Tenant fails to initially contract for or thereafter voluntarily reduces the number of its additional Parking Privileges being made available under this Paragraph 19, Tenant shall retain the right to contract for the maximum number of such additional spaces to which Tenant is entitled under this Paragraph 19 from time to time, on a first-come, first-served basis, all as otherwise provided in said Section 8 of the Rider to the Original Lease.

20.           Lease in Full Force and Effect. Except as amended hereby, all the terms and provisions of the Lease shall remain in full force and effect and are hereby ratified and confirmed. Without limitation of the foregoing, the terms of Section 26.8 of the Original Lease and of Section 17 of the Rider to the Original Lease shall apply to this Amendment and to the Lease, as modified hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment is executed by the parties as of the day and year first set forth above.

LANDLORD:		TENANT:

FSP 303 EAST WACKER DRIVE LLC, a		KPMG LLP, a Delaware limited
Delaware limited liability company		liability partnership

By:	FSP Property Management LLC., a	By: /s/ Christopher P. Gallo
	Massachusetts limited liability company, its asset manager	Name: CHRISTOPHER P. GALLO Its: PRINCIPAL IN CHARGE REAL ESTATE SERVICES

By: /s/ John F. Donahue
Name: John F. Donahue
Its: Vice President

14

EXHIBIT A

ADDITIONAL PREMISES

KPMG LLP

303 East Wacker

EXHIBIT A

Lease Premises

Approximately 30,402 RSF on the 20th floor.

Suite
2005
Hines
20th Floor

December 12, 2007

Page 5

A-1

EXHIBIT B

20TH FLOOR CORE SPACE

Wacker Drive
STORAGE AREA
Columbus Drive
Hines
303 East Wacker Drive
Chicago, Illinois
20th Floor
NORTH

A-2

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE ("Amendment") is made and entered into this 4th day of March, 2004, by and between 303 WACKER REALTY L.L.C., a Delaware limited liability company (hereinafter referred to as "Landlord"), and KPMG LLP, a Delaware limited liability partnership (hereinafter referred to as "Tenant").

R E C I T A L S:

A.           Landlord (as successor in interest to Metropolitan Life Insurance Company) and Tenant (as successor in interest to KPMG Peat Marwick LLP) are parties to that certain Office Lease dated August, 1997 ("Original Lease"), as amended by First Amendment dated as of December 4, 1997 (the "First Amendment") and by Second Amendment to Lease dated as of December 4, 1997 (the "Second Amendment") (such Original Lease, as so amended by the First Amendment and Second Amendment, as amended hereby and as amended from time to time, being collectively referred to herein as the "Lease"), demising premises (the "Premises") in the Building commonly known as 303 East Wacker Drive, Chicago, Illinois; and

B.           Landlord and Tenant desire to amend the Lease to, among other things, modify certain fixed expansion rights thereunder, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE. in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease in the following respects only and hereby agree as follows:

1.           Defined Terms. All capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Lease.

2.           Expansion Options. Section 7 of the Rider (said Rider, as amended from time to time, being referred to herein as the "Rider") to the Original Lease (entitled "Expansion Options"), as heretofore amended by Paragraph 6 of the First Amendment, is hereby further amended as follows:

(a)           Option No. 1C and Option No. 2, as set forth in Section 7(a) of said Rider, is hereby deleted, and the following is hereby substituted therefor:

Option No.	Location	Size of Option Space	Exercise Date	Delivery Date	Lease Exhibit

1C	12th floor	1. One-third (1/3) of floor	1/1/2005	1/1/2006-	F, G
	or			6/30/2007
20th floor

		2. One-third (1/3) of floor	4/1/2006	4/1/2007-	F, G
12/31/2008

		3. One-third (1/3) of floor	1/1/2008	1/1/2009-	F, G
6/30/2010

2	12th floor	One-third (1/3) of floor	1/1/2011	1/1/2012-	F, G
	or			6/30/2013
	20th floor			(provided that Tenant has exercised the First Renewal Option)

(b)           It is acknowledged that the exact size, location and timing of delivery of each Expansion Space shall be determined by Landlord in its sole discretion so long as the Expansion Space meets the parameters described in Section 7(a) of the Rider, all as otherwise provided in said Section 7 of the Rider. It is further agreed that, as used in said Section 7 of the Rider, the requisite size of the Expansion Space under Options Nos. 1C and 2 (i.e., being stated above as "One-third (1/3) of floor") may vary by plus or minus 10%, at Landlord's option, to accommodate configuration flexibility.

(c)           As additional clarification to the terms of subparagraph (h) of Section 11 of the Rider, the parties agree that if Tenant, pursuant to Section 11 of the Rider, exercises its right to lease any Refusal Space on the 12th or 20th floors of the Building (herein, the "Expansion Refusal Space") at any time after the Effective Date hereof and prior to the latest required Exercise Date for any fixed expansion option under Section 7 of the Rider (as such latest required dates are set forth in Paragraph 2(a) above under the column heading "Exercise Date"), then, at Landlord's election, Landlord may deduct up to the entire such Rentable Area of any such Expansion Refusal Space so leased by Tenant under Section 11 of the Rider from the required size of the Expansion Space for the next succeeding fixed expansion option(s) under Section 7 of the Rider. To illustrate the foregoing, if Tenant exercises its "ROFR" under Section 11 of the Rider with respect to one-sixth (1/6th) of floor 12 following the Effective Date hereof and prior to January 1, 2005 (i.e., being the latest required Exercise Date for the first expansion option under Option No. 1C), then Landlord shall have the right to deduct an amount up to the Rentable Area of 1/6th of the 12th floor from the requisite size of the Expansion Space required under the first expansion option under Option No. 1C. As further illustration of the foregoing, if Tenant exercises its "ROFR" under Section 11 of the Rider with respect to one-half (1/2) of floor 20 at any time following January 1, 2005 and prior to April 1, 2006 (i.e., being the latest required Exercise Date for the second expansion option under

2

Option No. 1C), then Landlord shall have the right to deduct an amount up to the Rentable Area of 1/3rd of the 20th floor from the requisite size of the Expansion Space under the second expansion option under Option No. 1C, and up to an amount equal to the Rentable Area of 1/6th of the Rentable Area of the 20th floor from the requisite size of the Expansion Space under the third expansion option under Option No. 1C.

3.           Real Estate Brokers. Landlord and Tenant each represent and warrant to the other that such party making the representation has not dealt with any broker in connection with this Amendment.  Landlord and Tenant each agree to indemnify and hold the other harmless from all loss, damages, liabilities, claims, costs and expenses (including reasonable attorneys' fees) arising from any other claims or demands of any broker or brokers or finders with whom the indemnifying party dealt for any commission alleged to be due such broker, brokers or finders in connection with this Amendment.

4.           Present Status. Tenant certifies to Landlord that as of the execution and delivery of this Amendment by both Tenant and Landlord, Landlord is not in default under the Lease by reason of failure to perform any obligations thereunder. Such certificate is given to the actual knowledge of Tenant.

5.           Notice. Landlord's notice address as described in Article Twenty-Four of the Original Lease is hereby deleted and the following is substituted therefor:

Notices to Landlord shall be addressed to:

303 Wacker Realty L.L.C.
c/o Hines
303 East Wacker Drive
Chicago, Illinois 60601
Attention: Property Manager

with an additional copy to:

Hines Interests Limited Partnership
70 West Madison Street
Suite 440
Chicago, Illinois 60602
Attention: Thomas J. Danilek

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and to:

303 Wacker Realty L.L.C.
c/o J.P. Morgan Fleming Asset Management Inc.
522 Fifth Avenue
New York, New York 10036
Attention:   Mark Bonapace

6.           Entire Agreement.  The entire agreement of the parties with respect to the subject matter hereof is set forth in this Amendment and in the Lease as amended hereby. No prior agreement or understanding with respect to the Lease and this Amendment shall be valid or of any force or effect.

7.           Offer.  This Amendment shall not become effective until executed and delivered by both Landlord and Tenant.

8.           Counterparts.  This Amendment may be executed in multiple counterparts which, when taken together, shall constitute one and the same instrument.

9.           Lease in Full Force and Effect.  Except as amended hereby, all the terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and confirmed. Without limitation of the foregoing, Section 26.8 of the Original Lease shall apply to this Amendment and to the Lease, as amended hereby.

[Signature Page to Follow]

4

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

TENANT:	LANDLORD:

KPMG LLP, a Delaware limited liability	303 WACKER REALTY L.L.C., a Delaware limited
partnership	liability company

	By:	Hines Three Illinois Center Associates Limited
By: /s/ Kenneth J. Boland		Partnership,
Name: Kenneth J. Boland		its managing member
Title: Partner
National Director Real Estate Services		By:	Hines Three Illinois Center L.L.C., a general partner

			By:	Hines Interests Limited Partnership, a member

				By:	Hines Holdings, Inc., its general partner

By: /s/ Thomas J. Danilek
Name: Thomas J. Danilek
Title: Senior Vice President

5

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made as of the 4th day of December, 1997 by and between METROPOLICTAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord") and KPMG PEAT MARWICK, LLP, a Deleware limited liability partnership ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain lease dated as of August ____, 1997; as amended by that certain First Amendment dated as of November 21, 1997 (collectively, the "Lease"); and

WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual benefits to be derived, the parties hereby agree to amend the Lease and the Lease is hereby amended as follows:

1.           Additional Premises. The Additional Premises shall consist of 2,320 rentable square feet located on the 3rd floor of the building as further set forth on Exhibit A attached hereto and made a part hereof.

2.           Term. The Term for the Lease with respect to the Additional Premises shall commence as of December 15, 1997 (the "Commencement Date") and shall terminate six (6) months, fifteen (15) days thereafter on June 30, 1998 unless sooner terminated as provided for in the terms of the Lease (such period of time between December 15, 1997 and June 30, 1998 being hereinafter known as the "Additional Premises Term")

3.           Rent. As Rent under the Lease for the Additional Premises, Tenant shall pay Landlord the sum of $3,673.33 per month which amount includes a charge of $1.00 per square foot per year for electrical usage.

4.           Tenant Improvements. The Premises shall be delivered in an AS IS condition, free from any and all Hazardous material, and Landlord has no obligation to make any improvement to the Premises. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be responsible for the work and the costs necessary to construct a demising partition wall on the south side of the Additional Premises and Tenant shall, at its sole cost and expense, remove said demising partition wall within thirty (30) days after vacating the Additional Premises. Tenant shall be required to enter the Additional Premises through vacant space, not through the Expansion Space.

5.           Leasing Commission. Tenant represents that, except for Cushman & Wakefield State Street, Inc., Tenant has no dealt with any real estate broker, sales person, or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment, or showed the Additional Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the broker(s), if any, specified in this Section 5.

6.           Exculpation. Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability of Landlord with respect to this Amendment shall never exceed the amount of $3,000,000 and Tenant shall not be entitled to any judgment in excess of such amount.

7.           Survival of Lease Terms. All terms and conditions of the Lease, which do not in any way conflict with the terms and conditions of this Amendment, shall remain in full force and effect during the term of the Lease. Further, all defined terms shall have the same meaning as the Lease, except as changed or modified herein.

2

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Amendment to Lease by their duly authorized representatives as of the date and year first above written.

Landlord:

METROPOLITAN LIFE INSURANCE COMPANY
a New York corporation

By:       /s/ [Signature Illegible]
Its: Vice President
Date: 12/15/97

Tenant:

KPMG Peat Marwick LLP,
a Delaware limited liability partnership

By:       /s/ Joseph E. Heintz
Its: JOSEPH E. HEINTZ
Date: CHIEF FINANCIAL OFFICER

3

Cushman & Wakefied
312/938-2635

303 E. Wacker Drive

THREE ILLINOIS CENTER
CHICAGO, IL 60601

TheEnvironmentsGroup

A
B
C
D
E
F
G
H
J
5
4
3
2
1

DEMISING PLAN

2,320 RSF
Floor 3

Date: 11.20.97

FIRST AMENDMENT

THIS FIRST AMENDMENT is made as of the 4th day of December, 1997, between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and KPMG Peat Marwick LLP, a Delaware limited liability partnership ("Tenant").

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into a Lease dated as of August __, 1997 ("Lease"), pursuant to which Tenant leased 200,502 square feet on the 13th, 14th, 15th, 16th, 17th, 18th and 19th floors of the building located at 303 East Wacker Drive, Chicago, Illinois ("Building"); and

WHEREAS, Landlord and Tenant desire to enter into this First Amendment (hereinafter referred to as "Amendment") for the purpose of expanding the Premises.

NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency being hereby acknowledged, Landlord and Tenant agree as follows:

1.           Addition of Space. Commencing four (4) months after Landlord's delivery of possession of the Expansion Space (as hereinafter defined) to Tenant (the "Expansion Date"):

(a)           The space consisting of approximately 28,186 rentable square feet on the 22nd floor as shown on Exhibit J which is attached to the Lease ("Expansion Space") shall be added to and become part of the Initial Premises, subject to all of the terms and conditions of the Lease currently in effect, except as expressly modified herein.

(b)           The number "200,502" in Section 1.1(10) of the Lease is hereby deleted and the number "228,688" is substituted therefor.

(c)           The percentage "26.0348%" in Section 1.1(13) of the Lease is hereby deleted and the percentage "29.6947%" is substituted therefor.

2.           Term. The Expiration Date of the Lease with respect to the Expansion Space shall be August 31, 2012 (i.e., coterminous with the remainder of the Premises).

3.           Base Rent; Rent Adjustments. Commencing on the Expansion Date, Monthly Base Rent shall be due and owing from Tenant for the Expansion Space at the applicable rates per square foot set forth in Section 1.1(8) and shall be payable as set forth in Article 3 of the Lease. In addition, on the Expansion Date, Tenant shall commence paying all

Rent Adjustments in accordance with the increase in the size of the Premises and Tenant's Share as set forth in Section l(c) above.

4.	Possession of Expansion Space.

(a)            Tenant is currently in possession of the Expansion Space pursuant to the Existing Lease and agrees ( subject to Landlord's completion of its obligations with respect to floor leveling and the installing of sprinklers in the Expansion Space as hereinafter set forth) to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Tenant shall complete its demolition work in the Expansion Space within thirty (30) days after Tenant moves all or substantially all of its operations from the Existing Premises to the Initial Premises under this Lease, which move shall occur no later than January 31, 1999. After completion of the demolition Tenant shall surrender possession of the Expansion Space to Landlord for the purpose of performing the floor leveling work. Prior to re-delivery of possession of the Expansion Space to Tenant for purpose of determining the Expansion Date as set forth in Section 1, Landlord shall complete, as Landlord's Work, all floor leveling in the Expansion Space in accordance with the standards for such floor leveling set forth in Section 8 of Attachment 1 to Exhibit B of the Lease. No other Landlord's Work shall be done by Landlord except for the installation of sprinklers in accordance with the standards for sprinklers set forth in Section 9 of Attachment 1 to Exhibit B of the Lease; such sprinkler work shall be performed by Landlord concurrently with any Tenant Alterations being performed by Tenant in the Expansion Space. Both parties agree that they and their contractors shall cooperate reasonably and in good faith with one another so that the performance by either party of its work does not materially impair or delay the performance by the other party of its work. Landlord shall re-deliver possession of the Expansion Space to Tenant for the purpose of determining the Expansion Date no later than sixty (60) days after Tenant completes its demolition work within the Expansion Space (the "Delivery Date") such that Landlord can perform the floor leveling work.

(b)            If Landlord does not complete its floor leveling until after the Delivery Date, then such Landlord delay shall, on a day-for-day basis for each day after the Delivery Date that Landlord has not completed the floor leveling, be applied to reduce the period of any Tenant Delay; and if there are no Tenant Delays or if such Landlord delay exceeds the total of all Tenant Delays, then such Landlord delay (if there are no Tenant Delays) or the number of days by which the Landlord delay exceeds the total of all Tenant Delays shall, on a day-for-day basis, delay the January 31, 1999 date set forth in Section 15 of the Rider to the Lease. Any such delay by Landlord shall not subject Landlord to any liability for any loss or damage resulting therefrom, and Tenant's sole remedy with respect thereto shall as set forth in the preceding sentence.

(c)           Tenant shall be subject, with respect to the Expansion Space, to all of the terms, covenants and conditions of the Lease (except for the payment of Monthly Base Rent and Tenant's Share of Operating Expenses and Taxes) during all periods prior to the Expansion Date that Tenant is in possession of the Expansion Space.

5.           Tenant Alterations; 22nd Floor Allowance.

(a)           Tenant shall, at its expense (subject to the 22nd Floor Allowance set forth in Subsection 5(b) below), cause the Expansion Space to be improved for Tenant's use (the "Tenant Alterations"). In addition to such improvements as Tenant shall wish to perform, the Tenant Alterations shall include the closing of the stairwell between the 22nd and 23rd floors.

(b)           Landlord, provided no Default under the Lease has occurred which remains uncured, hereby grants Tenant an allowance (the "22nd Floor Allowance") in an amount equal to $35.00 multiplied by a fraction, the numerator of which is the number of months that Tenant leases such Expansion Space during the Initial Term (e.g., the number of months starting with the month in which the Expansion Date occurs) and the denominator of which is 180. In the event of any Landlord delay in completion of the floor leveling as set forth in Section 4 above, the numerator of the preceding fraction shall be the number of months that Tenant would have leased the Expansion Space if there had been no Landlord delay (i.e., the number of months starting with the month in which the Expansion Date would have occurred if there had been no Landlord delay).

(c)           Except to the extent inconsistent with the terms of this Amendment, the Landlord's Work and Tenant Alterations shall be performed in accordance with the provisions of Exhibit B, including, without limitation, those provisions relating to Landlord's right to approve Tenant's plans and specifications and the disbursement of the 22nd Floor Allowance.

6.           Other Options. Option 3 as set forth in Section 7 ("Expansion Options") of the Rider to the Lease is hereby deemed to be deleted from the Lease and shall be of no further force and effect. Section 11 ("Right of First Refusal") of the Rider to the Lease is hereby amended to provide that Tenant shall have rights of first offer/refusal as set forth therein on any or all space in the mid-rise elevator bank and on floors 21 and 23, but not on floors 22 or 24.

7.           Brokers. Landlord and Tenant each represent that no brokers, agents or other persons other than Cushman & Wakefield State Street, Inc. an Illinois corporation, as representative for Landlord, and LaSalle Partners, as representative for Tenant, were involved in the negotiation of this Amendment. Tenant indemnifies and holds Landlord and its agents and employees harmless from all claims of any brokers in connection with this Amendment claiming through or under Tenant and Landlord indemnifies and holds Tenant and its agents and employees harmless from all claims of any broker in connection with this Amendment claiming through or under Landlord.

8.            Entire Agreement; Amendment. This Amendment sets forth the entire agreement of the parties with respect to this subject matter hereof and no representations, promises or inducements have been made by the parties hereto other than as appear in this Amendment. This Amendment may not be amended except in writing signed by the parties hereto.

9.            No Offer. This Amendment shall not be binding until executed and delivered by both parties hereto.

10.           Terms of Lease. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. The capitalized terms used in this Amendment shall have the same definitions as set forth in the applicable Lease, to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

11.           Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

LANDLORD
303 WACKER REALTY L.L.C.

	BY:	Hines Three Illinois Center Associates
Limited Partnership, its managing member
ATTEST:	BY:	Hines Three Illinois Center L.L.C.,
its general partner
	BY:	Hines Interests Limited Partnership,
a member
By /s/ Thomas J. Danilek	BY:	Hines Holdings, Inc., its general partner
Its Vice President
BY: /s/ C. Kevin Shannahan
Name: C. Kevin Shannahan
Title: Executive Vice President
TENANT

KPMG Peat Marwick LLP, a Delaware
limited liability partnership
ATTEST:

By /s/ Kenneth J. Boland	By	/s/ Joseph E. Heintz
Its	Its	CHIEF FINANCIAL OFFICER

OFFICE LEASE

BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

A NEW YORK CORPORATION (LANDLORD)

AND

KPMG PEAT MARWICK LLP, A DELAWARE

LIMITED LIABILITY PARTNERSHIP (TENANT)

200,502 SQUARE FEET ON THE 13TH, 14TH, 15TH,
16TH, 17TH, 18TH, 19TH AND 21ST OR 22ND (IF APPLICABLE) FLOORS (PREMISES)

DATED: AUGUST __, 1997

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ARTICLE TEN -- ASSIGNMENT AND SUBLETTING	30
10.1 ASSIGNMENT AND SUBLETTING	30
10.2 RECAPTURE	33
10.3 EXCESS RENT	33
10.4 TENANT LIABILITY	35
10.5 ASSUMPTION AND ATTORNMENT	35
10.6 TRANSFERABILITY OF RIGHTS	35

ARTICLE ELEVEN -- DEFAULT AND REMEDIES	35
11.1 EVENTS OF DEFAULT	36
11.2 LANDLORD'S REMEDIES	36
11.3 ATTORNEY'S FEES	38
11.4 BANKRUPTCY	38
11.5 DEFAULT BY LANDLORD; TENANT’S REMEDIES	39

ARTICLE TWELVE -- SURRENDER OF PREMISES	40
12.1 IN GENERAL	40
12.2 LANDLORD’S RIGHTS	41

ARTICLE THIRTEEN -- HOLDING OVER	41

ARTICLE FOURTEEN -- DAMAGE BY FIRE OR OTHER CASUALTY	41
14.1 UNTENANTABILITY	41
14.2 DAMAGE WITHOUT UNTENANTABILITY	43
14.3 RENT ABATEMENT	44

ARTICLE FIFTEEN -- EMINENT DOMAIN	44
15.1 TAKING OF WHOLE OR SUBSTANTIAL PART	44
15.2 TAKING OF PART	44
15.3 COMPENSATION	45

ARTICLE SIXTEEN -- INSURANCE	45
16.1 TENANT’S INSURANCE	45
16.2 FORM OF POLICIES	46
16.3 LANDLORD’S INSURANCE	46
16.4 WAIVER OF SUBROGATION	47
16.5 NOTICE OF CASUALTY	48

ARTICLE SEVENTEEN -- WAIVER OF CLAIMS AND INDEMNITY	48
17.1 WAIVER OF CLAIMS	48
17.2 INDEMNITY BY TENANT	48

ARTICLE EIGHTEEN -- RULES AND REGULATIONS	49
18.1 RULES	49

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18.2 ENFORCEMENT	49

ARTICLE NINETEEN -- LANDLORD'S RESERVED RIGHTS	49

ARTICLE TWENTY -- ESTOPPEL CERTIFICATE	50
20.1 IN GENERAL	50
20.2 ENFORCEMENT	51

ARTICLE TWENTY-ONE -- INTENTIONALLY OMITTED	51

ARTICLE TWENTY-TWO -- REAL ESTATE BROKERS	51

ARTICLE TWENTY-THREE -- MORTGAGEE PROTECTION	52
23.1 SUBORDINATION AND ATTORNMENT	52
23.2 MORTGAGEE PROTECTION	53

ARTICLE TWENTY-FOUR -- NOTICES	53

ARTICLE TWENTY-FIVE -- INTENTIONALLY OMITTED	55

ARTICLE TWENTY-SIX -- MISCELLANEOUS	55
26.1 LATE CHARGES	55
26.2 WAIVER OF JURY TRIAL	55
26.3 INTENTIONALLY OMITTED	55
26.4 OPTION	55
26.5 AUTHORITY	55
26.6 ENTIRE AGREEMENT	56
26.7 INTENTIONALLY OMITTED	56
26.8 EXCULPATION	56
26.9 ACCORD AND SATISFACTION	56
26.10 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING	56
26.11 BINDING EFFECT	57
26.12 CAPTIONS	57
26.13 APPLICABLE LAW	57
26.14 ABANDONMENT	57
26.15 LANDLORD'S RIGHT TO PERFORM TENANT’S DUTIES	57
26.16 COUNTERPARTS	58
26.17 RIDERS	58

EXHIBIT A	PLAN OF PREMISES
EXHIBIT B	WORKLETTER AGREEMENT
EXHIBIT C	SYSTEMS SPECIFICATIONS
EXHIBIT D	RULES AND REGULATIONS
EXHIBIT E	CLEANING SPECIFICATIONS

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EXHIBIT F	12TH FLOOR EXPANSION SPACE
EXHIBIT G	20TH FLOOR EXPANSION SPACE
EXHIBIT H	21ST FLOOR EXPANSION SPACE
EXHIBIT I	FORM OF NON-DISTURBANCE AGREEMENT
EXHIBIT J	22ND FLOOR EXPANSION SPACE
EXHIBIT K	DISCHARGE OF MEMORANDUM OF LEASE
RIDER	OTHER PROVISIONS

-iv-

INDEX OF DEFINED TERMS

ADA	23
Adjustment Year	3
Advice (Rider)	15
Affiliate	3
Base Building Work (Exhibit B)	1
Building	3
C&W	50
Change Order (Exhibit B)	5
Commencement Date	3
Common Areas	3
Control	31
Costs of the Tenant Work (Exhibit B)	1
CPI (Rider)	10
CPI Escalation Amount (Rider)	10
Decoration	4
Default	35
Default Rate	4
Delivery Date	12
Demising Work	4
Early Termination Date (Rider)	13
Electing Party	37
Engineering Drawings (Exhibit B)	3
Environmental Laws	4
Excess Rent	33
Excess Rent Sharing Space	33
Existing Improvements	39
Existing Lease (Rider)	1
Existing Premises (Rider)	1
Expansion Notice (Rider)	7
Expansion Option (Rider)	6
Expansion Space (Rider)	6
Expiration Date	4
First Extension (Rider)	4
First Party	37
First Reduction Notice (Rider)	11
First Reduction Option (Rider)	11
First Renewal Notice (Rider)	4
First Renewal Option (Rider)	4
Force Majeure	4
Hazardous Material	4

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Improvement Allowance (Exhibit B)	2
Indemnities	5
Initial Premises	13
Initial Term	1
Land	5
Landlord	1
Landlord Delay	5
Landlord Work	5
Landlord Work (Exhibit B)	1
Landlord’s Notice	40
Landlord’s Statement	15
LaSalle	50
Laws	5
Lease	5
Lease Year	5
Low-rise Refusal Space (Rider)	14
Marketable Unit	30
Mid/High-rise Refusal Space (Rider)	14
Monthly Base Rent	5
Mortgagee	5
National Holidays	5
Needham (Rider)	1
Needham Lease (Rider)	1
Needham Space (Rider)	1
New Storage Space (Rider)	3
Notice of Exercise (Rider)	15
Operating Expenses	5
Operator (Rider)	9
Option Amendment (Rider)	18
Parking Privileges (Rider)	9
Plans (Rider)	21
Premises	9
Prevailing Market (Rider)	4
Property	10
Prospect (Rider)	15
Prospect Terms (Rider)	15
Real Property	10
Recapture	32
Recapture Notice	32
Recapture Space	32
Refusal Space (Rider)	14
Reletting Expenses	36
Rent	10

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Rent Adjustment	10
Rent Adjustment Deposit	10
Rentable Area of the Building	10
Rentable Area of the Premises	10
ROFR (Rider)	14
Second Expiration Date (Rider)	4
Second Extension (Rider)	4
Second Party	37
Second Reduction Notice (Rider)	12
Second Reduction Option (Rider)	11
Second Renewal Notice (Rider)	4
Second Renewal Option (Rider)	4
Security Deposit	10
Space Plan (Exhibit B)	10
Statement	15
Storage Space (Rider)	2
Substantially Complete	10
Substantially Untenantable	43
System (Rider)	21
Taxes	10
Tenant	1
Tenant Additions	11
Tenant Alterations	11
Tenant Delay	11
Tenant Electric (Attachment 1)	1
Tenant Work	12
Tenant Work (Exhibit B)	1
Tenant’s Notice	29
Tenant’s Share	12
Term	12
Termination Date	12
Termination Notice (Rider)	13
Termination Option (Rider)	13
Untenantable	41
Use	3
Work (Exhibit B)	1
Working Drawings (Exhibit B)	10
Workletter	12

-iii-

OFFICE LEASE

ARTICLE ONE
BASIC LEASE PROVISIONS

1.1           BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	BUILDING AND ADDRESS:

303 East Wacker Drive
Chicago, Illinois 60601

(2)	LANDLORD AND ADDRESS:

METROPOLITAN LIFE INSURANCE COMPANY, a
New York corporation
c/o Cushman & Wakefield State Street, Inc.
303 East Wacker Drive - Suite 1031
Chicago, Illinois 60601

(3)	TENANT AND CURRENT ADDRESS:

KPMG Peat Marwick LLP, a Delaware limited liability partnership
303 East Wacker Drive
Chicago, Illinois 60601

The term "Tenant" as used in this Lease shall mean the above-named entity and its successors by merger, consolidation or otherwise, excluding assignees.

(4)        DATE OF LEASE: August __, 1997

(5)        INITIAL TERM: Fifteen (15) years

(6)        COMMENCEMENT DATE: September 1, 1997

(7)        EXPIRATION DATE: August 31, 2012

(8)        MONTHLY BASE RENT (subject to Section 2.4 and Section 2 of Rider):

Period	Monthly	Annually	Rate/SF

First Lease Year	$183,793.50	$2,205,522.00	$11.00

Second Lease Year	$187,928.85	$2,255,146.25	$11.25

Third Lease Year	$192,157.25	$2,305,887.04	$11.50

Fourth Lease Year	$196,480.79	$2,357,769.49	$11.76

Fifth Lease Year	$200,901.61	$2,410,819.31	$12.02

Sixth Lease Year	$205,421.90	$2,465,062.74	$12.29

Seventh Lease Year	$210,043.89	$2,520,526.65	$12.57

Eighth Lease Year	$214,769.88	$2,577,238.50	$12.85

Ninth Lease Year	$219,602.20	$2,635,226.37	$13.14

Tenth Lease Year	$224,543.25	$2,694,518.96	$13.44

Eleventh Lease Year	$229,595.47	$2,755,145.64	$13.74

Twelfth Lease Year	$234,761.37	$2,817,136.42	$14.05

Thirteenth Lease Year	$240,043.50	$2,880,521.99	$14.37

Fourteenth Lease Year	$245,444.48	$2,945,333.73	$14.69

Fifteenth Lease Year	$250,966.98	$3,011,603.74	$15.02

(9)         RENTABLE AREA OF THE BUILDING: 770,130 square feet

(10)        RENTABLE AREA OF THE PREMISES: 200,502 square feet, subject to Section 2.4

(11)        SECURITY DEPOSIT: None

(12)        SUITE NUMBER OF PREMISES: Suites 1300, 1400, 1500, 1600, 1700, 1800, 1900 and (if applicable pursuant to Section 2.4) 2100 or 2200

(13)        TENANT’S SHARE: 26.0348%, subject to Section 2.4

(14)         USE OF PREMISES: General office and/or professional business use and any uses incidental thereto, including, but not limited to, a cafeteria, training rooms for employees' and clients' use, computer room, vending areas and other such incidental uses.

1.2           ENUMERATION OF EXHIBITS

The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A	Plan of Premises
EXHIBIT B	Workletter Agreement
EXHIBIT C	Systems Specifications
EXHIBIT D	Rules and Regulations
EXHIBIT E	Cleaning Specifications
EXHIBIT F	12th Floor Expansion Space
EXHIBIT G	20th Floor Expansion Space
EXHIBIT H	21st Floor Expansion Space
EXHIBIT I	Form of Non-Disturbance Agreement
EXHIBIT J	22nd Floor Expansion Space
EXHIBIT K	Discharge of Memorandum of Lease
RIDER	Other Provisions

1.3           DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

(1)           AFFILIATE: Any corporation or other business entity which is owned or controlled by, owns or controls, or is under common ownership or control with Tenant, or into which Tenant is merged, consolidated or reorganized or to which all or substantially all of Tenant's assets are sold.

(2)           ADJUSTMENT YEAR: Each calendar year any portion of which falls within the Term of this Lease.

(3)           BUILDING: The office building located at 303 East Wacker Drive, Chicago, Illinois. The Building's low-rise floors are floors 1 through 11, the mid-rise floors are floors 12 through 20 and the high-rise floors are floors 21 and higher.

(4)           COMMENCEMENT DATE: The date specified in Section 1.1(6) as the Commencement Date.

(5)           COMMON AREAS: All areas of the Real Property made available by Landlord for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time, provided that any such changes to the Common Areas made by Landlord during the Term shall be of a nature that the Common Areas remain comparable to the common areas of other comparable highrise office buildings in downtown Chicago.

(6)           DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including, without limitation, its electrical, mechanical, plumbing and security and life/safety systems.

(7)           DEFAULT RATE: Two percent (2%) above the rate announced by American National Bank and Trust Company of Chicago as its corporate base lending rate, from time to time, but in no event higher than the maximum rate permitted by law.

(7A)           DEMISING WORK: Work required to separate a portion of the Premises from adjacent space, including the following: (i) installation of new building standard entry door; (ii) construction of new demising walls and reworking of acoustical ceiling at the demising wall; (iii) proper demising and distributing of all HVAC (including base board heat ), security and sprinkler systems as required because of the new demising wall, and preparation of test and balance report; (iv) proper demising of all electrical/computer/telephone components, including installation of a new electrical meter and panel, installation of new telephone (homerun) conduit to telephone closet and installation of necessary light fixtures along new demising wall; (v) proper demising, or removal, as applicable, of all security equipment and specialized HVAC equipment installed by Tenant and proper demising (but not removal) of all telephone/computer and cabling equipment installed by Tenant; and (vi) installation of any required multi-tenant corridors.

(8)           ENVIRONMENTAL LAWS: Any Law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

(9)           EXPIRATION DATE: The date specified in Section 1.1(7) unless changed by operation of Sections 6 or 10 of the Rider.

(10)           FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord or Tenant, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

(11)           HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.

(12)           INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, directors, officers, agents and employees.

(13)           LAND: The parcels of real estate on which the Building is located.

(14)           LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, specifically described in the Workletter attached hereto as Exhibit B.

(14A)        LANDLORD DELAY: Any event or occurrence which delays the completion of the Tenant Work which is caused by or is described as follows:

(a)           Landlord's delay beyond the applicable deadlines set forth in Exhibit B in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise; or

(b)           the performance or completion by Landlord or any person engaged by Landlord of any work in or about the Premises.

(15)           LAWS: All laws, ordinances, rules, regulations and other requirements adopted by any governmental body, or agency or department having jurisdiction over the Property, the Premises or Tenant's activities at the Premises. The term "Laws" shall include Environmental Laws.

(16)           LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

(17)           LEASE YEAR: The twelve month period beginning on the Commencement Date, and each subsequent twelve month, or shorter, period until the Expiration Date.

(18)           MONTHLY BASE RENT: The monthly rent specified in Section 1.1(8)

(19)           MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

(20)           NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other national holidays from time to time recognized by a majority of first-class office buildings in downtown Chicago. As of the date of this Lease, the Building recognizes no holidays other than the ones specifically named above.

(21)           OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay (provided that

Landlord does, in fact, pay the same, although such payment need not be made in the year accrued so long as it is made in either the year prior to or the year after the year in which the cost of such payment is accrued and so long the allocation of such payments is done on a reasonable and consistent basis) in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including the amortized portion of any capital expenditure or improvement permitted hereunder, together with interest thereon), determined in accordance with reasonable accounting practices, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall include all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally, and costs of compliance with Environmental Laws (subject to the limitations hereinafter set forth in subsection (ee) below). Operating Expenses shall not include:

(a)           costs of or work allowances given for alterations of the premises of tenants of the Building, and the costs of preparing, improving or altering space or performing work or other tenant concessions for any existing, new or renewal tenant including but not limited to any fees for construction, architecture or design;

(b)           costs of capital improvements to the Building or costs related to the installation (but not maintenance or repair) of sprinklers and the removal of asbestos. However, except for sprinkler installation or asbestos removal, there may be included in the Operating Expenses: (i) the amortized portions of capital improvements installed for the purpose of reducing or controlling Operating Expenses (but then only to the extent of any annual cost savings resulting therefrom); (ii) the cost of compliance with applicable Laws enacted subsequent to the date of this Lease or resulting from changes in or different interpretations of Laws (if such different interpretations result from the issuance of new regulations or court decisions), including the ADA (as defined in Section 7.1(3)) which changes or different interpretations arise after the date of this Lease; and (iii) the cost of compliance with Environmental Laws for other than asbestos removal (amortization of same to be subject to the limitation set forth in subsection (ee) below). Without limiting the generality of the foregoing, upgrades or modifications to the Building's chillers to replace existing refrigerants will be deemed to be capital improvements and the cost thereof may be passed through to Tenant up to the amount of the reduction in Operating Expenses resulting from such improvements;

(c)           depreciation charges;

(d)           interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above);

(e)           ground rental payments;

(f)           real estate brokerage and leasing commissions;

(g)           advertising and marketing expenses;

(h)           costs of Landlord reimbursed by insurance proceeds;

(i)           expenses (including legal fees) incurred in negotiating leases of other tenants in the Building or enforcing lease obligations of other tenants in the Building or costs of defense or other expenses and costs arising from the negligent acts or omissions or wilful misconduct of Landlord, its agents, employees or contractors or from defending claims alleging Landlord's breach of any lease;

(j)           Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses;

(k)           costs of curing violations of Laws if such violations are in existence as of the date of this Lease;

(l)           compensation paid to officers or executives of Landlord above the level of Building Manager;

(m)           the cost of repairs incurred by reason of fire or other casualty or condemnation to the extent that (i) Landlord is compensated therefor through proceeds of insurance (provided, however, that Landlord's reasonable cost of adjustment shall not be excluded from Operating Expenses) or condemnation awards; (ii) Landlord failed to obtain insurance against such fire or casualty, if insurance was required under the provisions of this Lease; or (iii) Landlord is not fully compensated therefor due to the coinsurance provisions of its insurance policies on account of Landlord's failure to obtain a sufficient amount of coverage against such risk or such costs are in excess of any commercially reasonable deductible; or (iv) Landlord is not fully compensated by any condemnation award;

(n)           overtime HVAC costs or electricity costs;

(o)           the cost of performing additional services for tenants to the extent that such service exceeds that provided by Landlord to Tenant without charge hereunder,

(p)           "takeover expenses" (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building);

(q)           any amounts payable which constitute a fine, interest, or penalty for any late payments of Operating Expenses;

(r)           any cost representing an amount paid for services or materials to a related person, firm, or entity (i.e., a person, firm or entity affiliated with Landlord or Landlord's managing agent) to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or entity;

(s)           expenses attributable to the parking garage (except for costs of repairs such as re-surfacing) or to storage space;

(t)           the operating costs incurred by Landlord relative to any specialty service (such as a health club or any portion of the Building being used as a hotel) in the Building; or any other non-office space in the Building, excluding Common Areas, telephone rooms, mechanical and equipment rooms, HVAC equipment, the roof and any other portions of the Building which are not public areas but which are related to the operation of the entire Building;

(u)           that portion (if any) of management fees paid by Landlord to its managing agent which exceeds commercially reasonable and competitive management fees for comparable commercial office buildings in downtown Chicago;

(v)           Taxes;

(w) costs of correcting construction or design defects in the Premises or Building, except to the extent caused by any Tenant Additions (as hereinafter defined);

(x)           that portion of any costs or expenses relating to both the Building and to other buildings or properties owned by Landlord, which is properly allocable or attributable to such other buildings or properties;

(y)           costs incurred due to the violation by Landlord or any tenant of the terms and conditions of any lease pertaining to the Building;

(z)           rentals and other related expenses, if any, incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of capital nature, except to the extent that the costs of such items would have been includible in Operating Expenses if such items had been purchased,

(aa)           space planning costs for tenant spaces;

(bb)           costs with respect to a sale, financing or refinancing of the Building;

(cc)           bad debts loss, rent loss or reserves for bad debt or rent loss (excluding rent loss insurance premiums);

(dd)           lamp, bulbs, ballasts and starters in tenant areas;

(ee)           cost of compliance with Environmental Laws: (i) to the extent that such Hazardous Materials exist as of the date hereof (and, under the Environmental Laws in effect as of the date hereof, are included in the definition of Hazardous Materials) or (ii) in excess of $50,000 per year, provided that costs not included in any Adjustment Year because of this limitation may be included in subsequent Adjustment Years, subject to this limitation; and

(ff)           cost of compliance with Laws applicable to or resulting from the specific manner of use of a particular tenant;

(gg)           costs of structural repairs with respect to any of the following: soil conditions, footings, columns, foundations, any portion of the steel structure of the Building, load-bearing walls and vertical and horizontal supports;

(hh)           costs not directly attributable to the ownership, management, operation, maintenance, replacement and repair of the Property; and

(ii)           expenses which under reasonable accounting practices, consistently applied, would not be includible in Operating Expenses as defined herein.

If any Operating Expense, though paid in one year, relates to more than one calendar year, such expense shall be appropriately allocated among such related calendar years. Landlord shall manage, operate and maintain the Premises in a manner consistent with other first-class office buildings of comparable age in downtown Chicago in accordance with all applicable Laws and as is otherwise commercially reasonable. Amortization of capital improvements includible within Operating Expenses shall be determined by the item's useful life as reasonably determined by Landlord.

(22)           PREMISES: The space located in the Building described in Section 1.1(10) and depicted on Exhibit A attached hereto, subject to expansion or reduction pursuant to the provisions of this Lease.

(23)           PROPERTY: The Building, the Land, any other improvements located on the Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with and of the foregoing, excluding any property owned by Tenant.

(24)           REAL PROPERTY: The Property excluding any personal property.

(25)           RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

(26)           RENTABLE AREA OF THE BUILDING: 770,130 square feet, which represents the sum of the rentable area of all office space in Building.

(27)           RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.1(10), subject to adjustment pursuant to the provisions of this Lease.

(28)           RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

(29)           RENT ADJUSTMENT DEPOSIT: An amount equal to the Rent Adjustments attributable to each month within the latest Adjustment Year as reasonably estimated by Landlord from time to time.

(30)           SECURITY DEPOSIT: Intentionally omitted.

(31)           SUBSTANTIALLY COMPLETE: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done and which do not materially interfere with Tenant's ability to conduct its business in the Premises.

(32)           TAXES: Subject to the following sentence, all federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which are paid with respect to the Property during any Adjustment Year because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith. For purposes hereof, Taxes for any Adjustment Year shall be Taxes which come due and payable during such Adjustment Year, whether or not such taxes were assessed with respect to a prior calendar year. There shall be included in Taxes for any Adjustment Year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such Adjustment Year in seeking or obtaining any refund or reduction of Taxes. Landlord shall, upon Tenant's written request, and if the timing of Tenant's request so permits, in sufficient time to permit Tenant to have at least thirty (30) days prior to the filing deadline, advise Tenant in writing as to whether or not Landlord intends to contest Taxes required to be paid during any Adjustment Year. If Landlord advises Tenant that Landlord does not intend to contest such Taxes, Tenant shall have the right, by written notice to Landlord delivered within sixty (60) days after Landlord's receipt of the bill for the first installment of Taxes in any Adjustment Year, to require Landlord to contest such Taxes. If the costs of such contest (including, without limitation, reasonable attorneys' fees) exceed the reduction in Taxes obtained, then Tenant shall pay such excess costs to Landlord within thirty (30) days after Landlord's written request therefor. Taxes for any Adjustment Year shall be reduced by the net amount of any tax refund received by Landlord during such Adjustment Year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any Adjustment Year shall include only the installment of such assessment and any interest paid with respect thereto during such Adjustment Year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes, provided they are so included as a tax by a majority of the owners of first-class office buildings within downtown Chicago which pass through taxes to their tenants.

(33)           TENANT ADDITIONS: Collectively, Tenant Work, Landlord Work and Tenant Alterations.

(34)           TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (other than those done as part of Tenant Work or Landlord Work pursuant to the Workletter); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord's request pursuant to Section 6.1(2).

(35)           TENANT DELAY: Any event or occurrence, other than Force Majeure, which delays the Tenant's surrender of possession of the Existing Premises beyond January 31, 1999 (as set forth in Section 2 of the Rider) or delays the timely completion of the Landlord Work and which is caused by or is described as follows:

(a)           special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Workletter);

(b)           Tenant's delay beyond the applicable deadlines set forth in Exhibit B in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise,

(c)           failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant's expense; or

(d)           the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises.

(36)           TENANT WORK: All work installed or furnished to the Premises by Tenant pursuant to the Workletter.

(37)           TENANT’S SHARE: The percentage specified in Section 1.1(13) which represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, subject to modification in the event of the expansion or reduction of the size of the Premises pursuant to the provisions of this Lease.

(38)           TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date, but including any extensions or renewals of the Initial Term as defined in Section 1.1(5) above, unless sooner terminated as provided in this Lease.

(39)           TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates.

(40)           WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work attached hereto as Exhibit B.

ARTICLE TWO
PREMISES, TERM AND FAILURE TO GIVE POSSESSION

2.1           LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the conditions provided in this Lease. Landlord shall deliver possession of the Premises to Tenant on the Delivery Date (as defined in Section 2.3) in order for Tenant and its contractors to perform the Tenant Work as set forth in Exhibit B, and Tenant shall be subject to all of the terms, covenants and conditions of this Lease as of the date of such possession.

2.2           TERM

The Commencement and Expiration Dates shall be the dates set forth in Section 1.1(6) and Section 1.1(7), respectively.

2.3           FAILURE TO GIVE POSSESSION

Landlord shall deliver possession of the Premises to Tenant upon the vacating of the Needham Space by Needham after termination of the Needham Lease (the terms "Needham Lease," "Needham Space" and "Needham" having the meanings set forth in Section 1 of the Rider); provided, however, that Landlord shall use reasonable efforts to deliver possession of the Premises to Tenant no later than January 15, 1998 (the "Delivery Date"). If the Landlord shall be unable to give possession of the Premises on the Delivery Date for any reason, Landlord shall not be subject to any liability for such failure; nor shall the Commencement or Expiration Dates of this Lease be delayed. No such failure to give possession on the Delivery Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. It is understood and agreed that the Landlord Work need not be Substantially Complete on the Delivery Date.

2.4           AREA OF PREMISES

It is understood and agreed that the rentable square footage set forth in Section 1.1(10) of this Lease is an approximate number and may be adjusted by Tenant prior to the start of the Tenant Work and Landlord Work as follows: downward by up to 10,000 rentable square feet on the 13th or 19th floors, or upward by up to one (1) full floor, such floor to be the 21st floor, unless Christie's International Catering Co., Ltd. has made a commitment by November 1, 1997 to lease the 21st floor from Landlord, in which case such upward adjustment shall be the 22nd floor; subject, in any case, to Landlord's reasonable approval of the proposed shape of the Premises and provided that any remaining space not part of the Premises on any floor where Tenant does not occupy the entire floor shall be a Marketable Unit as defined in Section 10.1. Tenant shall give Landlord a preliminary Space Plan (as defined in Section 3 of Exhibit B) containing a preliminary estimate of its space requirement no later than October 15, 1997. In all events Tenant shall establish its final requirement for the size and shape of the Premises in accordance with the preceding parameters and take all steps necessary so that a final Space Plan, reflected ceiling plan and partition plan have been approved by both Landlord and Tenant no later than December 5, 1997, and any delay in doing so shall constitute a Tenant Delay. All terms and provisions of the Lease dependent on or related to the size of the Premises (including, without limitation, Base Rent, Rent Adjustments and Rent Adjustment Deposits, Tenant's Share and the Improvement Allowance) shall be adjusted as of January 1, 1998 to reflect the final size of the Premises and demising plans for Tenant's Premises on the 13th and 19th floors shall be substituted for the current pages for such floors in Exhibit A. Such adjustments to Rent and Tenant's Share shall be retroactive to September 1, 1997. The Premises as established pursuant to this Section 2.4 (i.e., not including any additional space leased pursuant to Sections 7 (except for Option 4) or 11 of the Rider or otherwise) constitute the "Initial Premises" under this Lease.

2.5           CONDITION OF PREMISES

Tenant shall notify Landlord in writing within thirty (30) days after the later of Substantial Completion of the Landlord Work or when Tenant takes possession of the Premises of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice and except as otherwise provided elsewhere in this Lease, including the second paragraph of this Section 2.5, Tenant shall be conclusively deemed to have accepted the Premises "as is" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed promptly and diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of a third party mutually and reasonably agreeable to both Landlord and Tenant shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

Landlord shall, at its sole cost and expense and not as part of Operating Expenses, repair all latent and/or structural defects in the Landlord's Work and the structural portions of the Premises and Building during the Term of the Lease, except for those structural defects caused by Tenant's particular use of the Premises (by way of example and not limitation, excessive floor loads) or the negligence or misconduct of Tenant or its contractors.

ARTICLE THREE
RENT

Tenant agrees to pay to Landlord at the office specified in Section 1.1(2), or to such other persons or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction whatsoever, Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord on the Commencement Date, notwithstanding the fact that Tenant may not be in possession of the Premises on the Commencement Date; see Section 1 of the Rider. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid as provided in Section 26.1. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

If any governmental entity or authority has imposed or hereafter imposes upon Landlord or Tenant a tax or assessment upon or against any of the gross Rent or other charges payable by Tenant to Landlord under the Lease (whether such tax takes the form of a lease tax, sales tax or other tax), Tenant shall be responsible for the timely payment thereof.Unless Landlord and Tenant otherwise agree in writing with respect to the payment thereof, Tenant shall pay the applicable tax to Landlord together with each payment by Tenant to Landlord of Monthly Base Rent due under the Lease. Notwithstanding the foregoing, Tenant shall have no obligation to pay any income tax levied against Landlord, except to the extent the same is levied specifically with respect to gross rent or other charges payable by Tenant to Landlord under this Lease.

ARTICLE FOUR
RENT ADJUSTMENTS AND PAYMENTS

4.1           RENT ADJUSTMENTS

Tenant shall pay Rent Adjustments during the Term as follows:

(1)           The Rent Adjustment Deposit representing Tenant's Share of Operating Expenses and Taxes attributable to any calendar year monthly during the Term (prorated for any partial calendar year and partial month) with the payment of Monthly Base Rent except the first installment which shall be paid by Tenant to Landlord on the Commencement Date; and

(2)           Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2.

4.2           STATEMENT OF LANDLORD

As soon as feasible after the expiration of each Adjustment Year (but in no event later than one hundred and eighty (180) days after the end of each such Adjustment Year), Landlord will furnish Tenant a statement ("Landlord's Statement" or "Statement") showing the following:

(1)           Operating Expenses and Taxes for the Adjustment Year then ended;

(2)           The amount of Rent Adjustments due Landlord for the Adjustment Year then ended, less credit for Rent Adjustment Deposits paid, if any; and

(3)           The Rent Adjustment Deposit due monthly in the calendar year next following the Adjustment Year then ended including the amount or revised amount due for months prior to the rendition of the Statement. If the Rent Adjustments Deposits for the calendar year following the Adjustment Year are estimated to be more than the actual Rent Adjustments for the Adjustment Year then ended, then Landlord shall, at Tenant's request, advise Tenant how Landlord's determination of such Rent Adjustment Deposits was made and the reasons for the increase over the actual Rent Adjustments for the Adjustment Year then ended.

Tenant shall pay to Landlord within thirty (30) days after receipt of such Statement any amounts for Rent Adjustments and Rent Adjustment Deposits then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in Default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit to Tenant by reason of this Section 4.2 unless the amount of the Rent Adjustment Deposits for the Adjustment Year in question were 110% or more of the actual Rent Adjustments for such Adjustment Year, in which event Landlord shall give Tenant an additional credit (or refund, as applicable) equal to interest (at the Default Rate) on all such overpayments. Notwithstanding the preceding sentence, Tenant shall not be entitled to interest on any such overpayment of Rent Adjustments (even if the Rent Adjustment Deposits were 110% or more of the actual Rent Adjustments) if the Rent Adjustments Deposits for the Adjustment Year in question were less than 110% of the actual Rent Adjustments for the preceding Adjustment Year. Landlord's error in computing the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver a corrected Landlord's Statement nor constitute a release of Tenant's obligations to pay any amounts pursuant to such Statement unless such failure to deliver a corrected Statement continues for more than twenty-four (24) months after the end of the calendar year to which such Landlord's Statement pertains. Payments of Rent Adjustment Deposits shall be credited first against the Rent Adjustments due for the applicable Adjustment Year. During the calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its reasonable estimate of the Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay the Rent Adjustments and Landlord's obligation to refund any overpayment of the Rent Adjustments, as the case may be, shall survive the expiration or termination of this Lease. Without limiting the generality of the preceding sentence, Landlord's obligation to refund any overpayment of Rent Adjustments to Tenant shall include paying to Tenant its share of any net refund of Taxes for any Adjustment Year with respect to which Tenant paid Taxes, even if such refund is received by Landlord after expiration or termination of the Term of this Lease.

4.3           BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located) shall have the right, for a period of two (2) years following the date upon which Landlord's Statement (or corrected Statement pursuant to Section 4.2 above) is delivered to Tenant, to examine (which shall include the right to conduct, at Tenant's expense, an audit) the Landlord's books and records with respect to Operating Expenses and Taxes in order to audit such Statement during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to such Statement within such two (2)-year period, specifying the nature of the item in dispute and the reasons therefor, then such Statement shall be considered final and accepted by Tenant. Any amount due to Landlord as shown on such Statement, whether or not disputed by Tenant as provided herein, shall be paid by Tenant when due as provided above, without prejudice to any such written exception, provided that any portion of the amount paid by Tenant under written protest which is later determined to be an overpayment shall be repaid to Tenant with interest at the Default Rate from the date of payment under protest.

Tenant shall cause any information obtained by Tenant or its representative pursuant to the aforesaid process to be kept confidential and shall not disclose, disseminate or distribute any such information without obtaining the express written approval of Landlord; provided, however, Tenant may disclose or disseminate such information to: (a) its partners and its and their employees, attorneys, agents and accountants who would ordinarily have access to such information in the normal course of the performance of their duties; (b) such third parties as Tenant may, in Tenant's discretion, deem reasonably necessary or desirable in connection with or in response to compliance with any Law or other governmental requirement; (c) any prospective purchaser, assignee or transferee of any equity interest in Tenant; or (d) any mortgagee of or any lender to Tenant or Tenant's partners. If within thirty (30) days after Tenant's timely objection to Landlord's Statement, Landlord and Tenant are not able to agree upon the amount of the Operating

Expenses and Taxes in question, then the dispute shall be submitted for resolution to an Illinois licensed certified public accounting firm mutually and reasonably agreeable to both Landlord and Tenant. The decision of said firm shall be final and binding on both Landlord and Tenant, and shall take into account any adjustments referred to in Section 4.4 below. The fees and expenses of said firm shall be paid by Tenant; provided, however, if the decision of said firm is that the Landlord overstated the aggregate amount of the Operating Expenses and Taxes for an Adjustment Year by more than three percent (3%), then the fees and expenses of said firm, together with the reasonable fees and expenses of Tenant's certified public accounting firm in connection therewith and its audit, shall be borne by Landlord. If as finally determined (whether through agreement between Landlord and Tenant or through the decision of said firm), the amount of Operating Expenses and Taxes was either overstated or understated, there shall within thirty (30) days thereafter be an adjustment made between Landlord and Tenant so that in all events the Tenant has paid the correct Tenant's Share of Operating Expenses and Taxes.

4.4           PARTIAL OCCUPANCY

For purposes of determining the Rent Adjustments for any Adjustment Year if the Building is less than fully rented during all or a portion of such year, Landlord may make appropriate adjustments to the variable Operating Expenses (i.e., Operating Expenses which vary with the level of occupancy of the Building) for such Adjustment Year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been fully occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Adjustment Year; provided, however, in no event shall Landlord be entitled to receive in the aggregate from all Building tenants pass-throughs of Operating Expenses and Taxes that exceed the actual Operating Expenses and Taxes for an Adjustment Year or generate a profit to Landlord with respect thereto in excess of any permitted management fees. In the event any other tenant in the Building provides itself with a service which Landlord would supply under the Lease without an additional or separate charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant; provided, however, that Tenant shall not be required to pay more than it otherwise would if such other tenant were not providing its own service and Landlord were providing it.

ARTICLE FIVE
INTENTIONALLY OMITTED

ARTICLE SIX
SERVICES

6.1           LANDLORD'S GENERAL SERVICES

(1)           So long as the Lease is in full force and effect, Landlord shall furnish the following services:

(a)           heat and air-conditioning in the Premises, Monday through Friday from 8:00 A.M. to 6:00 P.M., Saturday, from 8:00 A.M. to 1:00 P.M., excluding National Holidays, in accordance with the specifications set forth in Exhibit C, subject to compliance with all Laws; see Section 13 of the Rider for additional provisions concerning after-hours HVAC services;

(b)           hot and cold water for use in lavatories and cold water for water fountains (such lavatories and water fountains to be used by Tenant in common with other tenants on floors not fully occupied by Tenant) from the regular supply of the Building and cold water for use in any food preparation area;

(c)           cleaning and janitorial services in the Premises Monday through Friday, excluding National Holidays and any other holiday observed by the Building's cleaning contractors union, substantially in accordance with the cleaning specifications attached hereto as Exhibit E;

(d)           washing of the outside windows in the Premises four (4) times per year at intervals determined by Landlord;

(e)           automatic passenger elevator service in common with other tenants of the Building (without separate charge other than through costs included within Operating Expenses) and freight elevator service subject to reasonable scheduling by Landlord and, for after hours usage, payment of Landlord's standard charges consisting of Landlord's labor costs; Landlord further agrees that Landlord shall not reduce the number of automatic passenger elevators serving the Premises and that during non-business hours there shall not be less than two elevators serving the Premises; and

(f)           one (1) security guard stationed primarily in the lobby of the Building, one (1) roving security guard during non-business hours and a magnetic card reader located at said lobby station. Building tenants will be required to use their magnetic card (or suitable identification in absence thereof) in order to obtain access to the Building after business hours. Notwithstanding the foregoing,

Landlord reserves the right to change the Building's security system so long as the system remains as good as that described herein and consistent with other first class office buildings in downtown Chicago. If Tenant wishes to coordinate its access system for the Premises with the Building magnetic access system, Landlord shall reasonably cooperate with Tenant in order accomplish such coordination, provided that all costs with respect thereto shall be paid by Tenant and Landlord shall not be required to incur any costs with respect to such coordination.

(2)           Wherever heat generating machines or equipment are used by Tenant in the Premises, the following additional provisions shall apply:

(a)           If the use of such machinery exceeds the limits established in Exhibit C thereby affecting the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load exceeds the standards set forth in Exhibit C, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Prior to requiring the installation of such supplementary units, Landlord shall notify Tenant of the problem and give Tenant a reasonable period to cure same. If supplementary air-conditioning units are installed, Tenant shall bear all reasonable costs and expenses related to the installation, maintenance and operation of such units; and

(b)           Intentionally omitted

(3)           Landlord agrees that the kinds and amount of services to be provided as part of Operating Expenses shall be commercially reasonable throughout the Term. Landlord agrees, annually at Tenant's request, to review with Tenant the then-current level of services for the Building in order to determine whether the aforesaid standard is being met.

(4)           The expenses included in Operating Expenses throughout the Term shall be commercially reasonable in type and amount. When it is commercially reasonable to do so, Landlord shall competitively bid items to be included within Operating Expenses. Upon Tenant's request, Landlord shall provide Tenant with reasonable evidence supporting the commercial reasonableness and competitiveness of any item included within Operating Expenses.

(5)           Subject to Landlord's approval, which shall not be unreasonably withheld, delayed or conditioned, Tenant may elect to provide the following building services to its Premises which would otherwise be provided by Landlord as set forth above:

(a)           cleaning and janitorial services, to be provided by union cleaning and janitorial workers, provided that Tenant's providing of such services does not disturb Landlord's labor relations with its own union labor providing cleaning and janitorial services, and

(b)           purchase of lamps, bulbs, ballasts and starters, provided that the same shall be installed by Landlord and further provided that the cost of such installation charged to and paid by Tenant (or other tenants in the Building) shall be applied as a credit against Operating Expenses.

If Tenant so elects to provide such services, the costs of such services shall be excluded from Operating Expenses for the purposes of calculating Tenant's Share of Operating Expenses.

(6)           Tenant to be entitled to one hundred (100) tons of condenser water ("Tenant's Condenser Water") at Landlord's standard charges therefore from time to time; provided, however, that such standard charges (which are currently $98.65/ton/year) shall not increase over the prior year's charges by more than the actual increase in Landlord's direct costs (e.g., utilities, labor, chemicals and water not including depreciation) in supplying such condenser water and shall not include any profit to Landlord.

6.2           ELECTRICAL SERVICES

(1)           The electricity used during the performance of janitorial service within the Premises or the making of alterations or repairs in the Premises by Landlord shall be paid by Tenant. Subject to Section 6.1, Tenant also agrees to purchase from Landlord or its agents at competitive prices fixed by Landlord (provided that same are competitive with prices charged in other comparable highrise office buildings in downtown Chicago) for all tenants in the Building all lamps, bulbs, ballasts and starters used in the Premises. Landlord reserves the right, commencing on some future date, to provide electricity to Tenant and in such event Tenant agrees to purchase electricity from Landlord; provided that the cost of such electricity charged by Landlord is not greater than the cost of electricity charged by the lowest cost provider of electricity from which Tenant could otherwise purchase electricity and further provided that any additional costs (including, without limitation, breakaway fees, extra capital costs or other initial costs charged by such provider and not charged by Landlord or charged by Landlord and not by such provider) shall be taken into account in any such comparison of costs. Tenant shall make no alterations or additions to the electric equipment or systems without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned.

(2)           The Premises are separately metered and, subject to Landlord's reservation of its right to provide electricity as set forth in Section 6.2(1) above, Tenant shall make all necessary arrangements with the local utility company for furnishing, metering and paying for electricity furnished by it to Tenant and consumed on the Premises. Any changes to the existing metering (including without limitation, any changes required in connection with Tenant's occupancy of a partial floor) shall be at Tenant's expense.

6.3           ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant's request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.1, if Landlord can reasonably do so, on the terms set forth herein. Tenant shall deliver to Landlord a written request for such additional services or utilities prior to 4:00 P.M. on Monday through Friday (except National Holidays) for service on those days, and prior to 4:00 P.M. on the last business day prior to Saturday, Sunday or a National Holiday. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's prevailing published rates for such services and utilities (subject to Section 13 of the Rider with respect to after-hours HVAC). If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services. See Section 13 of the Rider for additional provisions pertaining to after-hours HVAC.

6.4           PHONE SERVICES

All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, all such approvals to not be unreasonably withheld, delayed or conditioned. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables, and all costs incurred in connection with installation, hook-up and maintenance of telephone cables and related wiring outside of the Premises if such items exclusively serve the Premises. Except as provided in Section 6.5 below, Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building.

6.5           DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, any service when such failure or delay is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns, by the act or default of Tenant or other parties (except the negligence or wilful misconduct of Landlord or its agents, employees or contractors) or by an event of Force Majeure, provided Landlord acts diligently and reasonably under the circumstances to restore said service to the extent within Landlord's reasonable control. No such failure or delay shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease.

Notwithstanding anything to the contrary in the Lease other than Articles 14 and 15, if: (a) any services required to be provided by Landlord hereunder are interrupted, and Tenant is unable to and does not use the Premises as a result of such interruption, and (b) Tenant shall have given written notice respecting such interruption to Landlord, and Landlord shall have failed to cure such interruption within five (5) consecutive days after receiving such notice, Monthly Base Rent and Rent Adjustment Deposits shall thereafter be abated until such services are restored or Tenant begins using the Premises again, whichever shall first occur. In addition, notwithstanding anything to the contrary in the Lease other than Articles 14 and 15, if any such interruption is not within Landlord's reasonable control (but Landlord shall promptly seek to cure such interruption to the extent reasonably practicable) and Landlord shall have failed to cure such interruption within 180 consecutive days after receiving such notice (or, if cure of such interruption is not reasonably possible within one hundred eighty (180) days, so long as Landlord has commenced to cure within such one hundred eighty (180) day period and is diligently proceeding to complete such cure), or if any such interruption is within Landlord's reasonable control (and Landlord shall promptly seek to cure such interruption to the extent reasonably practicable) and Landlord shall have failed to cure same within ninety (90) consecutive days after receiving such notice (or, if cure of such interruption is not reasonably possible within ninety (90) days, so long as Landlord has commenced to cure within such ninety (90)-day period and is diligently proceeding to complete such cure), then Tenant shall have the right to terminate this Lease by ten (10) days prior written notice to Landlord provided that such notice is given after expiration of the aforesaid 180-day or 90-day period (as applicable and as may be extended) and while such interruption is still continuing; provided, however, if such services are restored within said ten (10)-day period, Tenant's notice of termination shall be of no force and effect and this Lease shall continue. If any such interruption of services occurs, Landlord shall use reasonable efforts to reinstate or cause the reinstatement of such services as soon as practicable. Provided Landlord is not in breach of its obligations hereunder, such abatement and termination rights shall be Tenant's sole recourse in the event of an interruption of services required to be provided by Landlord hereunder. Notwithstanding anything contained herein to the contrary, if Landlord shall not have restored said service within 270 consecutive days of its termination without regard to Force Majeure and Tenant has been unable to and has not used the Premises during such 270-day period, Tenant may on five (5) days notice terminate this Lease unless said service is restored within said five (5)-day period.

ARTICLE SEVEN
POSSESSION, USE AND CONDITION OF PREMISES

7.1           POSSESSION AND USE OF PREMISES

(1)           Tenant shall be entitled to possession of the Premises when the Landlord Work is Substantially Complete. Tenant shall occupy and use the Premises only for the uses specified in Section 1.1(14). Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (a) is unlawful or in violation of any Law; (b) may be dangerous to persons or property or which may increase the cost of (unless Tenant pays said increased costs), or invalidate, any policy of insurance carried on the Building or covering its operations; (c) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (d) would tend to create or continue a nuisance.

(2)           Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Landlord shall have the right to treat the cost of compliance with Environmental Laws as a cost includible in Operating Expenses to the extent permitted in Section 1.3(21)(ee). Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, except that nothing herein shall prohibit Tenant from storing and using ordinary and customary office supplies and substances ordinarily and customarily used by public accounting, consulting or financial service firms in their business operations, provided that all of the foregoing shall be stored, used and disposed of in accordance with all applicable Laws. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense if a violation of Tenant's environmental obligations hereunder is found. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless the Indemnitees from any and all loss, claim, expense, liability and cost (including attorneys' fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Term by Tenant, its agents, employees, contractors, invitees or any other parties acting by, through or on behalf of Tenant. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

(3)           Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (a) whether such requirements are "readily achievable"; and (b) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. Except as otherwise provided in Attachment 1 of Exhibit B, the parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below; (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel"

requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees within the Premises.

7.2           LANDLORD ACCESS TO PREMISES

(1)           Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered and so long as such installations are behind the walls and above the drop ceiling. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises (including without limitation such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound and safe condition of the Building and the systems serving the Building) and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable. Janitorial and cleaning services shall be performed after normal business hours. In connection therewith, Landlord shall, if permitted by Tenant (such permission not to be unreasonably withheld, delayed or conditioned), be allowed to store on the Premises in locations designated by Tenant all necessary supplies and materials at Landlord's risk. Any entry or work by Landlord may be during normal business hours provided that Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises. All entries by Landlord, its agents, employees or contractors shall be after two (2) business days' prior written notice from Landlord to Tenant, except in emergency situations as reasonably determined by Landlord, and except for janitorial services. Notwithstanding any other provision of this Lease to the contrary, the parties agree and acknowledge that, except in case of an emergency, no access by Landlord, its agents, employees or contractors shall occur within any secured area of the Premises outside the company of an authorized Tenant representative, and Landlord shall have no obligations with respect to such secured areas unless and until Tenant provides Landlord with access to such areas.

(2)           If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, then subject to clause (1) above, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists, and except for janitorial services), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenant's property), and without relieving Tenant of any obligations under this Lease.

(3)           Landlord's rights under this Section 7.2(3) are for Landlord's own protection only, and Landlord has not and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws as a result of the exercise or non-exercise of such rights.

(4)           Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of Tenant, or otherwise, except as follows: If any actions by Landlord pursuant to this Section 7.2 substantially interfere with the operation of Tenant's business such that Tenant is unable to and does not use all or any part of the Premises as a result of Landlord's actions, such actions are not the result of any default by Tenant under this Lease and Tenant shall have given written notice of such interference to Landlord and Landlord shall have failed to cure such interference within three (3) consecutive days after receiving such notice from Tenant, then Monthly Base Rent and Rent Adjustment Deposits shall thereafter be abated (prorated on a per square foot basis if Tenant is not using only a part of the Premises) until Tenant is again able to use the entire Premises. Landlord acknowledges and agrees that the aforesaid abatement is not Tenant's sole and exclusive remedy and that Tenant reserves any and all other legal or equitable remedies available to it with respect to actions by Landlord pursuant to this Section which are also a default by Landlord under this Lease; provided, however, that in no event shall Tenant be entitled to recover any damages from Landlord for matters for which Tenant carries insurance or is required to carry insurance under this Lease.

7.3           QUIET ENJOYMENT

Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, subject to the rights of any Mortgagee or ground lessor to which this Lease is subordinated pursuant to Section 23.1

ARTICLE EIGHT
MAINTENANCE

8.1           LANDLORD'S MAINTENANCE

Subject to the provisions of Articles Fourteen, Fifteen, Sixteen and Seventeen, Landlord shall maintain and make necessary repairs to the foundations, roofs, elevators, exterior walls, exterior glass and the structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building and the public corridors, washrooms and lobby of the Building, and all other Common Areas of the Property, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor coverings or wall coverings in the Premises, or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems and were either installed by Tenant due to its requirements or were existing in the Premises as of the date Tenant took possession thereof and which continue to be used by Tenant; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees (provided that such invitees are within the Premises), shall be paid by Tenant. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, or alley. Subject to Section 8.2, Landlord shall keep and maintain the Building and the Property in good order, condition and repair, in accordance with all Laws and in a manner consistent with first class office buildings in downtown Chicago of similar age. Landlord shall comply with all laws of general application affecting the Common Areas of the Property or the Premises to the extent that such compliance is not Tenant's responsibility under this Lease.

8.2           TENANT'S MAINTENANCE

Subject to the provisions of Articles Fourteen, Fifteen, Sixteen and Seventeen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws, except that Tenant shall not be required to make any structural repairs, structural improvements or structural alterations to the Premises unless such are required as a result of any Tenant Additions or Tenant's specific manner of use of the Premises. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances, unless caused by Landlord or its agents, employees or contractors. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord, but without charge to Tenant for such supervision. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 8.2, and such failure is not due to Force Majeure, then after notice as provided in Section 11.2(2), Landlord may, in its sole discretion, unless Tenant commences performance within said notice period, perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand. Notwithstanding the preceding sentence, in cases of emergency, Landlord may, in its sole discretion (regardless of Force Majeure and without notice to Tenant) perform any obligation which Tenant has failed to perform, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

ARTICLE NINE
ALTERATIONS AND IMPROVEMENTS

9.1           TENANT'S ALTERATIONS AND ADDITIONS

(1)           The following provisions shall apply to the completion of any Tenant Alterations:

(a)           Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed make or cause to be made any Tenant Alterations in or to the Premises or any Building systems serving the Premises. Landlord shall, at the time it gives any such consent, indicate whether or not it shall require the removal of any such Tenant Alterations consisting of computer floors, new stairwells and staircases, specialty plumbing, supplemental cooling units, bracing of floors, any structural alterations, vaults, safes, or any other non-standard office Tenant Alterations (but specifically excluding white noise systems, voice/date risers, cabling (except as otherwise provided in Section 19 of the Rider with respect to cabling), wall coverings, floor coverings and lights) upon surrender of the Premises by Tenant. Landlord shall be deemed to have required the removal of any Tenant Alteration containing materials which, as of the Termination Date, are Hazardous Materials requiring remediation under applicable Laws, as provided in Section 12.1. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the name and address of its general contractor. All Tenant Alterations shall be performed in accordance with such reasonable construction rules and regulations as Landlord may from time to time make and such building standard requirements as Landlord may from time to time establish (such rules and regulations and building standard requirements not to be applied in a discriminatory manner against Tenant; the current construction rules and regulations and building standard requirements being attached to Exhibit B as Attachments 3 and 2, respectively) and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Tenant shall be deemed to be in compliance with any building standard requirements established by Landlord if the materials and procedures used by Tenant equal or exceed (in Landlord's sole judgment) the quality levels set forth in such building standards. Landlord may further condition its consent where consent is required upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from engineers reasonably acceptable to Landlord (if such plans, specifications or opinions are necessary in Landlord's reasonable opinion) stating that the Tenant Alterations will not in any way adversely affect the Building's systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the

Building, necessary permits and licenses, certificates of insurance, and such other documents reasonably required in connection with the Tenant Alterations in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, where the total cost of such Tenant Alterations is reasonably estimated to be more than one-twentieth (1/20th) of Tenant's net worth at the time of such Tenant Alterations, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a letter of credit or funded construction escrow with an escrow agent reasonably satisfactory to both parties. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(b)           Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Building occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord the actual reasonable out-of-pocket expenses (i.e., payments to third parties unaffiliated with Landlord or Landlord's managing agent) incurred by Landlord in connection with all Tenant Alterations, including without limitation Landlord's expenses incurred in examination and approval of architectural and mechanical plans and specifications and Landlord's inspection, supervision, coordination and administration of the Tenant Alterations (provided, however, that such payment to Landlord for the foregoing expenses shall not exceed one percent (1%) of the hard construction costs of the Tenant Alterations being performed), and Tenant shall pay all elevator and hoisting charges at Landlord's then standard rate. In no event shall Landlord's supervision or right to supervise by Landlord nor shall any examinations or approvals made or given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such plans, work or materials for Tenant's intended use or of compliance with the requirements of Section 9.1(l)(c) below or impose any liability upon Landlord in connection with the performance of such work. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien covering all labor and materials expended and used in connection therewith and such other reasonable documentation that a major title company would require in order to provide title insurance against liens arising out of such Tenant Alterations.

(c)           Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation.

(2)           Except for furniture, trade fixtures and personal property, all Tenant Additions paid for by Landlord or with the Improvement Allowance, whether installed by Landlord or Tenant, shall, to the extent so paid, without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve or elsewhere in this Lease, Tenant may remove them or is required to remove them at Landlord's request. Landlord shall be entitled to depreciate such Tenant Additions during the Term of this Lease. Any Tenant Addition paid for by Tenant shall become Landlord's at the expiration or earlier termination of the Term and shall be depreciated by Tenant.

9.2           LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work or services performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) business days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety or title company, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and reasonable attorneys' fees.

ARTICLE TEN
ASSIGNMENT AND SUBLETTING

10.1           ASSIGNMENT AND SUBLETTING

(1)           Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, as to a proposed sublease of all or a part of the Premises or the assignment of this Lease, Tenant shall not sublease any portion or all of the Premises or assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein, in whole or in part, by operation of law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant or an Affiliate. If Tenant desires to enter into any sublease of the Premises or any part thereof or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity (if known) of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a Marketable Unit (as hereinafter defined) as reasonably determined by Landlord and otherwise in compliance with all Laws. The term "Marketable Unit" shall mean one which is regular in shape with adequate window-line (i.e., adequate frontage on exterior wall of Building), access to a Common Area corridor and containing at least 1,200 rentable square feet. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment within twenty (20) days or its decision to exercise its rights under Section 10.2 within ten (10) business days after receipt of Tenant's Notice (and all required information). In no event may Tenant assign this Lease to any other tenant or occupant of the Building unless Landlord has no expansion space in the Building of the necessary size available for such tenant or occupant. Tenant shall have the right, subject to the other terms and conditions of this Section 10, to sublease up to one (1) full floor of the Premises to a tenant or tenants or an occupant or occupants of the Building, provided that any such subleased space shall be in not less than one-half (1/2) floor increments. In no event may Tenant sublease any other portion of the Premises to any other tenant or occupant of the Building unless Landlord has no expansion space in the Building of the necessary size available for such tenant or occupant. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(2)           In making its determination of whether to consent to any proposed sublease or assignment, Tenant agrees that it shall be reasonable for Landlord to take into consideration,without limitation as to other possible reasons for reasonably granting or withholding consent, the business reputation and credit-worthiness of the proposed subtenant or assignee; the intended use of the Premises by the proposed subtenant or assignee; whether the nature of the business conducted by such subtenant or assignee would be deleterious to the reputation of the Building or Landlord; the estimated pedestrian traffic in the Premises and the Building which would be generated by the proposed subtenant or assignee, whether the proposed assignee or subtenant is a department, representative or agency of any governmental body, foreign or domestic; and, with respect only to assignments, any other reasonable factors which Landlord deems relevant. Notwithstanding the foregoing: (a) Landlord agrees not to unreasonably withhold its consent to an assignment or sublease to a school or U.S. government agency if such school or government agency is a high-end, professional organization; and (b) Landlord agrees not to withhold its consent to any sublease solely on the basis of the subtenant's financial condition. Tenant further agrees that it shall be reasonable for Landlord not to consent to any proposed (a) sublease of the Premises or assignment of the Lease if a Default then exists under the Lease, or (b) assignment of the Lease which would assign less than Tenant's entire interest in this Lease and the Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, then, unless Tenant can prove that Landlord acted in bad faith, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligations to consent to such sublease or assignment. Any dispute between Landlord and Tenant concerning whether or not Landlord has wrongfully withheld its consent to any proposed assignment or sublease shall, if Tenant elects to contest Landlord's decision, be resolved by arbitration as follows:

Within two (2) business days after Landlord notifies Tenant that Landlord is refusing its consent to a proposed assignment or sublease, Tenant shall have the right to notify Landlord that Tenant is exercising its right to submit Landlord's decision to arbitration on the terms and conditions set forth herein. Within three (3) business days after Tenant notifies Landlord that Tenant is exercising its right to arbitration, Landlord and Tenant, at their respective expense, shall each cause an independent real estate broker with not less than ten years of office leasing experience in the downtown Chicago market and then actively engaged in the real estate brokerage business in such area to make a determination as to whether or not Landlord acted wrongfully and in bad faith, said determination to be made within five (5) business days of their appointment by Landlord and Tenant, respectively. In the event that the brokers disagree, then the two brokers shall select a third broker with the aforesaid qualifications within two (2) business days, the fees and expenses of which third broker shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant. If the two brokers cannot agree upon a third broker within said two (2)-day period, then either Landlord or Tenant may request that one be appointed by the local office of the American Arbitration Association. Said third broker shall, within two (2) business days of his selection (or appointment, as applicable), make a determination as to whether or not Landlord acted wrongfully and in bad faith. The determination of the majority of the three (3) brokers made in accordance with the foregoing shall be final and binding on Landlord and Tenant.

(3)           If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.2, Landlord shall not unreasonably withhold, condition or delay its consent to a subletting or assignment under this Section 10.1. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. In addition, any such subtenant or assignee shall execute such document as Landlord may reasonably require to evidence such assignee's acceptance and assumption of such obligations and liabilities or such subtenant's agreement that its sublease is subject to the terms and conditions of this Lease. Landlord's approval of a sublease or assignment shall not constitute a waiver of Landlord's right to consent to further assignments or subleases.

(4)           For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock or membership interests of Tenant occurring by operation of law or otherwise if Tenant is a corporation or limited liability company whose shares of stock or membership interests are not traded publicly; provided, however, that the foregoing shall not apply to KPMG Peat Marwick LLP or any Affiliate thereof. If Tenant is a partnership, any change in the partners of Tenant resulting in a change in control of Tenant shall be deemed to be an assignment. "Control," as used in this Section 10.1(4), shall mean the ownership, direct or indirect, of the power to direct or cause the direction of the management and policies of Tenant, whether through the ownership of voting securities, membership interests or partnership interests, by contract or otherwise.

(5)           Notwithstanding anything to the contrary contained in this Article Ten, Tenant shall have the right, without the prior written consent of Landlord (but upon prior written notice to Landlord), to sublease the Premises or to assign this Lease to an Affiliate.

(6)           Tenant shall pay all of Landlord's reasonable out-of-pocket costs (including, without limitation, attorneys' fees), not to exceed $500, in connection with any proposed assignment or sublease requiring Landlord's consent.

(7)           Any approved sublease or assignment and any sublease or assignment not requiring Landlord's approval as provided herein shall be expressly subject to the terms and conditions of this Lease, including the right to further assign the Lease or sublease all or part of the Premises subject to Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed.

10.2           RECAPTURE

Except as provided in Section 10.1(5), Landlord shall have the option, exercisable by written notice to Tenant (the "Recapture Notice") within ten (10) business days after Landlord's receipt of each Tenant's Notice, to exclude from the Premises covered by this Lease ("Recapture"), all or part of the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment; provided, however, that if Tenant withdraws its Tenant's Notice within ten (10) days after Tenant's receipt of the Recapture Notice, then the Recapture Notice shall be null and void. If Landlord elects to recapture and Tenant has not withdrawn its Tenant's Notice, Tenant shall surrender possession of the space proposed to be recaptured (the "Recapture Space") to Landlord on the effective date of recapture of such space from the Premises such date being the Termination Date for such space. In the event that Landlord exercises its recapture right as set forth herein with respect to a portion of the Premises proposed to be assigned or subleased, such Recapture Space must be contiguous and in quarter-floor increments, the number of such increments to be specified by Landlord, but the location of such increments and the Recapture Space shall be specified by Tenant. For example, if Tenant notifies Landlord that four (4) floors will be subleased and Landlord exercised its recapture right as to two (2) contiguous floors, then Tenant shall decide which two (2) contiguous floors will constitute the Recapture Space. In the event that Landlord recaptures a partial floor, Landlord shall perform or cause to be performed all Demising Work, at Landlord's expense. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

Notwithstanding the preceding paragraph to the contrary, Landlord shall not have the recapture rights set forth in this Section 10.2 in the event of a sublease if: (1) the sublease is for five (5) years or less, unless the term of the sublease is for the then balance of the Term (including any renewal terms, the rights to which have then been exercised by Tenant), regardless of the size of the proposed sublease premises, or (2) the proposed sublease premises, together with all other portions of the Premises then being subleased by Tenant and all Excess Rent Sharing Space, is less than the lesser of 50,000 square feet or 25% of the Premises, regardless of the duration of the proposed sublease. If Landlord Recaptures any space as a result of a proposed sublease, such Recapture shall only be for a period of time equal to the term of the proposed sublease (regardless of whether or not Landlord actually leases the Recapture Space to the proposed subtenant) and such space shall again become part of the Premises (and Excess Rent Sharing Space) upon expiration of such time period.

10.3           EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of any sublease or assignment, forty percent (40%) of the amount ("Excess Rent") by which the sum of all rent and other consideration (direct or indirect) received from the subtenant or assignee for such month exceeds: (a) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (b) the following costs and expenses for the subletting or assignment of such space allocable to said month: (i) brokerage commissions and attorneys' fees and expenses; (ii) advertising for subtenants or assignees; (iii) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; (iv) costs of any inducements or concessions given to subtenant or assignee, such as moving costs; (v) costs of unamortized Tenant Alterations paid for by Tenant as of the date that the assignment or sublease commences; and (vi) any other reasonable out-of-pocket costs of Tenant in obtaining a subtenant or assignee. All such costs will be amortized (inclusive of interest at a rate no higher than 10% per annum) on a monthly basis over the term of the sublease or assignment pursuant to sound accounting principles. Tenant shall have the right to sell any of its trade fixtures, furniture and equipment to a subtenant or assignee pursuant to a separate agreement and Landlord shall not be entitled to any of the proceeds of such sale.

With respect to Recapture Space which is also Excess Rent Sharing Space, Landlord shall pay Tenant on the first day of each month during that portion of the term of any lease or leases of such space (excluding any options to extend the term of such lease(s)) which fall(s) within the Term of this Lease, sixty percent (60%) of the Excess Rent received by Landlord from the tenant under any such lease. If at the time Landlord Recaptures any space pursuant to Section 10.2, the remainder obtained by subtracting (i) the sum of the aggregate rentable square footage of the Premises which is subject to a sublease or has been assigned (without Recapture), plus the aggregate rentable square footage of the then existing Excess Rent Sharing Space (excluding the Recapture Space in question), from (ii) the lesser of 25% of the Premises (including assigned portions) or 50,000 rentable square feet, is a positive number, then that positive number of rentable square feet of such Recapture Space (up to such entire Recapture Space) will be deemed to be "Excess Rent Sharing Space." For example, if Tenant has previously sublet a total of 40,000 rentable square feet to various subtenants, and now wants to sublease an additional 25,000 rentable square feet, but Landlord exercises its right to Recapture the entire 25,000 rentable square feet, then 10,000 of the 25,000 rentable square feet of such Recapture Space would be Excess Rent Sharing Space. However, for purposes hereof, Excess Rent will be calculated for such a space on a proportionate basis taking into account all rentals and expenses, etc. described above for the entire 25,000 rentable square feet. So Tenant would receive sixty percent (60%) of forty percent (40%), or twenty-four percent (24%), of the aggregate Excess Rent for the entire 25,000 rentable square feet.

The Recapture by Landlord of any Excess Rent Sharing Space which Tenant had proposed to sublease shall only be for a period of time equal to the term of the proposed sublease (regardless of whether or not Landlord actually leases the Recapture Space to the proposed subtenant) and such space shall again become part of the Premises (and Excess Rent Sharing Space) upon expiration of such time period.

10.4           TENANT LIABILITY

In the event of any sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option; provided, however, if Landlord exercises its recapture right, then Tenant shall be released from those liabilities arising during or attributable to the recapture period. Subject to Section 10.1(6), if Tenant requests Landlord's consent to any such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease, not to exceed $500. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, except as otherwise provided in Section 10.6 below.

10.5           ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, either at the time that Tenant and any subtenant enter into such sublease or within fifteen (15) days following any request by Landlord made during the term of the sublease, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord, provided Landlord agrees, at its sole option, to recognize said subtenant as a direct tenant of Landlord.

10.6           TRANSFERABILITY OF RIGHTS

The options set forth in the Rider and the rights set forth in Sections 3, 4, 16 and 17 of the Rider are personal to Tenant and any single assignee of Tenant's entire interest in this Lease which is an Affiliate of Tenant, and may not be transferred to and exercised by any other assignee or sublessee. However, no assignment or subleases made by Tenant shall affect or impair the exercise by KPMG Peat Marwick LLP of any termination right set forth in Section 10 of the Rider or any reduction right set forth in Section 9 of the Rider. Notwithstanding the foregoing to the contrary, Tenant's renewal rights as set forth in Section 6 of the Rider shall be transferable by Tenant to any assignee of Tenant's entire interest in this Lease or to a subtenant of more than 150,000 rentable square feet of the Premises.

ARTICLE ELEVEN
DEFAULT AND REMEDIES

11.1           EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

(1)           Tenant fails to pay any installment or other payment of Rent when due including without limitation Monthly Base Rent, Rent Adjustment Deposits or Rent Adjustments and such failure continues for five (5) days after written notice thereof to Tenant;

(2)           Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant or, if such cure is not reasonably possible within thirty (30) days, if Tenant fails to commence such cure within such 30-day period and thereafter to diligently prosecute such cure to completion (unless the default involves a hazardous condition, which shall be cured forthwith);

(3)           the interest of Tenant in this Lease is levied upon under execution or other legal process;

(4)           a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged or stayed within sixty (60) days;

(5)           Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors;

(6)           a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged or stayed within sixty (60) days;

(7)           Intentionally omitted;

(8)           upon the dissolution of Tenant, if Tenant is a corporation or other entity other than a partnership or limited liability partnership, unless in either case Tenant is immediately reconstituted, or upon the winding-up or liquidation of Tenant, if Tenant is a partnership or limited liability partnership.

11.2           LANDLORD'S REMEDIES

(1)           If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct and cumulative: (a) Landlord may terminate this Lease by giving

Tenant no less than a five (5) day notice of Landlord's election to do so, in which event, the Term of this Lease shall end and all of Tenant's rights and interests shall expire on the date stated in such notice; (b) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date specified in such notice; or (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due for the balance of the Term from Tenant under any of the provisions of this Lease. Landlord agrees that any right of distraint which it has with respect to Tenant's property within the Premises shall be exercised in accordance with Illinois law, shall be exercised only with respect to property located within the Premises and any Storage Space subject to this Lease and not to property at any other location and shall not, in any event, apply to Tenant's client files, client records or other client work product.

(2)           In the event that Landlord terminates the Lease, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty, the present value (utilizing a discount rate equal to four percent (4%) less than the Default Rate) of Rent for the balance of the Term, plus all Landlord's reasonable and necessary expenses of reletting, including without limitation, repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions (collectively, the "Reletting Expenses"), less the present value (utilizing a discount rate equal to four percent (4%) less than the Default Rate) of Monthly Base Rent and Rent Adjustments at the then Prevailing Market as defined in Section 6(c)(ii) of the Rider reasonably projected to be received from a new tenant for the Premises for the balance of the Term commencing twelve (12) months after such termination (such twelve (12)-month period being the agreed upon presumed "down time" during which it is deemed that Landlord will prepare the Premises and market it and will not be receiving rent). Notwithstanding the foregoing, Tenant shall never be entitled to a payment from Landlord pursuant to the preceding sentence.

(3)           In the event Landlord proceeds pursuant to subparagraph (l)(b) above, Landlord shall use reasonable efforts to relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord in accordance with Illinois law regarding a landlord's duty to mitigate its damages. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If the Premises are relet and the consideration realized therefrom after payment of all Landlord's Reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord upon demand any such deficiency monthly. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant, but shall apply to future Rent obligations of Tenant until such obligations are paid in full; any excess thereafter shall be retained by Landlord for its own account. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due

Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

(4)           In the event a Default occurs, Landlord may, at Landlord's option and in accordance with applicable Law, enter into the Premises, remove Tenant's property, fixtures, furnishings, signs and other evidences of tenancy, and take and hold such property; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or Law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the Termination Date, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant but the aforesaid shall not apply to Tenant's client files, client records or client work product which shall remain Tenant's property.

11.3           ATTORNEY'S FEES

Each unsuccessful party ("First Party") shall pay, upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by the successful party ("Second Party") in enforcing First Party's performance of its obligations under this Lease, or resulting from First Party's default which continues uncured past applicable notice and cure periods, or incurred by Second Party in any litigation, negotiation or transaction in which First Party causes Second Party, without Second Party's fault, to become involved or concerned.

11.4           BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(1)           In connection with any case under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (2) and (3) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises and this Lease shall terminate.

(2)           Any election to assume this Lease in a case under Chapter 11 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption, except those non-monetary defaults listed in Section 365(b)(2) of the Bankruptcy Code. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(3)           If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, "adequate assurance of future performance" means that:

(a)           The assignee has submitted to Landlord a current financial statement and cash flow analysis, certified by its chief financial officer, which shows a net worth, working capital and cash flow in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease;

(b)           All other requirements as to adequate assurance of future performance set forth in the Bankruptcy Code and applicable case law; and

(c)           Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(4)           Landlord's acceptance of Rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.5           DEFAULT BY LANDLORD; TENANT'S REMEDIES

Landlord shall be in default under the terms of this Lease only if Landlord shall fail to perform any of the terms, provisions, covenants, or conditions to be performed or complied with by Landlord pursuant to this Lease and such failure continues for more than thirty (30) days after Landlord receives written notice thereof from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter shall diligently prosecute the same to completion. In the event that Landlord fails to cure any default as provided herein, Tenant shall have all rights and remedies available to it at law or in equity, subject to the terms and conditions of this Lease. All rights to cure provided to Landlord under this Section 11.5 shall also be accorded to any mortgagee, ground lessor or beneficiary under a deed of trust encumbering the Property.

ARTICLE TWELVE
SURRENDER OF PREMISES

12.1           IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, damage by fire or other casualty and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall be entitled to remove from the Premises all movable personal property of Tenant, Tenant's trade fixtures and such Tenant Additions which at the time of their installation Landlord and Tenant agreed in writing may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord consisting of computer floors, new stairwells and staircases, specialty plumbing, supplemental cooling units, bracing of floors, any structural alterations, vaults, safes or any other non-standard office Tenant Additions (but specifically excluding white noise systems, voice/data risers cabling (except as otherwise provided in Section 19 of the Rider), wall coverings, floor coverings and lights), as well as any Tenant Additions containing materials which, as of the Termination Date, are Hazardous Materials requiring remediation under applicable Laws. Except as set forth in the preceding sentence, Tenant shall not be required to remove any Tenant Additions. Tenant shall not be required to remove any improvements (or to reconfigure the space, including the removal of any Existing Improvements (as hereinafter defined) or other openings between floors) that existed within the Premises on the date that possession of the Premises was first delivered to Tenant. Without limitation of the generality of the preceding sentence, the parties acknowledge and agree that as of the date of this Lease, staircases and a studio exist in the Premises (such existing staircases and studio being referred to herein as the "Existing Improvements"), and that Tenant shall have no obligation to remove the Existing Improvements upon expiration or earlier termination of this Lease. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings (except as provided above) and shall restore the Premises to a tenantable condition as reasonably determined by Landlord, subject to the preceding requirements as to which Tenant Additions must be removed by Tenant. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings or raising of floors, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease, reasonable wear and tear excepted. Tenant shall also be required to close any staircases or other openings between floors which did not exist on the date possession of the Premises was delivered to Tenant or which were installed as part of Tenant's Work, except if in the place previously occupied by a staircase. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may, at Tenant's reasonable expense, remove any of such property therefrom without any liability to Landlord and undertake, at Tenant's reasonable expense, such restoration work as

Landlord deems necessary or advisable. Tenant obligations under this Section 12.1 shall survive expiration or earlier termination of this Lease.

12.2           LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord shall deal with such property as provided in Section 11.2(4). Tenant shall also reimburse Landlord for all reasonable costs and expenses incurred by Landlord in removing the Tenant Additions required to be removed by Tenant as provided above in Section 12.1 and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE THIRTEEN
HOLDING OVER

Tenant shall pay Landlord the greater of (a) 125% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate), or (b) the fair market rental value of the Premises as reasonably determined by Landlord, for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession); provided that, for every thirty (30) days such holdover continues past the Termination Date, the total rent in clause (a) above shall be increased by twenty-five percent (25%) until the total rent reach 200% after ninety (90) days of holdover. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession; provided, Tenant shall not be responsible for Landlord's consequential damages. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy at sufferance.

ARTICLE FOURTEEN
DAMAGE BY FIRE OR OTHER CASUALTY

14.1           UNTENANTABILITY

(1)           If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building Untenantable (and the term "Untenantable" as used in this Article 14 shall include inaccessibility of the Premises such that Tenant is unable to and does not use the Premises), Landlord shall, with reasonable promptness after the occurrence of such damage, reasonably estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord reasonably estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days (or sixty (60) days during the last two (2) Lease Years of the then applicable Term provided, if Tenant then properly elects to extend the Term of this Lease, then the 180-day test shall apply, in place of the 60-day test) from the date such damage occurred, then: (a) if the Premises is rendered completely Untenantable, Tenant shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, and (b) Landlord shall have the right to terminate this Lease if Landlord terminates the leases of all similarly situated tenants (i.e., Landlord does not discriminate against Tenant in terminating this Lease) or if Landlord does not intend to rebuild the Building in its current form, and Landlord's Notice may also constitute such notice of termination. The term "Untenantable" as used in this Article Fourteen shall mean: (i) with respect to all or part of the Premises (as applicable), that as a result of the casualty, Tenant is unable to conduct its business in the affected portion of the Premises in substantially the manner that it was conducting its business prior to the casualty and does not use the portion of the Premises so affected, and (ii) with respect to the Building other than the Premises, that as a result of the casualty, Landlord and other occupants of the Building are unable to conduct their respective businesses in substantially the manner that they were conducting such businesses prior to the casualty and do not use the Building.

In the event that this Lease is not terminated and Tenant continues to operate its business at the Premises during the reconstruction of the Building, Landlord shall, in its performance of such construction, use reasonable efforts to minimize disruption and/or inconvenience to Tenant's business; provided, however, that the parties acknowledge that some disruption and/or inconvenience will inevitably occur due to the performance of such reconstruction work.

(2)           Unless this Lease is terminated as provided in the preceding subsection, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration. However, if said repairs and restoration are not completed within the time period estimated by Landlord, plus additional time (up to one (1) year after the date of the casualty) for Force Majeure delays and insurance adjustments, Tenant shall any time thereafter be entitled to terminate this Lease by five (5) days notice to Landlord.

(3)           Tenant acknowledges that, in the event that the Premises are to be repaired and restored by Landlord, Landlord shall be entitled to the full proceeds of any casualty insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, and Landlord covenants to insure the Tenant Additions as required pursuant to Article 16. In the event that this Lease is terminated under this Section 14, then such insurance proceeds attributable to the Tenant Work shall be payable to Landlord and Tenant, respectively, in the same proportions that the Improvement Allowance paid by Landlord to Tenant pursuant to Exhibit B and Tenant's direct costs paid to third parties for the Tenant Work, respectively, bear to the total cost of the Tenant

Work completed pursuant to Exhibit B. These proportions shall govern the disposition of casualty insurance proceeds attributable to Tenant Work in the Initial Premises in the event this Lease is terminated pursuant to this Section 14 regardless of whether or not alterations or improvements are made to the Initial Premises after completion of the Tenant Work and regardless of whether such alterations or improvements are paid for by Landlord or Tenant. These proportions shall also govern the disposition of casualty insurance proceeds in the event this Lease is terminated pursuant to this Section 14, which proceeds are payable with respect to any tenant work in space added to the Initial Premises during the Term (whether such space is added pursuant to options contained in this Lease or otherwise) regardless of whether or not alterations or improvements are made to such space and regardless of whether such alterations or improvements are paid for by Landlord or Tenant. The parties shall cooperate reasonably and in good faith to establish the proportions referred to above within a reasonable time after final completion of the Tenant Work. In any case, Tenant shall be entitled to receive all proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date.

(4)           Notwithstanding anything to the contrary herein set forth, provided that Landlord complies with its obligation to maintain the insurance it is required to carry pursuant to Article 16, except for deductibles and costs of adjustment, Landlord shall have no duty pursuant to this Section to expend for any repair or restoration of the Premises (including, without limitation, the Tenant Additions) or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration, unless Tenant makes available to Landlord any shortfall required to complete any such repair or restoration.

(5)           Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.2           DAMAGE WITHOUT UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered Untenantable, then Landlord shall proceed to repair and restore the Building or the Premises inclusive of Tenant Alterations (as applicable) with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.

14.3           RENT ABATEMENT

If all or any part of the Premises are rendered Untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises (or the entire Premises, as the case may be) which is Untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises (to include Tenant Alterations) which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises (or the entire Premises, as the case may be) which is Untenantable during such period.

ARTICLE FIFTEEN
EMINENT DOMAIN

15.1           TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered completely or Substantially Untenantable (as hereinafter defined), this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. The term "Substantially Untenantable" as used in this Article Fifteen shall mean: (i) with respect to the Premises, that as a result of the taking, Tenant, in its reasonable opinion, is unable to conduct its business in substantially the manner that it was conducting its business prior to the taking and does not use the Premises, and (ii) with respect to the Building other than the Premises, that as a result of the taking, Landlord and other occupants of the Building are unable to conduct their respective businesses in substantially the manner that they were conducting such businesses prior to the taking and do not use the Building. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary, Landlord and Tenant shall have the termination and Rent abatement rights set forth in Article 14 as if such taking were a casualty. Except as provided in this Section 15.1 and Section 15.2 below, Tenant shall continue to pay Rent and this Lease shall not terminate as the result of a taking.

15.2           TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (inclusive of Tenant Alterations) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant, provided Landlord terminates all leases in the Building of tenants similarly situated (i.e., Landlord does not discriminate against Tenant in terminating this Lease). In addition, Tenant shall have the right to terminate this Lease if a portion of the Premises is taken and the remaining Premises are Substantially Untenantable as a result thereof, and Landlord is unable to provide Tenant with other space in the Building reasonably acceptable to Tenant to replace the taken space.

15.3           COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award for its personal property and moving costs, and in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord (provided, however, that the Improvement Allowance (as defined in Section 2 of Exhibit B) shall be deemed to be a credit or allowance received from Landlord), so long as there is no diminution of Landlord's award as a result.

ARTICLE SIXTEEN
INSURANCE

16.1           TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Tern: (a) Commercial General Liability Insurance ("All Risk") on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the Laws of the State of Illinois; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises (excluding Tenant Additions, which shall be covered by Landlord's insurance) in the event of loss and any such policy shall contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires and is customarily then being required by landlords to be carried by tenants in similar first-class office buildings with similar uses in Chicago, Illinois.

16.2           FORM OF POLICIES

Each policy referred to in Section 16.1 shall satisfy the following requirements. The policies shall (a) name, on the liability policy, Landlord and the Indemnitees as additional insureds, (b) be issued by one or more responsible insurance companies licensed to do business in Illinois reasonably satisfactory to Landlord, (c) where applicable, provide for reasonable deductible amounts reasonably satisfactory to Landlord and not permit co-insurance, (d) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and (e) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy. Tenant may effect the foregoing coverages by means of a blanket policy. Tenant may self-insure for the property insurance required under Section 16.l(c) and the liability insurance required under Section 16.l(a) up to a total self-insurance amount of $2,000,000 for both categories of insurance taken together. For purposes of Section 16.4, Tenant will be deemed to have carried all insurance coverages (and to have received the proceeds thereof) which are self insured by Tenant.

16.3           LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance on the Building (inclusive of Tenant Additions but not including Tenant's own personal property and equipment) under policies issued by insurers of recognized responsibility, qualified to do business in Illinois, on the Building in an amount not less than eighty percent (80%) of the then full replacement cost (without depreciation) of the Building (above foundations), against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability All Risk Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Landlord shall deliver to Tenant, upon Tenant's request, certificates of insurance for all policies required to be maintained by Landlord hereunder.

16.4           WAIVER OF SUBROGATION

(1)           Landlord agrees that, if obtainable, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (a) waive all right of subrogation against Tenant with respect to losses payable under such policies, and (b) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Tenant agrees to include, if obtainable, its "All Risks" insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (a) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies, and (b) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

(2)           Intentionally omitted.

(3)           Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, agents and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 16.4 (3) for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(4)           Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraph (1) above cannot be obtained on the terns hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any insured will invalidate the policy as to the other insureds.

16.5           NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE SEVENTEEN

WAIVER OF CLAIMS AND INDEMNITY

17.1           WAIVER OF CLAIMS

To the extent permitted by law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Property or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents, employees and servants, except where resulting from the willful and wrongful act of any of the Indemnitees. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage. If any such damage, whether to the Premises or to any part of the Property or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees (provided that such invitees are within the Premises), Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within thirty (30) days of demand for the reasonable cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages or which would have been paid to Landlord if Landlord had carried all insurance required under this Lease. Tenant shall not be liable for any damage caused by its acts or neglect to the extent Landlord or a tenant has recovered the amount of the damage from proceeds of insurance policies and a waiver of subrogation against Tenant was obtainable by Landlord or to the extent insurance was required to be maintained by Landlord against the damage or to the extent of any deductible maintained by Landlord. Nothing in this Section shall be deemed to be a release by Tenant of any claims it may have against other tenants or occupants of the Building which are not Indemnitees.

17.2           INDEMNITY BY TENANT

To the extent permitted by law, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful or negligent act of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises, except to the extent due to Landlord's negligence or that of the Indemnitees. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Section 17.2 (which shall be deemed to include Tenant's indemnity obligations under Section 7.1(2)) shall survive expiration or earlier termination of this Lease.

ARTICLE EIGHTEEN
RULES AND REGULATIONS

18.1           RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit D attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.2           ENFORCEMENT

Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit D or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall not enforce the rules and regulations against Tenant in a discriminatory manner.

ARTICLE NINETEEN
LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (a) Subject to the provisions of Section 16 of the Rider, to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant, (b) Subject to the provisions of Section 3 of the Rider, to install, affix and maintain all signs on the exterior and/or interior of the Building; (c) To approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (d) Upon reasonable notice to Tenant, to display the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (e) Subject to the provisions of Section 4 of the Rider and to Tenant's rights under this Lease, to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (f) To change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building except on full floors occupied by Tenant (unless such changes are required by applicable Law), and to close entrances, doors, corridors, elevators or other facilities except on full floors occupied by Tenant (unless such changes are required by applicable Law), provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building, and further provided that no changes shall occur to the number of elevators serving the Premises and no material changes made shall be to the lobby entrance to the Building without Tenant's consent, which shall not be unreasonably withheld, conditioned or delayed; (g) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (h) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times (i.e., 24 hours per day, seven (7) days per week, 365 days per year), under such regulations as Landlord prescribes for security purposes.

ARTICLE TWENTY
ESTOPPEL CERTIFICATE

20.1           IN GENERAL

Within twenty (20) business days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect; (b) the dates to which Rent has been paid; (c) that Tenant is in the possession of the Premises if that is the case; (d) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (e) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (f) that, to Tenant's knowledge, the Premises have been completed in accordance with the terms and provisions hereof and the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto (or if Tenant believes there are such claims, a full and complete explanation thereof); (g) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof, (h) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (i) to any other information reasonably requested.

Within twenty (20) business days after request therefor by Tenant, Landlord agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Landlord, certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (b) the dates to which Rent has been paid; (c) that to Landlord's knowledge, Tenant is in possession of the Premises if that is the case; (d) that to Landlord's knowledge, Tenant is not in default under this Lease, or, if Landlord believes Tenant is in default, the nature thereof in detail; (e) that to Landlord's knowledge, Landlord has no off-sets or defenses to the performance of its obligations under this Lease (or if Landlord believes there are any off-sets or defenses, a full and complete explanation thereof); (f) that to Landlord's knowledge, the Premises have been completed in accordance with the terms and provisions hereof and the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and Landlord has no claims against Tenant or any other party with respect thereto (or if Landlord believes there are such claims, a full and complete explanation thereof); (g) whether or not an assignment of rents or leases has been served upon the Tenant by a Mortgagee; and (h) to any other information reasonably requested.

20.2           ENFORCEMENT

In the event that either party fails to deliver an Estoppel Certificate and such failure continues after five (5) days notice from the other party, then such failure shall be a Default by said other party.

ARTICLE TWENTY-ONE
INTENTIONALLY OMITTED

ARTICLE TWENTY-TWO
REAL ESTATE BROKERS

Each party hereto represents and warrants that, except for Cushman & Wakefield State Street, Inc. (“C&W”) and LaSalle Partners ("LaSalle"), it has not dealt with any other real estate broker, sales person, or finder in connection with this Lease, and no such other person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord hereby agrees to indemnify, protect, defend and hold Tenant harmless from and against any and all liabilities and claims for commissions and fees arising from a breach of Landlord's representation. Landlord shall be responsible for the payment of all commissions to C&W and LaSalle pursuant to a separate agreement.

ARTICLE TWENTY-THREE
MORTGAGEE PROTECTION

23.1           SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (a) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (b) the lien of any first mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or Mortgagee expressly provides or elects that the Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (a) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease, (b) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord, except to the extent said default is ongoing, relates to the physical condition of the Property and is not diligently cured by such purchaser or ground lessor after such purchaser or ground lessor takes possession of the Real Property, in which case such purchaser or ground lessor shall, subject to the terms of this Lease, be liable for damages arising on and after the date it succeeded to Landlord's title hereunder, or (c) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor, or (d) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

Landlord hereby represents to Tenant that there is no Mortgage or ground lease on the Property as of the date of this Lease. This Lease shall only be subordinate to Mortgages and ground leases entered after the date of this Lease if the holders thereof agree in writing substantially in the form attached as Exhibit I to (i) recognize this Lease and not disturb Tenant's occupancy hereunder, except in the exercise of its (or its designee's) rights as Landlord hereunder, and (ii) make proceeds of casualty and condemnation available to Landlord for restoration as provided by this Lease.

23.2           MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property and/or appoint a receiver for the Real Property, if necessary to effect or cause the receiver to offset such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. If such cure by any Mortgagee or ground lessor takes more than thirty (30) days or it is reasonably estimated by such Mortgagee or ground lessor that such cure shall take more than thirty (30) days, then such Mortgagee or ground lessor shall promptly advise Tenant in writing that such Mortgagee or ground lessor is using good faith efforts to effect such cure as quickly as reasonable possible. This Lease may not be modified or amended so as to reduce the rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE TWENTY-FOUR
NOTICES

(1)           All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

(2)           All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

(a)        Notices to Landlord shall be addressed:

CUSHMAN & WAKEFIELD STATE STREET, INC.
303 East Wacker Drive - Suite 1031
Chicago, Illinois 60601-5212

with a copy to the following:

METROPOLITAN LIFE INSURANCE COMPANY
2001 Spring Road - Suite 400
Oak Brook, Illinois 60521

(b)        Notices to Tenant shall be addressed:

KPMG PEAT MARWICK LLP
303 E. Wacker Drive
Suite ______
Chicago, Illinois 60601

and

KPMG PEAT MARWICK LLP
Three Chestnut Ridge Road
Montvale, New Jersey 07645-0435
Attn: Director of Real Estate

with a copy to the following:

DOLLINGER & DOLLINGER
365 West Passaic Street
Rochelle Park, New Jersey 07662
Attn: Martin E. Dollinger, Esq.

(3)           Notices, demands or requests shall be sent by national air courier service and shall be effective upon receipt (which shall include signature by a receptionist or mailroom employee or an officer, director or partner of any party hereto). Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent.

(4)           By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the Term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE TWENTY-FIVE
INTENTIONALLY OMITTED

ARTICLE TWENTY-SIX
MISCELLANEOUS

26.1           LATE CHARGES

All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within thirty (30) days after Landlord's written demand therefor. All such amounts (including, without limitation Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

26.2           WAIVER OF JURY TRIAL

Landlord and Tenant each hereby waives its right to a trial by jury of any issues relating to or arising out of its or the other party's obligations under this Lease or Tenant's occupancy of the Premises. Tenant and Landlord acknowledges that they have read and understood the foregoing provision.

26.3           INTENTIONALLY OMITTED

26.4           OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, except that it shall constitute an irrevocable offer on the part of Tenant in effect for ten (10) days to lease the Premises on the terms and conditions herein contained.

26.5           AUTHORITY

Each party represents and warrants to the other party that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Each party may request that the other party provide requesting party evidence of such other party's authority.

26.6           ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.7           INTENTIONALLY OMITTED

26.8           EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that, except as provided in the last sentence of this Section 26.8, any liability of Metropolitan Life Insurance Company with respect to this Lease shall never exceed the lesser of $10,000,000 or Metropolitan Life Insurance Company's equity in the Building, and Tenant shall not be entitled to any judgment in excess of such amount. Tenant agrees, on its behalf and on behalf of its successors and assigns, that, except as provided in the last sentence of this Section 26.8, any liability of any successor owner of the Building with respect to this Lease shall never exceed such successor owner's equity in the Building, and Tenant shall not be entitled to any judgment in excess of such amount. Subject to the terms of this Lease, Landlord (whether Metropolitan Life Insurance Company or a successor owner) shall be responsible for payment to Tenant of the Improvement Allowance and said obligation shall not be subject to this Section 26.8.

26.9           ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term or Tenant's right of possession of the Premises.

26.10         LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of such Landlord's obligations hereunder are specifically assumed by the buyer or transferee.

26.11         BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.12         CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.13         APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the State of Illinois. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

26.14         ABANDONMENT

In the event Tenant abandons the Premises even though it is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall: (a) have the right to enter into the Premises in order to show the space to prospective tenants; and (b) have the right to reduce the service provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises.

26.15         LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the reasonable expense of Tenant upon notice to Tenant as provided in the following sentence, and all reasonable sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon thirty (30) days demand by Landlord. Except as otherwise expressly set forth in this Lease and except in emergency situations, prior to performing any such duty on Tenant's behalf, Landlord shall give Tenant thirty (30) days prior written notice that Landlord intends to so act, and Landlord shall then have the right to so act unless Tenant performs such duty within the aforesaid 30-day period, or if the duty is such that it cannot reasonably be performed within thirty (30) days, unless Tenant commences to perform such duty within thirty (30) days and thereafter diligently performs such duty to completion.

26.16         COUNTERPARTS

This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties and all of which shall be construed together as but a single instrument.

26.17         RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1(4) hereof.

LANDLORD

METROPOLITAN LIFE INSURANCE
ATTEST:	COMPANY, a New York corporation

By [Signature Illegible]	By [Signature Illegible]
Its Asset Mgr	Its Vice-President

TENANT

KPMG PEAT MARWICK LLP, a Delaware
ATTEST:	limited liability partnership

By /s/ Kenneth J. Boland	By /s/ Joseph E. Heintz
Its DIRECTOR	Its CHIEF FINANCIAL OFFICER
REAL ESTATE AND
FACILITIES PLANNING

EXHIBIT A
(Consisting of 7 Pages)

PLAN OF PREMISES

[13th floor demising plan to be provided by Landlord when Tenant has established its final requirement for the size of the Premises pursuant to Section 2.4]

Cushman & Wakefield
312/938-2635

303 E. Wacker Drive

THREE ILLINOIS CENTER
CHICAGO, IL 60601

TheEnvironmentsGroup
Architects/Space Planners (312)644-5080

A
B
C
D
E
F
G
H
J
1
2
3
4
5

KPMG PEAT MARWICK

14th Floor

Date: 08.18.97

-2-

Cushman & Wakefield
312/938-2635

303 E. Wacker Drive

THREE ILLINOIS CENTER
CHICAGO, IL 60601

TheEnvironmentsGroup
Architects/Space Planners (312)644-5080

A
B
C
D
E
F
G
H
J
1
2
3
4
5

KPMG PEAT MARWICK

15th Floor

Date: 08.18.97

-3-

15TH FLOOR PLAN
A
B
C
D
E
F
G
H
J
1
2
3
4
5
A2-15

-4-

18TH FLOOR PLAN
A
B
C
D
E
F
G
H
J
1
2
3
4
5
A2-18

-6-

[19th floor demising plan to be provided by Landlord when Tenant has established its final requirement for the size of the Premises pursuant to Section 2.4]

EXHIBIT B

WORKLETTER AGREEMENT

1.            Landlord and Tenant Work. Under the Lease, Tenant has agreed to accept the Premises "as is," without any obligations for the performance of improvements or other work by Landlord, except for the work ("Landlord Work" or "Base Building Work") set forth on Attachment 1 which is attached to this Workletter Agreement and made a part hereof. All of the Base Building Work (except for the leveling of floors) shall be substantially completed by Landlord after the Delivery Date and while Tenant is performing the Tenant Work. If Landlord does not complete its floor levelling (other than the 13th floor) until after January 15, 1998 (i.e., the Delivery Date, provided that Tenant has completed its demolition of the Premises (except for the 13th floor) no later than October 31, 1997; otherwise, such January 15, 1998 date shall be delayed on a day-for-day basis for each day after October 31, 1997 that Tenant fails to complete its demolition (except for the 13th floor)) then such Landlord delay shall, on a day-for-day basis for each day after the Delivery Date that Landlord has not completed the floor levelling (other than the 13th floor), be applied to reduce the period of any Tenant Delay; and if there are no Tenant Delays, then such Landlord delay shall, on a day-for-day basis, delay the January 31, 1999 date set forth in Section 15 of the Rider. Both parties agree that they and their contractors shall cooperate reasonably and in good faith with one another so that the performance by either party of its work does not materially impair or delay the performance by the other party of its work.

Tenant desires to perform certain improvements to the Premises at the commencement of this Lease (the "Tenant Work"). Such Tenant Work shall be in accordance with the provisions of this Workletter Agreement, including without limitation the building standards ("Building Standards") attached hereto as Attachment 2, and to the extent not expressly inconsistent herewith, in accordance with the provisions of the Lease, including Article 9 thereof. Tenant shall be deemed to be in compliance with Attachment 2 if the materials and procedures used by Tenant equal or exceed ( in Landlord's sole judgment) the quality levels set forth in Attachment 2. Performance of the Tenant Work shall not serve to abate or extend the time for the commencement of Base Rent and Rent Adjustment Deposits under the Lease, except to the extent Landlord delays approvals beyond the times permitted below. The Landlord Work and Tenant Work are sometimes referred to collectively herein as "Work".

2.           Cost of the Work. Except as hereinafter provided, Tenant shall pay all costs (the "Costs of the Tenant Work") associated with the Tenant Work whatsoever, including without limitation, all permits, inspection fees, fees of space planners, architects, engineers, and contractors, utility connections, the cost of all labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment or distribution of HVAC or sprinkler distribution or heads, or modifications to any Building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Tenant Work. Tenant shall also pay the then-applicable Building charges for truck dock time and freight elevator usage. These charges currently consist of $18.39/hr for security guard at truck dock (with 4-hour minimum) and $30.40/hr for starter at elevator (with 4-hour minimum); the foregoing charges apply from 4:00 p.m. until 8:00 a.m. There are no charges for use of the dock and freight elevator between 8:00 a.m. and 4:00 p.m., but use of the freight elevator for bulk deliveries of construction materials, furniture or other construction related items is not permitted during these hours. Subject to applicable weight limitations, Tenant shall have the right to use two (2) passenger elevators (which shall be padded and protected by Tenant) for the delivery of furniture and for Tenant's physical move to the Premises; such use shall be at no charge to Tenant except that Tenant shall reimburse Landlord for any union labor costs incurred by Landlord for such use by Tenant. If the nature of the Tenant Work requires that Tenant or its contractors enter space leased to other tenants in order to perform any part of the Tenant Work, then (i) Tenant shall pay for the cost of a security guard to be present during such entry into other tenant spaces; and (ii) all such work shall be done in a way that minimizes the disruption caused to any other tenant.

Of the Costs of the Tenant Work, Landlord shall reimburse Tenant a maximum of $45.00 per rentable square foot of the Initial Premises (the "Improvement Allowance"). In addition to application to the Costs of the Tenant Work, Tenant may use the Improvement Allowance for moving costs, furniture, telecommunications cabling or other fixed equipment or fixtures for the Premises provided that Tenant provides Landlord with such documentation of such costs as Landlord shall reasonably request. Landlord shall fund the Improvement Allowance in installments, not more frequently than monthly, based on applications for payment submitted by Tenant for contractors requesting progress payments, together with such architects' certificates, current lien releases and affidavits of payments by Tenant's general contractor and subcontractors contemplated therein, and such other documentation as Landlord may reasonably require; each such installment shall be subject to a retainage of 10% of the total amount of such installment. Subject to the condition that Landlord not be required to issue payments more frequently than monthly, Landlord shall make all required payments within thirty (30) days after Tenant's submittals containing all of the documentation required herein. The final payment (including the payment of all of the retainage) shall be conditioned upon Tenant's having submitted all invoices, lien waivers, affidavits of payment, as-built drawings and care and maintenance manuals, architects' completion certificate that the Tenant Work has been completed in accordance with this Exhibit B and all applicable Laws, a certificate of occupancy issued by the City of Chicago and such other evidence as Landlord may reasonably require that the cost of the Tenant Work has been paid for and that no mechanic's, materialmen's or other such liens have been or may be filed against the Property or the Premises arising out of the design or performance of the Tenant Work. Landlord shall issue checks to fund the Improvement Allowance directly to Tenant's general contractor or, at Tenant's option, Tenant's construction manager.

Up to ten percent (10%) of the Improvement Allowance may be applied by Tenant as a credit against Monthly Base Rent.

In addition to the Improvement Allowance, Landlord shall reimburse Tenant for one-half (1/2) of the cost of the demolition of the following items: the ceiling grid, ceiling tiles and light fixtures. Tenant shall competitively bid the demolition work described in the preceding sentence and shall submit no fewer than three (3) detailed bids to Landlord. Tenant shall accept one of the three bids so submitted to Landlord, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

Tenant shall not be required to pay any fee to Landlord in connection with review by Landlord or its consultants of Tenant's plans or for review and/or supervision of the construction of Tenant's Work.

3.           Space Plan and Specifications.

(a)          Tenant shall submit, no later than September 5, 1997, a demolition plan for Landlord's approval and, subject to Landlord's approval of said plan, expects to begin demolition of the Premises on September 20, 1997 and to complete such demolition by October 31, 1997 (except in space on the 13th floor then occupied by existing tenants, which space may not be available until the Delivery Date). Leveling of the floors within the Premises by Landlord shall take approximately thirty (30) days after completion of demolition by Tenant. No later than October 15, 1997, Tenant shall submit four (4) sets of a "Space Plan" (as described in Section 15) to Landlord for approval.

(b)          Landlord shall, within fifteen (15) days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit four (4) sets of the revised Space Plan to Landlord for approval.

(c)          Tenant shall take all steps necessary to provide that a final Space Plan, a reflected ceiling plan and partition plan in Autocad Release 14, shall have been approved by both Landlord and Tenant no later than December 5, 1997.

4.          Working Drawings and Engineering Drawings.

(a)          Promptly after receipt of Landlord's approval of the Space Plan and  in no event later than December 5, 1997, Tenant shall submit to Landlord for approval four (4) sets of "Working Drawings" (as defined in Section 15), and any required engineering drawings (the "Engineering Drawings") from Tenant's mechanical, structural, plumbing, air-conditioning, ventilation and heating and electrical engineers indicating any special heating, cooling, ventilation, electrical, load or other special or unusual requirements of Tenant, including, without limitation, the following: (1) any structural load exceeding 100 pounds per square foot; (2) any electrical load in excess of five (5) watts per square foot; and (3) Tenant's anticipated condenser water usage. It is specifically understood and agreed that the Tenant Work shall not include the mechanical attachment to the curtain wall of partitions or any other item.

(b)          Landlord shall, within fifteen (15) days after receipt thereof, either approve the Working Drawings and Engineering Drawings, or disapprove the same advising Tenant of the reasons for disapproval. If Landlord disapproves of the Working Drawings or Engineering Drawings, Tenant shall modify and submit revised Working Drawings, and a revised Engineering Drawings, taking into account the reasons given by Landlord for disapproval. In the event that the final Working Drawings and Engineering Drawings as approved by both parties require changes to be made in the previously approved reflected ceiling plan and/or partition plan, then such changes shall be deemed to be Change Orders under Section 7 of this Exhibit B and shall be a Tenant Delay if such changes delay Tenant's timely surrender of possession of the Existing Premises or delay timely completion of the Landlord Work.

(c)          Landlord reserves the right, to be exercised at the time that Landlord gives its final approval of the Working Drawings, to designate certain portions of Tenant's Work which must be removed (and the Premises repaired or, at Landlord's option, restored to their condition on the Delivery Date) upon expiration or earlier termination of the Lease. This designation shall include items such as computers floors, new stairwells and staircases, specialty plumbing, supplemental cooling units, bracing of floors, any structural alterations, vaults, safes or any other non-standard office improvements, but shall not include white noise systems, voice/data risers, cabling (except as otherwise provided in Section 19 of the Rider), wall coverings, floor coverings and lights. Landlord shall be deemed to have required the removal of any portion of Tenant's Work containing materials which, as of the Termination Date, are Hazardous Materials requiring remediation under applicable Laws, as provided in Section 12.1.

5.           Landlord's Approval. Landlord shall not unreasonably withhold or delay approval of any Space Plans, Working Drawings, or Engineering Drawings submitted hereunder if they are compatible with the Property's shell and core construction, and if no significant modifications will be required for the Property electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment (provided that any such modifications, whether significant or not, shall be at Tenant's expense), and will not require any structural modifications to the Property, whether required by heavy loads or otherwise.

6.           Space Planners, Architects, Engineers, and Contractors. The Space Plan, Working Drawings, Engineering Drawings and the Tenant Work shall be prepared and performed by such space planners, architects, engineers and contractors as shall be selected by

Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), who will work in harmony with each other and Landlord and its contractors so as to ensure proper maintenance of good labor relationships, and in compliance with all applicable labor agreements existing between trade unions and the relevant chapter of the Association of General Contractors of America. Tenant shall have the right to replace any or all of the foregoing selections, subject to Landlord's right to approve any replacement as set forth above.

7.            Change Orders. No changes, modifications, alterations or additions to the approved Space Plan or Working Drawings ("Change Order") may be made without the prior written consent of the Landlord after written request therefor by Tenant; provided, however, that with respect to Change Orders for purely cosmetic changes (i.e., changes which do not affect the mechanical, plumbing, structural, electrical, HVAC, life safety or any other systems of the Building), Landlord shall receive reasonable prior notice and copies of such Change Orders but Landlord's consent to same shall not be required. Landlord shall not unreasonably withhold its consent to any Change Order if such Change Order is reasonable, practicable and generally consistent with the Plans theretofore approved by Landlord. In the event that the Premises are not constructed in accordance with said approved Space Plan and Working Drawings, then Landlord shall have the right, after thirty (30) days prior written notice to Tenant, to take such steps (at Tenant's expense) as are necessary to modify the Tenant Work so that the Premises reasonably comply in all respects with said approved Space Plan and Working Drawings; in such case, Base Rent and Rent Adjustment Deposits shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

8.           Compliance. The Tenant Work shall comply in all respects with the following: (a) all Laws including, without limitation, the Building Code of the City of Chicago and all other Federal, State, County, City or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person; (b) applicable standards of the National Board of Fire Underwriters and National Electrical Code, and (c) building material manufacturer's specifications. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Work and shall immediately take such steps as are necessary to remedy such violation.

9.           Guarantees. Each contractor, subcontractor and supplier participating in the Tenant Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor, and supplier shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Tenant Work, and/or the Property and/or Common Areas, or work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances necessary to effect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered.

Landlord's approval of Tenant's Space Plan and Working or Engineering Drawings, its inspections of the Tenant Work or its recommendations or approvals concerning contractors, subcontractors, space planners, engineers or architects shall not be deemed to be a warranty as to the quality or adequacy of the Tenant Work, or the design thereof, or of its compliance with Laws.

10.           Performance.

(a)          The Tenant Work shall be commenced after Landlord approves the Working Drawings, and shall thereafter be diligently prosecuted to completion, subject to delays for reasons beyond Tenant's control (except financial matters). All Tenant Work shall conform with the Working Drawings approved by Landlord in writing. Landlord shall have the right to inspect the Premises from time to time during the conduct of the Tenant Work for compliance with the Working Drawings and to monitor the quality of the Tenant Work. The Tenant Work shall be coordinated with the Landlord's Work being done or to be performed for or by other tenants in the Property so that the Tenant Work will not interfere with or delay the completion of any other construction work in the Property.

(b)          The Tenant Work shall be performed in compliance with all applicable Laws and otherwise in a safe, first class and workmanlike manner in conformity with the approved Space Plan and Working Drawings, and shall be in good and usable condition at the date of completion.

(c)          All required permits shall be submitted to Landlord prior to commencement of the Tenant Work.

(d)          Each contractor and subcontractor shall be required to obtain prior written approval from Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) for any space outside the Premises within the Property, which such contractor or subcontractor desires to use for storage, handling, and moving of his materials and equipment, as well as for the location of any facilities for his personnel.

(e)           The contractors and subcontractors shall be required to remove from the Premises and dispose of, at least once a week and more frequently as Landlord may reasonably direct, all debris and rubbish caused by or resulting from the construction. During performance of the Tenant Work Tenant shall be provided, at no expense to Tenant, with space reasonable close to the Building's service elevator for placement of the Tenant's contractor's dumpsters for waste disposal. Upon completion of the Tenant Work, the contractors and subcontractors shall remove all surplus materials, debris, rubbish and job boxes of whatever kind remaining within the Property which has been brought in or created by the contractors and subcontractors in the performance of the Tenant Work. If any contractor or subcontractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within two (2) business days after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and charge the cost thereof to Tenant as additional rent under the Lease.

(f)           Tenant shall obtain and furnish Landlord all approvals with respect to electrical, water and telephone work as may be required by the respective company supplying the service. Tenant shall obtain utility service, including meter (if not already existing), from the utility company supplying service, unless Landlord elects to supply service and/or meters. The costs of all such utilities shall be paid by Tenant.

(g)           Intentionally omitted.

(h)           Landlord's acceptance of the Tenant Work as being complete in accordance with the approved Space Plan and Working Drawings shall be subject to Landlord's inspection and written approval. Tenant shall give Landlord five (5) days prior written notification of the anticipated completion date of the Tenant Work.

(i)           If contemplated or permitted under the statutes of the State of Illinois, within ten (10) days after completion of construction of the Tenant Work, Tenant shall execute and file a Notice of Completion with respect thereto and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose.

(j)           Tenant shall, at its cost and expense construct, purchase, install and perform any and all items of the Tenant Work and employ its personnel so as to obtain any governmentally required certificate of occupancy, including, without limitation, a certificate of occupancy issued by the City of Chicago.

(k)           If an expansion joint occurs within the Premises, Tenant shall install finish floor covering to or covering such joint in a workmanlike manner, and Landlord shall not accept responsibility for any finish floor covering applied to or installed over the expansion joint.

(l)          Copies of architectural, mechanical, electrical and plumbing "as built" drawings shall be provided to Landlord no later than thirty (30) days after completion of the Tenant Work.

(m)           Intentionally omitted

(n)           Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Property. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, subcontractors or suppliers, in or about the Premises or Property, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled. Landlord shall, during the performance of Tenant's Work, use reasonable efforts to conduct its labor relations such that there is no interference with the conduct of Tenant's Work.

(o)           Landlord shall not be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Property or Premises as a result of the Tenant Work. If such disturbances or deficiencies result, Tenant shall correct the same and restore the services to Landlord's reasonable satisfaction, within a reasonable time.

(p)           If performance of the Tenant Work shall require that additional services or facilities (including without limitation, extra or after-hours elevator usage or cleaning services) be provided, Tenant shall pay Landlord's reasonable charges therefor.

(q)           Tenant's contractors shall comply with the rules of the Property and Landlord's requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris as set forth in Attachment 3 which is attached hereto. Tenant must coordinate its after-hours use of the freight elevator and truck dock with usage of the same by the cleaning crew of the Building. Demolition, trash-hauling and major materials deliveries must be performed before 7:00 a.m. or after 6:00 p.m. on weekdays or on weekends. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants. The Tenant Work and all cleaning in the Premises must be controlled to prevent dirt, dust or other matter from infiltrating into adjacent tenant or mechanical areas.

(r)           Any Tenant Work in Common Areas on occupied floors or the premises of other tenants shall be performed before 7:00 a.m. or after 6:00 on weekdays or on weekends, but not between 8:00 a.m. and 1.00 p.m. on Saturdays.

(s)           Landlord may impose reasonable additional requirements from time to time in order to ensure that the Tenant Work, and the construction thereof does not disturb or interfere with any other tenants of the Property, or their visitors, contractors or agents, nor interfere with the efficient, safe and secure operation of the Property, nor damage the Building, including, without limitation, the Common Areas, freight elevators or loading docks.

11.           Insurance. All contractors and sub-contractors shall carry Worker's Compensation Insurance covering all of their respective employees in the statutory amounts, Employer's Liability Insurance in the amount of at least $500,000 per occurrence, comprehensive general liability insurance of at least $5,000,000 combined single limit for bodily injury, death, or property damage (except that for any contract or subcontract in the amount of $1,000,000 or more; such comprehensive public liability policy shall be at least $10,000,000 combined single limit) and any comprehensive automobile liability insurance covering the use of their respective owned, non-owned or hired automobiles and other vehicles with limits of not less than $1,000,000 combined single limit; and the policies therefor shall cover Landlord and its designees and Tenant, as additional insureds, as well as the contractor or subcontractor. Tenant shall carry builder's risk insurance coverage respecting the construction and improvements to be made by Tenant, in the amount of the anticipated cost of construction of the Tenant Work (or any guaranteed maximum price). All insurance carriers hereunder shall be rated at least A and X in Best's Insurance Guide. Certificates for all such insurance shall be delivered to Landlord before the construction is commenced or the contractor's equipment is moved onto the Property. All insurance provided by Tenant's contractors and subcontractors shall be primary and any insurance maintained by Landlord shall be excess and non-contributory. All policies of insurance must require that the carrier give Landlord thirty (30) days' advance written notice of any cancellation or reduction in the amounts of insurance. In the event that during the course of the Tenant Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant's cost.

12.           Signage. See Section 3 of the Rider.

13.           Intentionally omitted.

14.           Indemnity. Tenant shall indemnify, defend and hold harmless each of the Indemnitees from and against any claims, demands, losses, damages, injuries, liabilities, expenses, judgments, liens, encumbrances, orders, and awards, together with attorneys' fees and litigation expenses arising out of or in connection with the Tenant Work, or Tenant's failure to comply with the provisions hereof, or any failure by Tenant's contractors, subcontractors or their respective employees to comply with the provisions hereof, except to the extent caused by the intentional or negligent acts of Landlord or its agents, employees or contractors.

15.           Certain Definitions.

(a)           "Space Plan" herein means a floor plan, drawn to scale, showing: (i) demising walls, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (ii) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, and (iii) any other details or features required to reasonably delineate the Tenant Work to be performed.

(b)           "Working Drawings" herein means fully dimensioned architectural construction drawings and specifications, and any required Engineering Drawings, and shall include any applicable items described above for the Space Plan, and if applicable: (i) electrical outlet locations, circuits and anticipated usage therefor; (ii) reflected ceiling plan, including lighting, switching, and any special ceiling specifications; (iii) mechanical drawings for all heating, ventilating and air-conditioning equipment; (iv) details of all millwork; (v) dimensions of all equipment and cabinets to be built in; (vi) furniture plan showing details of space occupancy; (vii) hardware (including keying) schedule; (viii) lighting arrangement; (ix) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems; (x) special heating, ventilating and air conditioning equipment and requirements; (xi) weight and location of heavy equipment, and anticipated loads for special usage rooms; (xii) demolition plan; (xiii) partition construction plan; (xiv) type and color of floor and wall-coverings, wall paint and any other finishes; (xv) plumbing drawings; (xvi) door schedules; (xvii) structural plans (if applicable); (xviii) riser diagrams; (ix) voice/data communication plans; and (xx) any other details or features required to completely delineate the Tenant Work to be performed.

16.           Taxes. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, personal property taxes, sales tax or value added tax) assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises and the Work to the Premises under this Agreement, but excluding any taxes of which Tenant pays its Tenant's Share under Article 4 of the Lease. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

17.           INCORPORATED INTO LEASE; DEFAULT. THE PARTIES AGREE THAT THE PROVISIONS OF THIS WORKLETTER AGREEMENT ARE

HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Workletter Agreement, the latter shall govern and control. If Tenant shall default under this Workletter Agreement and such default creates or threatens to create a safety or health risk to persons within the Building (including the Premises) or a risk of damage to Landlord's property (including the Building) or the property of other tenants, then Landlord may order that all Work being performed in the Premises be stopped immediately, and that no further deliveries to the Premises be made, until such default is cured, without limitation as to Landlord's other remedies, including, without limitation, Landlord's right to cure such default and be reimbursed for the reasonable cost of such cure by Tenant. Any amounts payable by Tenant to Landlord hereunder shall be paid as additional rent under the Lease. Any default by the other party hereunder shall constitute a default under the Lease and shall be subject to the remedies and other provisions applicable thereto under the Lease. If Tenant shall default under the Lease or this Workletter Agreement and fail to cure the same within the time permitted for cure under the Lease, and the Lease is terminated as a result of such Default, then all amounts paid or incurred by Landlord towards the Improvement Allowance shall become immediately due and payable as additional Rent under the Lease.

ATTACHMENT 1
TO WORKLETTER AGREEMENT

1.            Landlord will provide electrical capacity of five (5) watts per rentable square foot for lights and outlets ("Tenant Electric"). The risers that supply the electrical power and the meters to determine consumption for each floor or partial floor will be provided as part of the Base Building Work. In the event Tenant requires additional electrical capacity in the future, Landlord will provide riser capacity, if then available, to provide for up to a total of three (3) additional watts per rentable square foot (for a total of eight (8) watts per rentable square foot; 2 watts per rentable square foot for lighting and 6 watts per rentable square foot for convenience outlets and business equipment). This additional capacity may require an additional transformer. Tenant shall be responsible for costs, if any, associated with the transformer, conduit and conductors and other related expenses to add capacity with or without a new transformer. Furthermore, if additional wattage is added, any requirement for additional cooling shall be at Tenant's expense.

2.            Landlord shall be responsible for modifications to meet ADA requirements as mandated outside of Tenant's Premises, as well as the existing Building core washrooms within the Premises. Except as provided in the prior sentence, Tenant shall be responsible for ADA compliance within the Premises including the elevator lobbies and corridors on each full floor and any and all private washrooms within the Premises (other than the existing Building core washrooms). Landlord shall provide at its cost the Building infrastructure necessary to support Tenant's ADA life-safety systems including the fire annunciators panels for audio-visual strobe systems.

3.           The Base Building Work shall include building standard blinds (in good repair) for all exterior windows.

4.           Wall-mounted fire extinguishers will be provided as required by fire codes in the mechanical and electrical rooms located in the core areas of the Premises.

5.           Completed standpipe connections and fire alarm communication speakers will be provided in the elevator lobbies and Building stairwells.

6.           The Building core doors shall be as currently exists in the Premises.

7 ..           The base Building currently provides for telephone service cables from the network point of presence distribution system to the telephone communications closet on each floor of the Premises. Telephone riser capacity to each of Tenant's floors shall be delivered "as is" as part of Base Building Work. The Landlord shall provide, in a location to be designated by Landlord, the equivalent of two (2) four (4) inch sleeves for Tenant's telecommunication needs for current and future requirements. For inter-floor wiring, Tenant should use satellite closets within the Premises, which is required for access and security purposes, not the Building riser closet.

8.           The floor leveling standard shall be 1/2" over 10' non-cumulative. The Landlord shall provide a survey or comparable documentation of compliance prior to December 31, 1997, subject to Tenant's completion of demolition (except for the 13th floor) no later than October 31, 1997.

9.           Landlord shall provide for the installation of sprinklers in all Tenant's Initial Premises and such installation shall include fully recessed sprinkler heads within Tenant's Initial Premises distributed at the ratio of 1 per 200 rentable square feet. This work shall be coordinated with Tenant's interior improvements. Any costs incurred by Landlord for sprinklers (including installation) in excess of the preceding ratio shall be paid by Tenant.

10.           Any HVAC "rebalancing" that Landlord elects to complete in connection with this Lease shall be completed and coordinated with the other Base Building and Tenant Work. However, such HVAC "rebalancing" will not result in there being less VAV boxes on Tenant's floors than currently exist. Landlord shall provide an average of one (1) cubic foot per minute ("CFM") of air per square foot of the Premises.

Tenant may reserve the right to have the Landlord demolish the existing stair within the Premises with the Landlord's Work, including the restoration and reconstruction of the floor slab. Such right must be exercised, if at all, by written notice to Landlord no later than December 31, 1997.

Revised July 25, 1997
ATTACHMENT 2

Building Standard Items

303 East Wacker Drive

1.	Schlage latchset - D10S, Athens style, 612 finish.

2.	Schlage lockset - D53PD, Athens style, 612 finish with cylinder keyed to building master key system.

3.	Stanley hinges -F179 4-1/2" x 4-1/2" primed painted. (Used on Building Standard interior doors.)

4.	Stanley hinges -FBBI79 4-1/2" x 4-1/2". (Used on 3'-6" x 8'-6 1/2" doors.)

5.	LCN closer - 4010 x AL paint. (Used on secondary doors. Optional on interior doors.)

6.	Quality floor stop - 431ES x US10.

7.	Building standard hollow metal door - 3'-0" x 8'-6 1/2".

8.	Building standard hollow metal frame - 3'-0" x 8'-7 1/2".

9.	Building standard secondary hollow metal door - 3'-6" x 8'-6 1/2".

10.	Building standard secondary hollow metal frame - 3'-6" x 8'-7 1/2".

11.
24" x 48" lay-in recessed fixture flush with ceiling tile 120V in-line fused, 3 tube with GE F32 T8/SP35 or equal with electronic ballast, 18 cell parabolic diffuser. Fixture must be City of Chicago air plenum approved and equipped with return air slots.

12.	24" x 48" lay-in emergency fixture, same as Item #11, with two (2) 6" long lead wires from ballast compartment EM fixture appropriately "tagged," fused once.

13.
Acoustical Ceiling - Armstrong Second Look - 2 x 4 exposed grid ceiling system using Chicago Metallic Corp. #750 Series lo-gloss grid and Armstrong 2 x 4 x 3/4" Class A Second Look lay-in board, item #2765-C.

14.	Vinyl tile - 12" x 12" x 1/8" thick composition. Vinyl tile, Armstrong Imperial Excelon.

15.	Vinyl base - 2-1/2" or 4" high straight or cove. Roppe/VPI rubber base #93 black, brown, or black/brown.

16.	Drywall -
Demising Partition: 2-1/2" metal studs (25 ga.) at 24" on center erected to underside of slab with 2 layers of UL approved 5/8" gypsum board on both sides. Bottom layer is to extend within 12" of slab and second layer is to extend 6" above acoustical ceiling. 2" fiberglass batt insulation between studs.

Corridor Partition: 2-1/2" metal studs (25 ga.) at 24" on center erected to underside of slab with 2 layers of UL approved 5/8" gypsum board on both sides. Bottom layer extends to underside of slab and second layer extends to 3" above ceiling. 2" fiberglass batt insulation between studs.

Interior Partition: 2-1/2" metal studs (25 ga.) at 24" on center erected to underside of slab. One layer of UL approved 5/8" gypsum board on both sides erected approximately 3" above ceiling.

17.	Building standard paint: Any light tone pastel color from Glidden's Color Chart is considered "Building Standard."

•	One prime coat and two coats of flat latex paint on all partitions.

•	From the second floor up (multi-tenant floors) the corridor doors are enamel and the elevator doors are electrostatic enamel paint both are Benjamin Moore #979.

•	The plaza elevator doors are bronze.

•	The revolving doors are painted PPG Duranar UC 50900.

•	The concourse sign band, retail entrances and the Swissôtel and Columbus doors are PPG Super 600 Duracron UC 45311.

•	The freight elevator vestibules are Benjamin Moore #856, upper portion and Benjamin Moore #979, lower portion.

•	The janitor closets are Benjamin Moore #856, upper portion and Benjamin Moore #979, lower portion.

18.	Window Coverings - Levelor dark bronze horizontal venetian blinds on all building perimeter windows.

19.	Carpeting - Designweave Eastfair/Haddon Hall loop pile or Windswept cut pile.

20.	VAV boxes - E.T.I. (Environmental Technology, Inc.) model SDR with Johnson Controls Metasys operator and Metastat thermostat. (Note: Floor has to be wired for this system.)

21.	Exit signs - Alcko Edge Glow RPL - 110E - GLR-AP, 120v.

22.	Sprinklers should be installed per local/state/federal code and be fully recessed. Tenant shall provide reflected ceiling and partition plans in autocad format.

"CONTRACTOR REGULATIONS AND GUIDELINES
FOR TENANT IMPROVEMENT"
ATTACHMENT 3
(consisting of 10
pages)

1.
Cushman & Wakefield State Street, Inc., (C&W) will be involved in the Tenant Improvement ("T.I.") process from "kick off" to "move in", including plan review, pre-testing, testing, pre-qualification of contractors and the coordination of building systems tie-in. C&W will coordinate the use of the loading dock and freight elevators.

The Contractor's superintendent is encouraged to make use of C&W experience with the building systems. C&W will make itself available for consultation during the entire process. They will attend all meetings with the contractors, subcontractors or space planners that involve building systems or major changes of scope and as such, expect to be informed of all meetings.

Plans and specifications must be approved by C&W prior to commencement of any work. Contractor is responsible for checking with C&W on the approval of the plans and specifications.

A "kick off" meeting will be scheduled by C&W prior to start of construction with tenant representative(s), designer representatives(s), contractor(s) and C&W, both Management and Construction Offices, to discuss guidelines. procedure, schedule, quality control and other items that will make the job run smoother for all parties.

All coordination of C&W services (i.e., use of loading deck, freight elevator, deliveries, after hours access. etc.) will be done by the General Contractor only, not individual subcontractors.

2.
After hours access will be provided based upon the subcontractor list provided to the building management. Any deviation will require written explanation. After hours Access Request Forms (Attachment 1) may be obtained from C&W during normal business hours and submitted to C&W office no later than 3:00 p.m., Monday through Friday.

3.
The Building is equipped with one freight elevator to serve all floors. All T.I. Contractors and Contractor personnel must use only the freight elevator for transportation of men, materials, and equipment. No Contractor/Subcontractor personnel or equipment are permitted within the finished passenger cabs. These are reserved for occupants of the Building and their guests. If any Contractor or Subcontractor personnel are found in the passenger cabs, the elevators will be immediately inspected for damage and all damages, whether a result of said use or not, shall be corrected by C&W at Contractor's expense.

4.
Loading dock hours are Monday through Friday 8:00 a.m. to 4:00 p.m. unless otherwise specified by lease, anything before or after that is considered overtime and will be billable as such. Billable rates based upon local union contracts, in-place at this time and are available from the Office of the Building upon request. A Freight Elevator Request Form (Attachment 2) must be submitted to C&W. During the business day, reservations may be made in two hour increments on a first come first served basis. Reservations made for Saturday and Sunday or "after hours" that result in a "no show", will be billed a four hour minimum unless canceled in writing 24 hours previous to the commencement time.

5.
All Contractors and all personnel shall enter and exit through the loading dock at all times. Building Security personnel have the right to inspect all tool boxes of Contractors or Subcontractors upon departure from the building.

6.
When working on a tenant occupied floor, all deliveries are to be accepted, moved and delivered to the contracted suite by 8:00 a.m. When accepting deliveries, masonite must be installed to protect wall and floor finishes. It is the Contractors' responsibility to keep public areas clean at all times.

7.
All material deliveries shall be made at the loading/service dock. All deliveries consisting of bulk material must be made between the hours of 5:00 p.m. and 8:00 a.m., and must be scheduled with C&W. If deliveries are to be made at other times, approval must be obtained from C&W office. At no time will material be transported through the building lobby or public areas unless specifically authorized in writing.

Should the use of the freight elevator by the Contractor/Subcontractor delay the removal of rubbish from tenant occupied spaces at night, the Contractor/Tenant will bear the extra cost incurred for overtime.

8.
All construction waste and debris shall be removed via the freight elevator to the loading dock. No construction waste or debris may be placed in the building Dumpster/compactor. The Contractor will provide for removal of waste and debris from the building at its own expense. If a Dumpster is required (space allowing), the location shall be authorized by C&W. A Dumpster Identification Card Form (Attachment 3) should list the company which will be handling the Contractor's Dumpster/hauling. This form must be completed and submitted to C&W prior to placement of a Dumpster.

9.
Should the Contractor require access to another tenant's occupied space within the building, please notify C&W in writing at least 48 hours in advance with the After Hours Access Request Form (Attachment 1). The request should include the list of subcontractors who will be accessing the space, whether or not they will require ceiling access, the areas that will be worked on and the length of time needed to complete or perform work in the space. No drilling, hammering, loud noises or use of materials causing offensive odors will be allowed during the business day, from 8:30 a.m. to 6:00 p.m.

10.
All corrective work or work performed in occupied spaces at any time must be immediately cleaned up by the workmen prior to leaving the job or at the end of the business day if the project is on-going. The Contractor shall be responsible for all costs incurred by C&W if this clean-up work is not performed satisfactorily.

11.	Air conditioning to the space will not be provided until branch ducting and VAV boxes have been installed.

12.
Contractors are required to erect and maintain dust barriers and proper dust covers on the floors at exit areas of construction. These are required on floors which are occupied by other tenants. Contractor is responsible for taking extra precaution to safeguard the floors, walls and/or elevators from damage which may be caused by the movement of materials or debris.

13.	Below is the procedure of draining and filling fire sprinkler systems on floors under construction. All draining is to be complete by 7:00 a.m. and filled by 2:30 p.m.

a)	Prior to start of any work, Subcontractor personnel should contact the Building Engineer through C&W office.

b)	The sub-contractor must provide to the Office of the Building the name, company name, date, time of drain and area(s) to be worked on.

c)	Building engineers will drain the system for the sub-contractor to complete the necessary work. It should be noted that no more than two (2) floors stacked are to be drained at one time.

d)	Upon completion of work, Subcontractor shall check system for leaks and verify with Building Engineering that no leaks are visible.

e)	Building engineers will then open the standpipe. Reassemble tamper switches in proper sequence.

f)	Subcontractor personnel will notify Engineering of job completion. At this time, Engineering will acknowledge, restore and reset the fire alarm system.

At no time shall a floor be permitted to be dry after working hours. All work performed on fire sprinklers and/or fire standpipes should be scheduled with the Building Chief Engineer at least 24 hours in advance. Contractor must comply with the conditions of the Building Engineer's approval of shutting down, filling and/or opening up of a fire sprinkler and/or fire standpipe system.

14.
Contractor shall keep the space clean at all times. All construction debris shall be removed through the service elevator or stairs on a daily basis and shall not be allowed to accumulate. In the event that the Contractor fails or refuses to keep the demised premises free of accumulated waste, C&W reserves the right to enter said premises and remove the debris at the Contractor's expense. In addition, all public areas, i.e., corridors, restrooms, janitor's closets, etc. shall be maintained and kept free of construction debris, dust, etc.

15.
Removal of combustible objects such as cardboard, empty paint cans, paint rags and other combustible materials should occur on a daily basis; such objects should be disposed of in an approved receptacle and in a legal manner.

16.
The storage of all flammable liquids (paint, lacquer thinners, paint thinners, etc.) shall be in UL approved fire rated (for flammable liquids) storage cabinets or the liquids are to be removed from the property daily. If such materials will be stored in the proper storage cabinets, C&W should be notified of their existence, location and quantity. At the end of the project, all remaining paint is to be removed from the property and disposed of legally.

17.
No gasoline operated devices, i.e., concrete saws, coring machines, welding machines, etc. shall be permitted within the building premises. All work requiring such devices shall be performed by means of electrically operated substitutes.

18.	All approved gas and oxygen canisters shall be properly chained and supported to eliminate all potential hazards. At the completion of use, said containers shall be promptly removed from the building.

19.
All electrical rooms on construction floors are to be kept clean and orderly at all times and must be locked at the end of each work day. These rooms cannot be used as storage for tools or supplies. At the end of each day all garbage and wire remnants are to be removed and a clear pathway maintained to all panels. Initial access to electrical & telephone equipment rooms can be arranged through C&W. Tenant equipment may not be installed in electrical or telephone rooms. All panel covers are to be replaced and properly labeled upon completion. All penetrations through floors, walls and ceilings should be properly fire safed, upon completion.

20.	Upon completion and termination of all electrical circuits and before energizing, notify Building Chief Engineer so that a neutral to ground bonding test can be performed.

21.
Specific restrooms will be designated for Contractor use. Anyone found using restrooms other than specified, or anyone using the janitorial closets will be subject to dismissal. No one is permitted to use the janitorial closets without C&W permission. Janitors' slop sinks cannot be used for disposal of flammable, hazardous waste or drywall taping compound. Contractor is responsible for maintenance while using designated restrooms. Upon completion of each tenant improvement, the Contractor will be responsible for restoring the facility to its original state.

22.	Any use of telephone room chase way must have prior approval from the General Manager.

23.
During the construction, stairwells or fire doors leading to stairwells may not be blocked with trash. Fire doors may not be propped or blocked open in any fashion or in any way. Stairwells may not be used for the storage of any materials and they are to be kept clear at all times. During construction, air conditioning smoke dampers may not be propped open.

24.
All smoke detectors on the base building system are to be protected during construction, demolition, sweeping or other clean up operations that may cause considerable dust or smoke. At the end of each work day, after the dust has settled, each smoke detector that had been protected during the day are to be uncovered to ensure proper operation.

25.
All contractors are to take adequate precautions to prevent the accidental tripping of the fire alarm system. All management costs connected with resetting false alarms initiated by the Contractor or its Subcontractors will be charged to the Contractor's account.

At completion of every work day, fire, life, safety system shall be left trouble and alarm free. Contractor to notify Building Engineering of said status before leaving job site.

26.
Contractors are required to keep at least four currently certified 10 pound ABC fire extinguishers on each floor during construction. They are to be placed inside the controlled area and all workers are to be informed as to their location and proper use. Construction workers should be informed by their supervisors on means of egress from the floor in case of an emergency, location of fire pull stations and locations of wet stand pipes.

27.
All "J" boxes and fire/life safety conduit that are installed during tenant build-out, must be marked with red spray paint. All fire/life safety wiring must be kept strictly within the color code. There is a color code and chart for every floor located inside the panel in the electrical room on each floor. This chart should not be removed. Failure to adhere to the color code may result in costly time consuming rewiring. Only building authorized life safety contractors will be allowed to pull wire, install and connect life safety devices (i.e., speakers, pull stations and smoke detectors).

28.
Prior to core drilling, the Contractor will submit a "scaled drawing" for approval by the Building's structural engineer, upon approval of such drawing the Contractor will inform C&W of the locations of the core drill for the review and approval of the Chief Engineer. All core drills are to be located from the underside to prevent damage to any of the exposed fire/life safety conduit on the underside of the decking. If cores are to be wet-drilled, slurry run-off shall be contained and must not be allowed to reach tenant areas below the construction. Any slurry that does migrate to the floor below shall be cleaned by the construction company in charge of the build-out above. Coring hours will be 6:00 p.m. to 2:00 a.m.

29.
If applicable, upon completion of all tie-ins to heating hot water and/or condenser water loops, Contractor is to back flush with clean domestic water for two hours prior to introducing the system into the base building riser.

30.
Any damage sustained during T.I. to electrical rooms, telephone rooms, storage closets, janitor closets, restrooms, or freight lobbies is the responsibility of the Contractor or tenant. A list of exceptions (punch list) to these areas should be submitted to the Management Office and the T.I. department prior to commencement and should be acknowledged by those offices.

31.
All keying schedules and/or lock cylinders must be provided to Engineering three weeks prior to move-in. The Contractor, the Engineering Department and Management Office will have keys to the construction cylinders for access.

32.
On partially occupied floors, painting and varnishing are to be done after hours when air conditioning is non-operational and dampers are closed. Please notify C&W at least 24 hours prior to commencing painting. Any spray painting with solvent based paints must be pre- approved by the City Code and C&W. Painting of elevator doors is to be supervised by the Elevator Maintenance Company (appropriate to the building). Please notify C&W at least 24 hours in advance.

33.
No Contractor shall be allowed to start any work in the building without a current Certificate of Insurance on file with C&W. Contractor must keep current insurance certificates on all subcontractors. Any Contractor/Subcontractor performing work found to be without current insurance will be immediately ordered off the premises. Contractor, in subcontractors' certificates of insurance, shall list the additional insureds as stated in the Client Information Package.

34.
The Contractor/Subcontractor shall obtain at its expense, all permits and licenses necessary to perform the work and shall comply with all laws, ordinances, State and Federal government regulations, and with any Board or Commission or other duly qualified body regulations.

35.	C&W reserves the right to inspect work, stop work and/or have a worker removed from the job at any time during the project.

36.
The Contractor will be required to furnish the C&W with a list of subcontractors prior to commencement of the job. This list will include phone numbers and contacts for each Contractor/Subcontractor, including home and emergency telephone numbers.

37.
No graffiti or vandalism will be tolerated. Any individual caught in the act shall be immediately removed from the premises and will not be allowed to return. In addition, all repairs will be at the Contractor's expense.

38.	No tobacco smoking or chewing will be permitted in occupied or public areas. Smoking is allowed only in designated areas approved by C&W.

39.	No radios or other non functional sound producing equipment will be permitted on any floor (unless required by Code or C&W).

40.
Respect must be shown to the building tenants at all times. Rude and obscene behavior, including foul and abusive language, will not be tolerated. Offenders will be asked to remove themselves from the premises and shall not be permitted to return.

41.	Wet paint sign must be posted in all public areas when appropriate.

42.
The building shall provide electrical service consisting of 110V/220V outlets with 15A/20A capacity. Any power requirements in excess of that listed per the Lease Agreement shall be the responsibility of the Contractor/Subcontractor.

43.
Contractor shall provide temporary electrical devices within the demised premises for its subcontractors use. Contractor will not be permitted to run extension cords through public space on occupied floors or through occupied tenant spaces.

44.
The Contractor shall use reasonable measures to minimize energy consumption in the construction area when possible. The building shall pay for normal electrical consumption during the construction process. All lights and equipment must be extinguished at the end of the Contractor's business day. In the event that the Contractor continues to leave lights and equipment on during off hours, C&W reserves the right to receive just compensation for excessive electrical consumption.

45.
Contractor/Subcontractor shall inaugurate and maintain an accident prevention program and an employee safety training program. All employees on the job, regardless of whose direct payroll they are on, are required to respond to safety instructions from the Contractor's supervisor. Persons who do not respond shall be removed from the job.

46.
The Contractor should cover air transfers when working next to an occupied space to control the transmission of dust and dirt. Covering must be removed at the completion of daily construction. Keep all tenant entrance and exit doors closed to restrict the movement of dust or dirt. Close off temporary openings with polyurethane. Due to local fire codes, no openings may be made on a tenanted floor to the corridor unless the door remains closed except when materials are being delivered. Pre-filters should be installed over all return air openings until finished floors are installed. Verify with Building Engineer prior to installation of pre-filters.

"ATTACHMENT 1"
CUSHMAN & WAKEFIELD STATE STREET, INC.
THREE ILLINOIS CENTER
AFTER HOURS ACCESS REQUEST

DATE OF REQUEST FOR ACCESS:  _________

APPROXIMATE TIME OF ARRIVAL: ________          AM/PM (CIRCLE ONE)

CLIENT: _______________________________________________

FLOOR(S): _____________________________________    SUITE NO: ________

NAME OF GUEST (LIST ALL):

FREIGHT ELEVATOR:         YES / NO / ACCESS ONLY (CIRCLE ONE)
IF YES, PROVIDE SEPARATE FRT. ELEV. REQUEST

SPECIAL INSTRUCTIONS:

REQUESTED BY: ___________________________________________________
NAME & TITLE, and PLEASE PRINT

SIGNATURE: _______________________________________________________

PLEASE BRING THIS COMPLETED FORM TO THE OFFICE OF THE BUILDING PRIOR TO 3 PM

__________________________________________________________________________________
THIS SECTION TO BE COMPLETED BY THE OFFICE OF THE BUILDING:

CONFIRMED BY: _________________________________

ACCESS:          YES / NO                                COPY TO ENGINEERING: YES / NO

Distribution: Security Console - Dock - File - Client

"ATTACHMENT 2"
Cushman & Wakefield State Street, Inc.
THREE ILLINOIS CENTER
FREIGHT ELEVATOR REQUEST

Today's Date: ____________

Name of Client: ______________________________________

Scheduled Day/Date: __________________________________

Schedule Time: _______________________ To: _______________________

Floor for delivery/pickup: _____________________

Delivery/Moving Vendor: _____________________

Insurance Certificate of Vendor received by Management: Yes / No (circle one)

Name of Authorized Person making the Request: ________________________

Telephone Number: _______________________

Comments or Special Instructions:

________________________________________________________________________
(For Management use only)
Time Received: __________                  Approved By: ______________________________

Freight Elevator Operator/Starter: ________________             Car No: _________________

Job Completed: Yes / No           FEO _______________         VENDOR _______________
(signature of Operator)                   (signature of Foreman)

Comments:
________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

Distribution: Security Console - Dock - Client - Operator - File

"ATTACHMENT 3"
Cushman & Wakefield State Street, Inc.
THREE ILLINOIS CENTER
DUMPSTER I.D.

To be used by Client or Contractor wishes to have a Dumpster delivered at the Dock.

Name of Client/Contractor: ___________________________

Job/Floor: _________________________________________           Client Alterations:

Contact Name: _______________________         Contact Phone No: _________________

Number of Days Project is expected to last: _________________________________

Date container will arrive at Loading Dock: _________________________________

Size of Container: _____________________

Special Instructions:

*All Dumpster are to be delivered after 5:00 P.M. and removed before 6:00 a.m., unless other arrangements have been made with the Management:
______________________________________________________________________________
(For use by Management only)

Date received: _________________                         Approved By: _______________________

Special arrangements if any:  ______________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Distribution: Security Console - Dock - Client - Operator - Engineer - File

EXHIBIT C

SYSTEMS SPECIFICATIONS

Air-conditioning which shall, within tolerances normal in first-class buildings, be capable of maintaining inside space conditions of 78°F dry bulb and 50% relative humidity when outside conditions are 95°F dry bulb and 75°F wet bulb. Heating shall, within tolerances normal in first-class office buildings, be capable of maintaining inside space conditions of 72°F dry bulb when outside conditions are -5°F dry bulb. The foregoing is based upon occupancy density of not more than one (1) person for each one hundred fifty (150) square feet of floor area within the Premises and a maximum electric lighting and office machine load of 5.0 watts per useable square foot connected load. Landlord shall provide an average of one (1) cubic foot per minute ("CFM") of air per square foot of the Premises.

EXHIBIT D

RULES AND REGULATIONS

1.           No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises and if visible from the outside or public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing, which approval Landlord shall not unreasonably withhold, condition or delay.

2.           Tenant shall not use the name of the Building for any purpose other than Tenant's business address; Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence. The preceding sentences shall not apply for so long as the Building is named after Tenant, as set forth in Section 16 of the Rider to the Lease.

3.           No article which is explosive or inherently dangerous is allowed in the Building, except for substances (including, without limitation, cleaning fluids and copy machine toners) customarily used in offices.

4.           Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known or named. The preceding sentence shall not apply for so long as the Building is named after Tenant, as set forth in Section 16 of the Rider to the Lease.

5.           Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed.

6.           No animals (except for dogs in the company of a blind person), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

7.           Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

8.           Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

9.           No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord's prior approval except for any areas designated by Tenant as secure areas ("Secure Areas"). In the event that Tenant does not provide Landlord with copies of keys to any Secure Area, Tenant waives all claims, against Landlord arising out of or resulting from Tenant's choice not to provide Landlord with a key to such Secure Area.

10.           Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, the Landlord will, upon request direct where and how connections and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

11.           Except with the prior approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

12.           The weight, size and location of safes, furniture, equipment, machines and other large or bulky articles shall be subject to Landlord's approval and shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct and at Tenant's sole risk and cost. Prior to Tenant's removal of any of such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord.

13.           Tenant shall not overload the safe capacity of the electrical wiring of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

14.           To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

15.           Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating and cooking facilities for the benefit of its employees or guests, provided the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

16.           Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

17.           No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

18.           Tenant shall at all time maintain the window blinds in the lowered position, though Tenant may keep the louvers open.

19.           Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

20.           No smoking, eating, drinking, loitering or laying is permitted in the Common Area except in designated areas.

21.           Landlord may require that all persons who enter or leave the Building identify themselves to security guards, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

22.           Tenant shall conform to all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building.

EXHIBIT E

THREE ILLINOIS CLEANING SPECIFICATIONS

I.           CLEANING SPECIFICATIONS - NIGHT

A.           CLIENT SUITES

GENERAL NOTE: The Contractor is responsible for damage to client space including any broken desks, plants, venetian blinds, etc.

1.           NIGHTLY

a.           Carpeted floors: All carpeted floors will be vacuumed nightly using a high quality vacuum, moving all light furniture such as chairs and stands. All furniture will be replaced to its original position. Vacuum under all desks and large furniture where possible. Spot clean, as required. Beater bar vacuum should be used when necessary

b.           Uncarpeted floors: All hard-surfaced floors will be dust-mopped nightly, using a treated dust mop, moving all light furniture. All furniture will be replaced to its original position. Dust-mop under all desks and large furniture where possible. Spot-clean where necessary to remove spills and smudges and buff as necessary.

c.           Dusting and cleaning: Wipe all furniture tops, legs, rungs and sides; wipe and disinfect telephones; move lamps, ashtrays, and other accessories (i.e. paper clips holder, rolodex, etc.) as necessary. Wipe all horizontal surfaces with reach, including window ledges, baseboards, ledges, molding an sills on glass and partitions. No feather dusters will be allowed. Papers or other personal items (i.e. pictures, keys, wallets, etc.) left on desk tops should not be removed.

d.           Furniture and Accessories: Dust, wipe clean and remove finger marks if necessary, from all furniture, file cabinets, mapboards, and telephones using treated cloth.

e.           Doors and Walls: All doors, jambs, walls and window mullions will be spot-cleaned to remove streaks, smudges, finger marks, spills and stains, paying particular attention to walls around switch plates and door jambs and doors around knobs and opening edges.

f.           Trash Removal: Collect and remove wastepaper, waste material and cardboard boxes (which Contractor will flatten) to designated area in or adjacent to the premises. Separate all wastepaper from other waste material and bag separately. Waste and/or rubbish bags shall be furnished by Contractor, if requested by Manager, and shall be adequate to hold contents without breaking. Manager shall have the right to approve trash removal containers and janitorial carts. Cardboard boxes should be placed in compactor, wood and metal should be placed in open dumpster. Contractor will participate in building recycling program, where applicable.

g.           Miscellaneous: Sweep private stairways, wash as necessary, vacuum carpeted stairways, dust handrails, balustrades and stringers and necessary.

Dust and clean all chair rails, paneling, trim, door and other architectural louvers, lattices and ornamental work, grilles, pictures, vinyl or fabric of chairs and, settees, ventilating louvers, charts and baseboards. Clean all directory board glass and display glass. Wash as needed and directed by Manager.

Remove all finger marks, smudges, gum or foreign matter from glass desk tops, glass table tops, glass entrances, private entrances to offices and elevator doors. Additionally, remove all marks and smudges from metal partitions and mail chutes (if any).

Clean glass entrance doors nightly.

Scour, wash clean all water fountains and coolers, emptying waste water as needed.

Mop up, wash or spot remove all coffee stain spills, foot tracks and smears throughout. Remove all ink stains as necessary.

Dust and wash all closet and coatroom shelving, coat racks and flooring.

Wipe clean and polish all brass, stainless steel, metal and other bright work, using a non-acid polish.

Upon completion of all nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition.

Once entering a suite, the door is to be locked. Propping the doors open is not allowed.

2.	WEEKLY

a.           Carpeted Floors: All carpeted floors will be edged with an edging tool, paying particular attention to comers, behind doors, and around furniture legs and bases. Baseboards will be washed with a mild soap, rinsed with clean water and wiped dry.

3.	MONTHLY

a.           Uncarpeted Floors: All hard surfaced floors will be buffed with an electric rotary buffing machine as necessary, per manufacturer's specifications, but no less than once a month. All finish marks and/or residual cleaning fluids will be removed from baseboards, doors and frames.

b.           High Dusting: Perform all high dusting throughout on a monthly basis unless otherwise specified, including the following:

Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

Dust all overhead pipes, sprinklers, ventilating and air conditioning louvers and adjacent ceiling areas, ducts and other equipment items not reached in nightly cleaning.

Vacuum and dust all vertical surfaces such as walls partitions, doors, bucks and ventilating louvers, grills, high moldings and other surfaces not reached in nightly cleaning.

Dust all venetian blinds and window frames.

Dust exterior of lighting fixtures.

Wash all furniture glass

Upholstered furniture will be vacuumed to remove crumbs and dust.

Vacuum and dust ceiling tiles as required.

Wipe clean and polish all aluminum, chrome, stainless steel, brass and other metal work, including trim and hardware, using a non-acid polish or other solution as directed by Manager.

4.	BI-MONTHLY

a.           Hard-surfaced Floors: All hard-surfaced floors will be completely stripped, removing all finish. After the floors have been mopped, rinsed and dried, they will be refinished and machine polished to a uniformly bright, clean appearance, using manufacturer's recommended specifications. All wax spills and splashes will be removed from baseboards, doors, jambs, molding and walls.

b.           Wastebaskets: As requested by Manager or Client, thoroughly wash waste-baskets inside and out, dry, and return to their original location.

GENERAL NOTES: A non-staining floor finish that provides a high-degree of slip prevention shall be used on all floor maintenance work.

Contractor shall provide all required carpet maintenance for such installations throughout all areas of the building.

Complete floor maintenance shall be provided prior to the move-in of all new clients and a unit price shall be submitted for this work.

Provide Manager and keep on file, on site, all safety data sheets on all materials used.

5.	ANNUALLY

a.           All building standard light fixtures will be removed, cleaned and replaced.

b.           All window blinds will be removed, cleaned and replaced

B.         RESTROOMS

1.	General

It is the intention of this specification to keep lavatories thoroughly clean and not to mask odors. If disinfectants are necessary, an odorless disinfectant shall be used. Remove all wastepaper and refuse, including sanitary napkins, to a designated area in the building and dispose of same. All wastepaper and sanitary napkins receptacles are to be thoroughly cleaned and washed, and new liners installed; liners to be installed so as to ensure maximum usage of receptacles. Fill toilet tissue holders, seat cover containers, soap dispensers, towel dispensers, and sanitary napkin dispensers. All supplies (i.e. toilet paper, hand towels, toilet seat covers and plastic trash receptacle liners) to be furnished by Manager. The filling of such dispensers to be in such quantity s to last the entire business day. Whenever possible, do not overfill and do not stock supplies on shelves, vanity tops or other visible areas. Immediately report all necessary repairs/replacements to the Manager including lights nor functioning properly. The sanitary dispenser machines will be maintained by Contractor. The products for the sanitary dispensers shall be purchased by the Contractor. Revenues collected by the Contractor on a regular basis shall be deemed the revenue of the Contractor.

All tasks detailed above are to be done on a nightly basis.

2.	Nightly Cleaning

a.           Walls and Metal Partitions: Damp wipe all metal toilet partitions and tiled walls, removing graffiti with care taken not to damage surfaces. All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops.

b.           Floors and Tile: Floors will be swept clean and wet-mopped with a germicidal detergent approved by Manager using spray tank method. The floors will then be mopped dry and all watermarks and stains wiped from wall and metal partition bases, paying particular attention to comers. Scuff marks and footmarks are to be removed throughout.

c.           Metal Fixtures: Wash and polish all mirrors, powder shelves, bright work (including flushometers and exposed piping below wash basins and behind toilet fixtures), towel dispensers, receptacles and any other metal accessories. Contractor shall use only non-abrasive, non-acidic material to avoid damage to metal fixtures.

d.           Ceramic Fixtures: Scour, wash and disinfect all basins, including faucet handles, bowls, urinals and tile walls near urinals with approved germicidal detergent solution. Special care must be taken to inspect and clean areas of difficult access, such as the underside of the lip/rim of toilet bowls and urinals, to prevent buildup of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry. Toilet seats are to be left in an upright position.

e.           Powder Rooms: If applicable, should be thoroughly cleaned and floors should be washed and waxed or vacuumed with spot removal, if applicable.

3.	Weekly

a.           Floors: All floors will be machine scrubbed, using a germicidal solution, detergent and water. After scrubbing, floors will be rinsed with clean water and dried. All water marks will be removed from walls, partitions, and fixtures. An approved floor finish will be applied and buffed as needed.

b.           Floor Drains: Clean, disinfect, and fill with water to avoid the escape of sewer gasses. No acids are permitted.

4.	Monthly

a.           Walls and Metal Partitions and Washable Ceiling: Wash with water and germicidal solution. Wipe dry and polish to a uniformly bright, clean condition.

b.           High Dusting and Cleaning: Perform all high dusting, inclusive of grilles and diffusers, vacuum and wash all ceilings and louvers, including washable acoustical tile.

The above shall be performed more frequently, if directed by Manager.

5.	Quarterly

a.           Light Fixtures and Ceiling Grills: Specially trained employees will remove light lenses and ceiling grills. Wash thoroughly, dry and replace. This will be done as often as necessary, but not less often than quarterly. A proposed cleaning schedule providing for the cleaning in 25% of the building will be submitted with contractor's proposal for the proper care and maintenance of these fixtures. Such schedule will be subject to approval by Manager.

C.         ELEVATORS/ESCALATORS (Below and Above Grades, including Freights)

1.	Nightly

a.           Floors: All elevator carpets will be vacuumed and spot-cleaned nightly, using particular care to clean in comers and along edges. Soluble spots will be removed using a procedure without risk or injury to color or fabric. Uncarpeted floors will be swept and damp-mopped.

b.           Saddles: All saddles and door tracks will be wiped clean, removing all dirt and stains. All dirt and debris is to be removed from door tracks using brush, vacuum and/or edging tool. Saddles and tracks will be left in a uniformly bright, clean condition.

c.           Walls and Metalwork: All marks, streaks, smudges, gum and other sticky substances will be removed from walls, doors (interior and exterior), panels, granite, facing, grout, (removal of marks from grout must be accomplished without compromising the integrity of the grout), handrails and jambs and will be wiped down and polished to a uniformly clean and bright appearance. In a like manner, ceiling panels and above ceiling areas will be maintained in a uniformly clear and bright appearance. Any damage (such as scratches, graffiti or broker floor-call buttons) is to be reported to Manager. In addition, any lights not functioning properly are to be reported to Manager, noting elevator numbers.

d.           Escalators: All metal work on escalators will be wiped cleaned and polished and left in a uniformly clean and bright condition.

2.	WEEKLY

a.           Floors: Shampoo carpets in elevator cabs, including spare carpets if made available, following manufacturer's specifications. Uncarpeted floors are to be machine scrubbed and sealed, as necessary.

D.         MAIN LOBBY AND CONCOURSE

1.	Nightly

a.           Carpeted Areas: Any carpeted areas, including carpet behind consoles, will be vacuumed nightly. Vacuuming shall include nightly edging along baseboards, movement of cigarette urns and small furniture. All furniture and fixtures are to be replaced to their original position when vacuuming is finished. Carpet will be spot-cleaned where necessary each night.

b.           Uncarpeted Areas: Hard-surfaced floors are to be dust- mopped, using a treated mop to remove all loose dirt and grit, and then wet-mopped with clean water and dried. All mop marks and water splashes will be removed from walls, baseboards, carpeting and furniture, and all furniture and fixtures replaced to their original position when mopping is completed. Lobby planters are to be moved to allow for cleaning of floor, then put back in the same location, where possible.

c.           Walls and Doors: All walls (including granite), doors, and jambs will be cleaned to remove all dust, finger marks, smudges and spills (inclusive of stairway and utility doors). Special attention to all areas around call buttons.

NOTE: Care must be taken around and/or near all artwork and displays.

d.           Lobby Glass: All glass windows, doors, and jambs will be cleaned to remove all finger marks, smudges and spills, and will be left in a uniformly bright, clean condition.

e.           Miscellaneous Metalwork: All metalwork, such as mail chutes and boxes, door hardware and frames, metal lettering, mullions and sills, door knobs and kick plates, etc. will be wiped clean and polished and left in a bright condition, free of all dust and streaks.

f.           Elevator Doors, Panels, Granite and Saddles (Tracks): Elevator doors (interior and exterior) will be wiped down and polished (top to bottom) and lift in a bright condition, free of all dust and streaks. Elevator saddles will be wiped clean and all dirt and debris removed from door tracks, using a vacuum service tool. Spills and smudges will be removed so that the saddles and tracks are left in a bright, clean condition. Any and all scratches or marks should be reported to the supervisor for report to Manager. Special care should be taken when cleaning elevator control panels. Do not use water on control panels.

g           Cigarette Urns: Clean all cigarette urns, removing all butts and debris nightly using a sifting or screen tool. Refill with sand when necessary; sand to be no more than 1" from top. All material to be furnished by Contractor.

h.           Dusting: All horizontal surfaces, including furniture tops and areas within reach which includes the security station (console) and seating areas, are to be dusted nightly using treated dust cloths. No feather dusters are to be used.

i.           Miscellaneous Displays: Clean all miscellaneous displays, except artwork (including sign holders, stanchions and newspaper trays nightly) and other displays as directed.

j.            Louvers: Dust all door louvers and other ventilating louvers within reach.

k.           Baseboards: Dust and clean all baseboards, electric fixtures and any other fixtures or fittings within reach.

l.            Escalators: All escalator rails and glass are to be thoroughly cleaned. All escalator metal is to be cleansed and polished.

m.          Mats: Sweep, vacuum, spot clean and scrub as required all mats and runners.

2.	Weekly

a.           Carpeted Areas: Carpeted floors are to be vacuumed using a pile lifter to remove all embedded dirt and grit. The operation will include the same edging and detailing required for nightly vacuuming.

b.           Uncarpeted Areas: All hard-surfaced floors will be machine buffed following specified (Section D, paragraph 1 b) nightly procedures, using an electric rotary buffing machine to obtain maximum shine.

3.	Monthly

a.           Carpeted Areas: All carpeted floors will be shampooed to remove any spots, stains or other spills, and be left in a uniformly clean condition. Any spots not removable by normal shampooing will be reported by the supervisor to Manager.

b.           Uncarpeted Areas: All hard-surfaced floors are to be completely machine scrubbed. After scrubbing, the floor will be re-sealed as needed. On completion of resealing, all water and other marks will be removed from walls, baseboards, doors, furniture mullions and adjacent carpeted areas. Lobby and concourse planters shall be moved in all possible cases and replaced. Special care should be given to ensure that planters or column bases are not damaged in the scrubbing process. Any repairs shall be made by Contractor at Contractor's sole cost and expense.

c.           Air Diffusers: All diffusers shall be cleaned using a treated dust cloth.

4.	Semi-Annual

a.           Walls: All walls, doors and frames will be thoroughly cleaned, using methods reviewed and accepted by Manager, leaving no streaks, smudges, dust, or stains. Walls, doors and frames shall have a uniformly bright and clean appearance when completed. All nicks and scratches requiring more than routine touch-up will be reported by the supervisor to the Manager for repair. The Office of the Building shall be notified one week in advance of the semi-annual cleaning in order to schedule the removal and safekeeping of lobby art work and any other displays.

b.           Lights: Clean high lights, globes, fixtures and all other items not reached in nightly, weekly or quarterly cleaning.

NOTE: It is the intent of this Agreement and Contractor agrees to keep lobbies, concourse areas and entrance ways properly maintained and clean and presentable at all times, commensurate with first-class office buildings.

E.	PUBLIC AREAS (Hallways, All Elevators Lobbies Which Include Passenger, Garage and Freights).

1.	Nightly

a.           Carpeted Areas: All carpeted floors are to be vacuumed and edged with a small broom or edging tool, moving any and all furniture and accessories. Carpet will be spot-cleaned where necessary, using a method without risk of injury to color or fabric.

b.           Uncarpeted Areas: All hard-surfaced floors are to be mopped with a treated dust mop and buffed, as needed, to maintain a uniformly bright appearance, with particular attention to edges, comers, and behind doors. All spills and stains will be removed with a damp mop or cloth. Baseboards, frames (molding) and granite will be wiped down with a treated dust cloth.

c.           Walls: All walls will be spot-cleaned to remove all smudges, stains, and hand marks, using only clean water or a mild cleansing agent, where necessary. When soap or cleaner is used, the wall will be rinsed with clean water and dried. No abrasive materials or solutions are to be used.

d.           Door and Jambs: All doors and jambs will be spot-cleaned to remove any hand marks, stains, spills or smudges. Use only clean water or a mild cleansing agent where necessary, and rinse with clean water and dry. When completed, doors and jambs shall have uniformly clean appearance.

e.           Glass Doors and Partitions: All glass doors and partitions, including any directory glass, will be spot-cleaned to remove any finger marks, smudges, or stains and will be left in a uniformly bright, clean condition.

f.           Miscellaneous Metalwork: All metalwork, such as mail chutes, door hardware and frames, metal lettering, and other metal accessories will be wiped clean and polished using a non-acid polish and left in a uniformly clean and bright condition, free of all dust and streaks.

g.           Elevator Doors and Saddles: Elevator doors, panels (granite or metal) and frames will be completely wiped down and polished, removing all dust, marks and stains, and left in a uniformly clean and bright condition.

h.           Cigarette Urns: Clean all cigarette urns, removing all butts and debris utilizing a sifter screen and fill to within 1" of top with clean sand as needed. Material to be provided by Contractor.

i.           Dusting: Dusting all accessories, ledges and all other horizontal surfaces, using a treated dust cloth. No feather dusters are to be used. All surfaces to be left in a clean, dust-free condition. Spot-clean as necessary.

j.            Furniture and Miscellaneous: All furniture is to be wiped, using treated dust cloth, paying particular attention to legs and surfaces near the floor. Vinyl or leather surfaces are to be dusted and spot-cleaned where necessary, fabric is to vacuumed as necessary.

2.	Weekly

a.           Carpeted Areas: All carpeted floors will be vacuumed, using a pile lifter to remove all embedded dirt and grit and restore pile to a uniformly upright condition.

b.           Uncarpeted Areas: All hard-surfaced floors will be wet-mopped. All residual wax and mop or scrubber marks will be removed from baseboards. Floors, chrome frames, granite walls and baseboards to be left in a uniformly bright, clean condition.

c.           Baseboards will be cleaned with mild soap and water, rinsed with clean water and wiped dry after vacuuming of the carpets in complete.

3.	Monthly

a.           Carpeted Areas: All carpeted areas will be shampooed removing all stains. Any damage (i.e., burns, rips, etc.) will be reported to supervisor for report to Manager.

b.           Uncarpeted Areas: All hard-surfaced floors are to be stripped of all wax or other coating, cleaned and dried, removing any and all marks or stains. Floors will then be refinished and polished and left in a uniformly bright, clean condition. All finish spills and splashes will be completely removed from baseboards, walls doors, granite and frames.

4.	Periodic Cleaning and General Items

a.           Utility Areas: All telephone closets, utility closets and building storage areas shall be cleaned as directed by Manager, but not less than weekly.

b.           Vacant Spaces: Clean and sweep all vacant areas as needed or directed by Manager, but not less than weekly.

c.           Overhead Pipes: Dust all visible overhead pipes, sprinklers and equipment items not reached in nightly cleaning, as directed by Manager, but not less than monthly.

d.           High Dusting: All high dusting beyond the reach of the normal day-to-day dusting will be accomplished monthly. This will include, but not be limited to, all ledges, charts, picture frames, graphs, air diffusers, and other horizontal surfaces as well as all vertical surfaces such as walls and partitions.

e.           Doors and Jambs: All painted floors and jambs will be washed down with clean water, using a mild cleansing agent where necessary, rinsed with clean water and dried, leaving no streaks, marks, or smudges. Chips or scratches will be reported to supervisor for report to Manager.

f.           Air Diffusers: All air diffusers will be thoroughly washed and dried and left in a clean condition as often as necessary, but not less often than once a month.

F.         JANITORS' STORAGE CLOSETS

All janitors' storage closets, restrooms, lunchrooms, and work/break areas (service areas) provided by the building for use of Contractor personnel will be kept in a neat, clean, sanitary and orderly condition at all times. The restrooms will be maintained in the same condition as the public restrooms as specified in Section B. Before leaving the premises each night, all of the service areas will be dust-mopped, and spot-cleaned, where necessary, and dusted. Tile floors will be stripped and waxed, as necessary, but not less often than every sixty days. Concrete floors will be sealed (where necessary), dust- mopped nightly, and wet-mopped monthly. All doors and walls will be spot-cleaned nightly.

G.         STAIRWELLS

1.	Weekly

a.           Cleaning: All doors, jambs and sills will be checked daily and, where needed, dusted (wiped down) and spot-cleaned to remove all finger marks, smudges and stains. Stairs and landings will be swept and spot-cleaned to remove all spills, stains and letter.

b.           Dusting: Handrails, baseboards, light fixtures, and all horizontal ledges and surfaces will be wiped with a treated dust cloth.

c.           Fire Equipment: All fire equipment, inclusive of extinguishers, hose cabinets or covers and communication devices, shall be dusted.

2.	Quarterly

a.           High Dusting: All high dusting, including but not limited to door closures/smoke dampers and all other surfaces not reached during normal dusting operations, will be dusted or cleaned, as necessary, but not less than every three months.

3.	Semi-Annually

a.           Stairs and Landings: All stairs and landings will be wet-mopped and dried. A schedule for this project shall be submitted in advance for approval.

H.         CONSTRUCTION/PRE-OCCUPANCY (To be considered an extra to contract cost.)

1.	Client Areas

Prior to client occupancy of new or remodeled space, Contractor shall, if requested by client, render a thorough initial cleaning of all newly-constructed and rented space, including dusting, sweeping, vacuuming, polishing of metal and bright work, windows, and mullions, removal of plaster, dust and construction debris so that the premises are left in a clean, orderly condition ready for occupancy by client. Contractor shall also provide complete floor maintenance and initial waxing and polishing throughout the premises prior to move-in of all new clients.

2.	Restrooms

Contractor shall perform a thorough initial cleaning of all floors, walls partitions, fixtures, and bright work as they are placed in operation, at no cost to the Building. No caustic materials will be used.

I.          RECYCLING PROGRAM

The Manager has instituted a recycling program which involves the client placing paper goods in centrally located bins for nightly removal.

The Contractor shall instruct its associates to use special care when removing this material from the building into compactors or dumpsters.

Specially colored liners shall be provided for recycled products by the Manager.

If client elects to have recycled products sorted at individual work areas rather than centrally located depots, Contractor agrees to provide this service at no additional cost to Manager or Client.

J.          LOADING DOCK (including compactor area and freight elevator lobby)

1.	Nightly

The loading dock shall be thoroughly cleaned using a mechanical scrubber and appropriate grease-cutting and sanitizing cleansers.

2.	Monthly

a.           In addition to the nightly tasks, the dock area will be detailed around edges and comers once a month or as required by Manager.

NOTE: Freight elevator lobbies and the loading dock office are to be cleaned in accordance with the previously detailed NIGHT specifications.

II.         DAY CLEANING AND GENERAL MAINTENANCE EXPECTATIONS

The following is an overview and more detailed duties are provided under "DUTIES".

The Day Staff shall be trained and expected to perform the following duties as well as any additional duties as may be directed by the Manager; in all activities, damage or exceptions (lights out, loose panels, etc.) are to be reported to supervisor for appropriate action.

A.         INTERIOR CLEANING

1.           Lobby: (including Concourse). Maintain entry lobby. Use of carpet sweeper and/or vacuum shall be used during the day. Treated dust mops shall be used for removing footprints from floors. Damp mop shall be used for spills. All glass and walls shall be spot cleaned, removing handprints, smudges, etc. throughout the day. Security Console and Client Directory shall be cleaned as needed using a treated cloth but no less than twice a day. FEATHER DUSTERS ARE NOT TO BE USED. No scrubbing or buffing shall be done during the day in the Lobby or in Concourse Areas.

2.           Glass Interior and Exterior: Spot clean glass entry doors and windows throughout the day, as needed.

3.           Elevators: Maintain all elevator cabs. Carpeted elevators are to be vacuumed and spot-cleaned. Surface litter should be removed, and fingerprints and smudges on wall panels wiped down. This cleaning should be performed at least once in the morning and once in the afternoon. Metal damage and graffiti are to be reported to Manager immediately.

4.           Restrooms: Day Porters and Matrons shall be trained and assigned to perform the following duties and any additional duties as may be directed by the Manager:

a.           Metal Fixtures: Wash and polish all mirrors, powder shelves, towel dispensers, receptacles, and any other metal accessories.

b.           Ceramic Fixtures: Special care must be taken to inspect toilet seats, toilet bowls, sinks and faucet handles. Make sure they are clean.

c.           Walls and Metal Partitions: Damp wipe all metal toilet partitions and tiled walls, using approved germicidal solution, if necessary. Note any damage and/or graffiti and report immediately.

d.           General: Remove all wastepaper and refuse, including sanitary napkins, also fill toilet tissue holders, seat cover containers, soap and lotion dispensers, towel dispensers, and sanitary napkin dispensers.

Clean drinking fountains twice daily.

Paper product refill stock is not to be visibly stored in any area of the restroom.

B.         EXTERIOR CLEANING

1.           Plazas: First thing each morning, day Porters are to police the entire exterior of the building, including walkways and lower/upper plazas, picking up cigarette butts, papers, leaves, and any other debris, mopping/sweeping up standing water, noting any damage or exceptions, and assuring that the area is in neat, orderly condition. Any discrepancies or clean-up required beyond the morning walk will be reported to Manager for attention during the day.

All plazas, courts, walkways, garden areas, seating areas, ponds, pools, handrails, etc., are to be checked and cleaned throughout the day with special attention to early morning 6:00 - 7:00 am, lunch time 11:30 am - 1:00 pm, and end of day 3:30 pm - 4:30 pm. All trash and cigarette receptacles to be emptied regularly. Benches to be cleaned regularly.

2.           Exterior Granite: All exterior walks (including public sidewalks), stairs and open/covered plazas will be cleaned daily and scrubbed at least weekly with a mechanical scrubber/vacuum. After cleaning and sweeping, all standing water will removed by squeegee and the surfaces left in a clean, dirt-free condition. Caution signs and stanchions must be used during the operation. Timing of this scrubbing should not interfere with usage of the Plaza areas during lunch time or during morning and evening peak traffic times. Special attention should be given to the cleaning of grout; removal of efflorescence, accumulated dirt and stains.

3.           Safety: Set out rain mats, as necessary, and maintain them in a clean condition. Report damage or wear and tear. Mats are to be flat and located so as to meet traffic demands. (Back-rolling for storage.)

4.           Entrances: Keep entrance door glass and frames in a clean condition.

5.           Brass: Clean and polish all brass including but not limited to grates, railings, expansion joint covers, drain covers, grills, standpipes and fire hose connections as necessary and at least once a month.

6.           Railings: Dust handrails, stair stringers, risers and railings; wash as necessary.

7.           Stairwells: Clean, sweep, dust, mop, and pick up stairwells and landings.

8.           Special Events: Clean exterior walks and patios and set up for special occasions and events.

9.           Escalators: Escalator treads are to be mechanically scrubbed and buffed weekly. Sidewalls and flashing are to be cleaned daily, and handrails dusted throughout each day. Report damage or exceptions (e.g. missing or loose screws, squeaking sounds, etc.) for immediate action.

10.          Changing Rooms and Storage Area: All changing rooms and storage areas are to be maintained in a clean, orderly condition.

C.           LOADING DOCK (See also CLEANING; NIGHT)

1.           Maintain loading dock areas in a clean and sanitary condition. Report any problems with compactors to the Office of the Building immediately. Compactors to be kept locked, and all personnel with keys must be trained and certified in their proper use. When compactor is removed for dumping, area underneath it shall be swept, hosed and sanitized.

2.           Compactor Operation: Training of all persons operating compactor should be arranged with owner's Manager. Inspect daily and report to Manager if rubbish removal contractor does not clean and/or sanitize.

D.           DUTIES (Detailed list of overall responsibilities for Day Matrons and Day Porters).

1.         Duties of Day Matrons: Contractor agrees to furnish day matrons, as outlined in this specification, to perform the following duties and any additional duties as may be directed by Manager.

Matrons shall be properly attired in freshly laundered, starched uniforms and equipped with an appropriate carry-all approved by Manager (shopping bags, travel bags, etc. are not acceptable). Matrons shall use freight cars only when traveling with supplies.

a.           Police all ladies' restrooms and lavatories, keeping them I clean condition as previously specified, but not less than twice per day.

b.           Matron to fill toilet tissue, soap, sanitary napkin and towel dispensers in ladies' restrooms on all floors.

c.           Perform such other duties as mat be directed by Manager.

2.         Duties of Day Porters:

Contractor agrees to furnish day porters, as outlined in this specification, to perform the following duties and any additional duties which may be directed by the Manager.

Contractor also agrees to provide sufficient porters for client work, which in no way will delete from building staff, unless approved by Manager.

The number of porters added to the building staff for client work shall be charged to Manager.

Sufficient day porters shall be assigned to perform the following services and any additional chores as directed by building management.

These services include but are not limited to the following:

a.           Police entire lobby areas and exterior areas including concourse and plaza.

b.           Police and maintain elevator cabs, including floors as required. If carpeted floors in elevators, cabs to be vacuumed and spots to be removed, as required, if resilient tile, clean buff and wax floors, as required.

c.           Police all floor men's lavatories, to be checked a minimum of twice a day, morning and afternoon.

d.           Check and fill, as necessary, toilet tissue and soap dispensers and towel dispensers, materials to be furnished by Contractor.

e.           Clean basement (including all levels below first floor), corridors, utility areas; police employer's lockers rooms so they are kept in clean condition at all times.

f.           Sweep and hose building entrance sidewalks and all exterior areas, as required, but not less than once each week. All equipment, including steam and washing equipment to clean plaza and sidewalks to be provided by Contractor and such equipment to be of a type and manufacture as approved by Manager.

g.           Set out and remove weather mats on an as needed basis; keep in clean condition.

h.           Keep entrance door glass and frames in clean condition

i.           Clean and polish standpipes and sprinkler Siamese connections as necessary.

j.           Properly maintain exterior of all buildings at ground level, including canopy trim and painted underside of canopies, store fronts, and other applicable areas; all garden areas to be policed.

k.           Clean loading dock areas as needed,

1.           Sweep and dust stairways and fire tower. Dust handrails, spindles, newels and stair stringers; wash stairs as necessary.

m.           Remove snow when necessary from building entrance ways, sidewalks and plaza. All materials and equipment, including powered snow removal, steam and washing equipment to clean plaza, to be furnished by Contractor, and such equipment to be of a type of manufacture as set forth by Manager. This is to be considered an extra to the base contract cost when required on overtime. Provide a list of people to be called in for snow removal.

n.           As directed by Manager, equipment rooms, fan rooms, and other utility rooms, shall be swept regularly.

o.           Perform such other duties as may be directed by Manager.

p.           Clean basement corridors and utility areas, including floors, walls, ceilings, fixtures and other areas. All such areas shall be kept in clean condition to the satisfaction of the Manager.

III.        STANDARDS AND SPECIAL CONDITIONS

A.         CLEANING STANDARDS

The following cleaning standards shall be used in evaluating janitorial services:

1.           Dusting: A properly dusted surface is free of all dirt, dust, dust streaks, lint and cobwebs.

2.           Plumbing Fixture and Dispenser Cleaning: Plumbing fixtures and dispensers are clean when free of all deposits and stains so that an item is left with dust streaks, film, odor or stains.

3.           Sweeping: A properly swept floor is free of all dirt, dust, grit, lint and debris except embedded dirt and grit.

4.           Spot-Cleaning: A surface adequately spot-cleaned is free of all stains and deposits and is substantially free of cleaning marks.

5.           Damp-Mopping: A satisfactorily damp-mopped floor is without dirt, dust, marks, film, streaks, debris, water spots or standing water.

6.            Metal Cleaning: All cleaned metal surfaces are without deposits or tarnish, with a uniformly bright appearance, and the cleaner is removed from adjacent surfaces.

7.           Glass Cleaning: Glass is clean when all glass surfaces are without streaks, film, deposits, and stains and has a uniformly bright appearance and adjacent surfaces have been wiped clean.

8.           Wax Removal/Application: Wax removal is accomplished when surfaces have all wax removed down to floor material, floor is left free of all dirt, stains, deposits, debris, cleaning solution and standing water, and the floor has a uniform appearance when dry. Application of wax shall be complete when a thin, evenly applied layer of wax is clear and dry and ready for buffing to a uniform, glossy appearance.

9.           Scrubbing (Manual): Scrubbing is satisfactorily performed when all surfaces are without embedded dirt, cleaning solution, film, debris, stains, marks and standing water, and the floor has a uniformly clean appearance.

10.           Light Fixture Cleaning: Light fixtures are considered clean when all components, including bulbs, tubes and adjacent surfaces, reflective and otherwise, are without insects, dirt, lint, film and streaks. All lenses that have been removed are to be reinstalled immediately, per specs.

11.           Wall Washing: Walls are considered clean when the walls, the ceiling, exposed pipes and equipment will have a uniformly clean appearance, free from dirt, stains, streaks, lint and cleaning marks. Painted surfaces must not be damaged. Hard finish glazed ceramic tile surfaces must be bright, free of film, streaks, and deposits.

12.           Buffing of Waxed Surfaces: All waxed surfaces will be considered buffed sufficiently when the surface has maximum gloss and a uniform appearance.

As used in this cleaning specification, "Approved Product" or "Approved Cleaner" shall mean a product or cleaner approved in writing by Manager prior to Contractor's use of product or cleaner in the building.

13.           Mechanical Scrubber: The mechanical scrubber shall at all times be clean in appearance and operation and shall be maintained free of hazards to persons or property.

B.          EQUIPMENT STANDARDS

The Contractor shall provide all equipment necessary for the effective and efficient cleaning of the Building in accordance with the intent and the letter of specifications. All cleaning equipment shall be state-of-the-art and consistent with good cleaning practices. All equipment shall be kept in first class working order and clean (spotless, like new) at all times. Acceptably maintained equipment meets the following standards:

1.           Equipment is replaced when obsolete or defective as determined by Manager.

2.           Equipment is kept clean and neat at all times reflecting a "like new" appearance and operates like new equipment both mechanically and functionally.

3.           Modifications to equipment required to prevent damage to any of the architectural finishes of the Building is made at the direction and with the written approval of the owner at no additional cost to the Owner or Manager.

4.           Electrical machinery (vacuums, polishers, scrubbers, et al) must be kept free of sharp edges and any other condition that presents a hazard to persons or property.

5.           Damaged equipment is to be repaired to the standard defined in #2 above before reuse.

6.           Wheels and rolling parts on carts are to be maintained so as to roll easily; carts have wide (min. 1") wheels with a minimum 4" diameter in order to avoid getting caught in ridges and cracks; carts have area large enough to accommodate all equipment without having to strap on contents.

7.           Dents/scratches on equipment are repaired immediately. Any and all parts (squeegees, bumpers, etc.) of the equipment damaged or worn shall be replaced at the expense of the Contractor.

8.           Mechanical equipment (wet-vac, scrubbing machine, et al) is free of dirt and residue; containers/nozzles for spray liquids are to be maintained in clean condition, without buildup of dirt or liquid.

9.           Brooms have even bristles that do not scratch surfaces being swept.

10.           Dustmops (treated and untreated) are maintained in clean condition.

11.           Wet mops are washed with clear water and at least once a week with bleach or disinfectant. Two (2) mops are located in each work area and are dried between use (alternated every other day). When mops are not in use, they are to be stored with the mop "end up".

12.           Rags and cleaning cloths are maintained in clean condition - rags used with water only kept separate from rags used with solvent only.

13.           All buckets/receptacles are free of accumulated dirt, grease, grime, etc.

14.           All signs are clean (like new) and neat at all times with lettering clear and distinct.

C.         SUPPLIES

All supplies required for the effective cleaning and maintenance of the Building in accordance with the specifications will be supplied by the Contractor, including but not limited to cleansers, waxes, disinfectants, sand for ash urns, ammonia, etc. The disposable supplies used in client suites and restrooms (plastic liners, hand towels, seat covers, toilet tissue and hand soap) will be purchased by Manager or Contractor, if requested to do so.

D.          UNIFORMS

The Contractor shall provide complete uniforms (winter and summer) for all Janitorial personnel, if directed.

The Manager shall select and approve all uniforms and direct, when necessary, the modification, repair or replacement of all uniforms.

Night personnel would be provided with a minimum of two (2) changes per week and day personnel would be provided with a minimum of three (3) changes per week.

Proper identification tags shall be worn by the Contractor's personnel, including Manager's specialized name badge if $7.50 and will need to be replaced at the associate's annual anniversary date, at cost of Contractor.

Contractor would clean and maintain uniforms in a neat appearance to the satisfaction of the Manager.

All personnel shall be equipped as required with appropriate and adequate outer garments and protective gear for both inclement and cold weather.

EXHIBIT F

(12TH FLOOR EXPANSION SPACE)

EXHIBIT G

(20TH FLOOR EXPANSION SPACE)

Cushman & Wakefield
312/938-2635

303 E. Wacker Drive

THREE ILLINOIS CENTER
CHICAGO, IL 60601

TheEnvironmentsGroup
Architects/Space Planners (312)644-5080

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20th Floor

Date: 08.15.97

EXHIBIT H

(21ST FLOOR EXPANSION SPACE)

EXHIBIT I

SUBORDINATION
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE:
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is entered into between _________________________________, a (“Tenant”) and ___________________________ a(n) _________________ (“Lender”) and affects the red property described in Exhibit A attached hereto, together with the improvements thereon (the “Property”). This Agreement is entered into with reference to the following facts:

A.           _________________________, a ______________________ (“Landlord”) and Tenant have entered into a certain lease (the “Lease”) dated as of _______________, covering certain space in the improvements located in and upon the Property (the “Premises”);

B.           Whereas, Lender is the holder of a Mortgage and Security Agreement dated as of _____________, encumbering the Property on which the Premises form a part, executed by Landlord, as Mortgagor, in favor of Lender (the “Mortgage”) which Mortgage secures repayment of the loan (the “Loan”) evidenced by the Note secured by Mortgage in the original principal amount of $__________ (the “Note”) and which Mortgage was recorded in the records of the County in which the Property is located.

C ..           Whereas, Tenant has requested that Lender agree not to disturb Tenant’s possessory rights in the Premises in the event Lender should foreclose its Mortgage, provided that Tenant is not in default under the Lease and, provided that Tenant attorns to Lender or the purchaser in the event of any acquisition by the exercise of a power of sale or at any such foreclosure sale; and

D.           Whereas, Lender is willing to so agree on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Subordination. Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Lender thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

2           Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees that:

(a)           Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(b)           From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

(i)           until it has given written notice of such act or omission to Lender; and

(ii)           until Lender has had an opportunity to cure such act or omission of Landlord as provided in Section 23.2 of the Lease.

(c)           It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice.

(d)           It shall send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord.

(e)           It has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Lender.

(f)           That the term of the Lease has commenced and is presently in full force and effect and unmodified.

(g)           That Tenant has accepted possession of the Premises and that any improvements required by the terms of the Lease have been completed to the satisfaction of the Tenant.

(h)           That no rent under the Lease has been paid more than one (1) month in advance of its due date.

(i)           That Tenant, as of this date, has no charge, lien or claim of offset under the Lease or otherwise, against the rents or other charges due or to become due to Landlord thereunder.

(j)           This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

3.           Foreclosure and Sale. In the event of foreclosure of the Mortgage, or upon a sale of the Property pursuant to a power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of foreclosure, then:

(a)           Non-Disturbance. So long as Tenant complies with this Agreement and is not in default under any of the terms, covenants, or conditions of the Lease, the Lease shall continue in full force and effect as a direct lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, except as otherwise set forth herein, for the balance of the term of the Lease. Tenant hereby agrees to adhere to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease, and Lender, or any such successor owner of the Property, will not disturb the possession of Tenant, and will be bound by all of the obligations imposed on the Landlord by the Lease, except as otherwise set forth herein; provided however, that Lender, or any purchaser at a sheriff’s sale or any successor owner of the Property shall not be:

(i)           liable for any act or omission of a prior landlord (including Landlord) or subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord, except to the extent said default is ongoing, relates to the physical condition of the Property and is not diligently cured by Lender after Lender takes possession of the Property, in which case Lender shall, subject to the terms of the Lease, be liable for damages arising on and after the date it succeeded to Landlord’s title under the Lease; or

(ii)           subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), but Tenant shall not be obligated to pay to Lender or any purchaser at a sheriff’s sale or any successor owner of the Property any credits properly taken before Lender or any purchaser at a sheriff’s sale or any successor owner of the Property succeeded to such interest; or

(iii)           bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord) unless and until Lender or such other purchaser has actually received for its own account as landlord the full amount of such deposit; or

(iv)           bound by any amendment or modification of the Lease made without the written consent of Lender or such other purchaser.

(b)           Intentionally omitted.

(c)           Intentionally omitted

(d)           Intentionally omitted

(e)           Lender shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Lender or action against any other party for which Lender would be liable.

4.           Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and mortgagor under the Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns, that:

(a)           This Agreement does not:

(i)           constitute a waiver by Lender of any of its rights under the Mortgage; and/or

(ii)           in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage,

(b)           The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

(c)           In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the Lease to Lender as provided in this Agreement.

5 ..           No Obligation of Lender. Lender shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

6 ..           Notice. All notices hereunder to Lender shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid to Lender at its address set forth below (or at such other address as shall be given in writing by Lender to Tenant) and shall be deemed complete upon any such mailing:

________________________

________________________

________________________

7.           Casualty or Condemnation. Lender agrees that in the event of a casualty or taking by eminent domain which affects the Building, unless the Lease is terminated as a result thereof, Lender shall make the insurance or condemnation proceeds available to the Landlord for repair or restoration of the Building provided that there remain leases in effect with tenants in occupancy of the Building which together yield income sufficient to meet all Operating Expenses, Taxes and debt service payments under the Note secured by the Mortgage.

8.           Miscellaneous.

(a)           This Agreement supersedes any inconsistent provision of the Lease.

(b)           Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge or provisions of the Mortgage.

(c)           Neither Lender nor any other successor owner of the Property shall have any obligation or incur any liability with respect to any representations or warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including without limitation, any representations or warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness or purpose of possession.

(d)           In the event that Lender shall acquire title to the Premises or the Property, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease, and Lender is hereby released and relieved of any other obligations hereunder and under the Lease.

(e)           This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided however, that in the event of the assignment or transfer of interest of Lender, all obligations and liabilities of Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Lender.

(f)           This Agreement shall be governed by and construed in accordance with the laws of the State of which the Property is located.

IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance, and Attornment Agreement as of __________________, ___________.

NOTICE:
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE PROPERTY.

TENANT:

__________________________________
a(n) ______________________________

By _______________________________
Its _______________________________

LENDER:

__________________________________,
a(n) ______________________________

By _______________________________
Its _______________________________

LANDLORD:

__________________________________,
a(n) ______________________________

By _______________________________
Its _______________________________

Exhibit A

Legal Description

STATE OF _____________________	)
) SS.
COUNTY OF ___________________	)

On _____________________, _________________, before me, the undersigned, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared __________________________, known to me to be the ___________________ of ____________________, a(n) ______________________, the corporation that executed the foregoing instrument and known to me to be the person who executed said instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same pursuant to its By-laws or a resolution of its Board of Directors.

WITNESS my hand and official seal

Notary Public

STATE OF _____________________	)
) SS.
COUNTY OF ___________________	)

On _____________________, _________________, before me, the undersigned, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared __________________________, known to me to be the ___________________ of ____________________, a(n) ______________________, the corporation that executed the foregoing instrument and known to me to be the person who executed said instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same pursuant to its By-laws or a resolution of its Board of Directors.

WITNESS my hand and official seal

Notary Public

STATE OF _____________________	)
) SS.
COUNTY OF ___________________	)

On _____________________, _________________, before me, the undersigned, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared __________________________, known to me to be the ___________________ of ____________________, a(n) ______________________, the corporation that executed the foregoing instrument and known to me to be the person who executed said instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same pursuant to its By-laws or a resolution of its Board of Directors.

WITNESS my hand and official seal

Notary Public

EXHIBIT J

(22ND FLOOR EXPANSION SPACE)

Cushman & Wakefield
312/938-2635

303 E. Wacker Drive

THREE ILLINOIS CENTER
CHICAGO, IL 60601

The Environments Group
Architects/Space Planners (312)644-5080

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KPMG PEAT MARWICK

22nd Floor

Date: 08.18.97

EXHIBIT K

DISCHARGE OF MEMORANDUM OF LEASE

DISCHARGE OF MEMORANDUM OF LEASE made this ____ day of ___________, _____, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, having an office c/o Cushman & Wakefield State Street, Inc., 303 East Wacker Drive, Suite 1031, Chicago, Illinois 60601 (“Landlord”); and KPMG PEAT MARWICK LLP, a Delaware limited liability partnership, having an office at Three Chestnut Ridge Road, Montvale, New Jersey 07645 (“Tenant”).

WHEREAS, Landlord and Tenant entered into a certain written lease dated August __, 1997 (the “Lease”) wherein Landlord leased to Tenant and Tenant leased from Landlord the premises consisting of approximately 200,502 square feet on the thirteenth (13th), fourteenth (14th), fifteenth (15th), sixteenth (16th), seventeenth (17th), eighteenth (18th), nineteenth (19th) and twenty-first (21st) [or 22nd Floor] (if applicable) floors of the building located at 303 East Wacker Drive, Chicago, Illinois; and

WHEREAS, the parties executed a certain Memorandum of Lease, which Memorandum was recorded on _____________, 1997 in the Office of the Recorder of Cook County in Book __________ at Page __________ et seq; and

WHEREAS, all rights of the Tenant under the Lease have terminated, and the parties now desire to cancel and discharge of record the said Memorandum of Lease.

NOW, THEREFORE, the Recorder of Cook County, Illinois is hereby authorized and directed to cancel and discharge of record the said Memorandum of Lease, it being understood and agreed by the parties hereto that the recordation of this Discharge of Memorandum of Lease shall not affect any rights or obligation of the parties which by their terms survive termination of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument on the day and year first above written.

LANDLORD:

METROPOLITAN LIFE INSURANCE
COMPANY
ATTEST:

By _______________________________	By _______________________________
Its _______________________________	Its _______________________________

TENANT:

KPMG PEAT MARWICK LLP
ATTEST:

By _______________________________	By _______________________________
Its _______________________________	Its _______________________________

ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

I, ___________________________, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT ____________________________________ of _________________________, a(n) ______________ corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that ____ he signed and delivered said instrument as _______ own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _______ day of _______________, 19__.

Notary Public
My Commission Expires:

ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

I, ___________________________, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT ____________________________________ of _________________________, a(n) ______________ corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that ____ he signed and delivered said instrument as _______ own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _______ day of _______________, 19__.

Notary Public
My Commission Expires:

RIDER

OTHER PROVISIONS

1.           Contingency. The parties acknowledge that a portion of the Premises consisting of 186,945 square feet on floors 13 through 19 (the “Needham Space”) is currently leased to DDB Needham, Chicago, Inc. (“Needham”) pursuant to a Lease dated September 28, 1978, as amended (the “Needham Lease”). This Lease is expressly subject to and contingent upon execution and delivery of an agreement between Tenant and Needham no later than August 29, 1997 providing for Tenant to pay $1,150,000.00 to Needham in exchange for Needham’s agreement to vacate the Needham Space and terminate the Needham Lease with respect to the Needham Space. Provided that the foregoing agreement is executed and delivered by both parties, Landlord agrees to use commercially reasonable efforts to terminate the Needham Lease with respect to the Needham Space. This Lease is also contingent upon Landlord’s ability to enter into a commercially reasonable termination agreement no later than August 29, 1997 with Needham with respect to the Needham Space.

2.           Base Rent, Taxes and Operating Expenses for Existing Premises. The parties acknowledge that Tenant is currently leasing approximately 229,739 square feet (the “Existing Premises”) in the Building from Landlord pursuant to a lease dated as of May 10, 1979 (the “Existing Lease”), as amended to date. Notwithstanding the terms of the Existing Lease and the fact that Tenant may not have taken possession of the Premises under this Lease by September 1, 1997, Tenant shall pay the Monthly Base Rent set forth in Section 1.1(8) of this Lease and Tenant’s Share of Taxes and Operating Expenses from and after September 1, 1997 in lieu of payment of monthly base rent, operating expenses and taxes, as provided in the Existing Lease (notwithstanding that the Existing Premises is larger than the Premises). When the final size of the Initial Premises is established pursuant to Section 2.4 of the Lease, all Rent obligations of Tenant under this Section shall be adjusted retroactively to September 1, 1997. It is the intent of the parties that while the Rent as set forth in this Lease shall apply from and after September 1, 1997 (notwithstanding the fact that Landlord need not deliver possession of the Premises until a later date), Tenant shall pay such Rent for the Existing Premises until Tenant occupies the Premises hereunder and thereafter shall pay such Rent for the Premises hereunder. There shall be no double rent unless Tenant remains in the Existing Premises after January 31, 1999, as said date may be extended for reasons of Force Majeure but not for any Tenant Delays.

3.           Signage. Tenant shall be the only occupant of the Building having the right to install signage on the exterior of the Building or at Tenant’s elevator bank in the lobby of the Building, except for Landlord’s installation of the address and/or other identification of the Building or as otherwise required by Law.

Tenant shall also have the right to install, at its expense, an exterior monument sign in the plaza of the Building with Tenant’s name and logo. Such monument sign shall be at

Tenant’s sole cost and expense. Notwithstanding the foregoing, Landlord reserves its rights to install other non-exclusive monument signs in the plaza with the names of other tenants or occupants of the Building.

The location, materials, size, design and other matters with respect to all Tenant’s signs permitted hereunder shall be mutually and reasonable agreed upon by Landlord (and its architect) and Tenant, and shall comply with all applicable Laws. Tenant shall pay all costs with respect to such signage, including, without limitation, all costs of design, fabrication, installation, illumination (if sign is electrical), maintenance and removal (including repair of damage caused by such removal) upon expiration or earlier termination of this Lease or if such removal is desired by Tenant. Repairs of damage shall mean cleaning and repair of wall or other surface where the sign in question was mounted.

Tenant shall be provided with sufficient space in the Building directory to list all of its partners, managers and other key personnel who have their principal office in the Building and to list permitted assignees and subtenants. Landlord shall not charge Tenant any fee for the initial installation of such names in the Building directory but reserves the right to charge Tenant a reasonable rate not to exceed the lowest amount charged to other Building tenants for any changes or additions to the names initially installed.

No other signage may be installed or placed outside the Premises by Tenant, except as provided in this Section 3 or as otherwise permitted by the Building standard signage policy. All of the rights set forth in this Section 3 are personal to KPMG Peat Marwick LLP and shall not be exercisable by any other person or entity, regardless of whether or not such person or entity has succeeded to some or all of Tenant’s other rights under this Lease.

4.           Exclusive; Other Restrictions. During the Term of this Lease: (1) Landlord shall not enter into a lease of any space in the Building to any of the following: Arthur Andersen & Co.; Anderson Consulting; Deloitte & Touche; Ernst & Young; Price Waterhouse; Coopers & Lybrand and any of their respective Affiliates; and (2) Landlord shall not enter into a lease of any space in the Building to schools or U.S. Government agencies unless such school or agency is a high-end, professional organization. Tenant acknowledges and agrees, however, that Landlord does not have the right to interfere with the subleasing of space or the assignment of any lease existing as of the date of this Lease by other tenants or occupants of the Building to the entities named above or to schools or U.S. Government agencies pursuant to the terms of the leases of such tenants or other occupants.

5.           Storage Space. Landlord shall lease storage space (“Storage Space”) to Tenant on the following terms and conditions:

(1)           Commencing on September 1, 1997, Tenant shall have the right to lease up to approximately 7,500 square feet of Storage Space in the Building to be used by Tenant for the storage of books, papers and documents, only. Tenant shall make its final determination as to the maximum amount of Storage Space which it wishes to lease no later than December 31, 1997, and the terms set forth herein shall only apply to storage space leased by Tenant prior to December 31, 1997. Any storage space which Tenant is leasing as of September 1, 1997 pursuant to the Existing Lease shall be deemed to be part of (i.e., shall count toward) the total square footage of storage space which Tenant is leasing hereunder. Storage Rent for the Storage Space shall be as follows:

(a)           Storage Space up to and including 3,916 square feet: $10.00 per square foot for the period commencing on September 1, 1997 and ending on August 31, 1998. Thereafter, on each September 1 during the Term, such Storage Rent shall be increased by 2.25% over the Storage Rent for the preceding 12-month period.

(b)           Storage Space over 3,916 square feet up to and including 7,500 square feet: $11.00 per square foot for the period commencing on September 1, 1997 and ending on August 31, 1998. Thereafter, on each September 1 during the Term, such Storage Rent shall be increased by 2.25% over the Storage Rent for the preceding 12-month period.

The Storage Space Rent shall be payable as and when Monthly Base Rent is payable, commencing on the date that possession of the Storage Space is delivered to Tenant. Notwithstanding the foregoing, for purposes of calculating Tenant’s Share, the Storage Space shall not be included in the Rentable Area of the Premises.

(2)           Tenant shall not be required to pay Taxes or Operating Expenses with respect to the Storage Space but shall be responsible for all electricity charges with respect to the Storage Space. Tenant agrees to keep the Storage Space in a neat and orderly fashion and to keep all stored items in cartons, file cabinets or other suitable containers.

(3)           The Storage Space shall be made available to Tenant in broom clean condition. Landlord has no obligation to make any improvement to the Storage Space other than to install a single light fixture, a door with a lock and demising walls; provided, however, that Tenant shall pay the costs of any demising work. Tenant’s use of the Storage Space shall at all times be in compliance with the provisions of this Lease.

(4)           Landlord may from time to time upon thirty (30) days prior notice to Tenant relocate, at Landlord’s expense, any or all of the Storage Space to other storage areas in the Building (“New Storage Space”) in which event the New Storage Space shall be deemed to be the Storage Space hereunder. Landlord shall pay the actual and reasonable expenses of physically moving Tenant’s property to the New Storage Space.

6.           Renewal Options.

(a)           Tenant shall have two (2) consecutive options to extend the Expiration Date for this Lease of the Premises for five (5) years each as follows:

(i)           from the day after the Expiration Date of the Initial Term to the fifth anniversary of such Expiration Date, hereinafter referred to as the “Second Expiration Date,” (“First Renewal Option”) and

(ii)           from the day after the Second Expiration Date to the fifth anniversary of such Second Expiration Date (“Second Renewal Option”).

Tenant’s exercise of each option is subject to the following notice requirements: No later than the date which is twelve (12) months prior to the Expiration Date of the Initial Term for the First Renewal Option or the date which is twelve (12) months prior to the Second Expiration Date for the Second Renewal Option, Tenant, if it wishes to exercise the First or Second Renewal Option, as applicable, shall give written notice (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 6) of the same to Landlord (the “First Renewal Notice” or “Second Renewal Notice,” as applicable).

(b)           The Monthly Base Rent rate for the Premises during the First or Second Extension shall equal the then-current Prevailing Market as agreed to by the parties during the thirty (30) day period following Landlord’s receipt of the First Renewal Notice or Second Renewal Notice, as applicable, or, if the parties are unable to agree, then as determined pursuant to Subsection (c)(ii) below.

(c)           For purposes hereof, the following terms shall have the following meanings:

(i)           “First Extension” means the period commencing on the fifteenth (15th) anniversary of the Commencement Date and ending on the fifth anniversary of the Expiration Date; i.e., the Second Expiration Date. “Second Extension” means the period commencing on the twentieth (20th) anniversary of the Commencement Date and ending on the fifth anniversary of the Second Expiration Date.

(ii)           “Prevailing Market” means the Monthly Base Rent and provisions for Operating Expenses, Taxes and electricity charges which are being offered or which would be offered by Landlord and other landlords of comparable downtown Chicago highrise office buildings to bona fide prospective tenants at that time, for leases with a comparable term for comparable office space fully improved with then-building standard office space improvements for general office purposes, taking into account concessions which are or would be offered in renewals or expansions, as the case may be, and all other relevant factors, including but not limited to location of the space in question, the creditworthiness of Tenant and the age of the Building. If Landlord and Tenant are unable to agree as to the

Prevailing Market during the 30-day period following Landlord’s receipt of the First or Second Renewal Notice, Prevailing Market shall be determined as follows:

Within ten (10) days after Landlord and Tenant determine that they cannot reach an agreement as to Prevailing Market as provided above, Landlord and Tenant, at their respective expense, shall each cause an Illinois licensed MAI real estate appraiser not affiliated with either party with not less than ten years of experience in the downtown Chicago market and then actively engaged in the real estate appraisal business in such area to determine the Prevailing Market on a basis consistent with the terms of this Lease, said determination to be made within thirty (30) days of their appointment by Landlord and Tenant, respectively. In the event that the determination differs by less than ten percent (10%), the Prevailing Market shall be the average of the two. In the event that the determination differs by more than ten percent (10%), then the two appraisers shall select a third real estate appraiser with the aforesaid qualifications within fifteen (15) days, the fees and expenses of which third appraiser shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant. If the two appraisers cannot agree upon a third appraiser within said fifteen (15)-day period, then either Landlord or Tenant may request (such request to be made within ten (10) days after the end of such 15-day period) that one be appointed by the local office of the American Arbitration Association, such appointment to be made within ten (10) days after the request therefor. Said third appraiser shall, within fifteen (15) days of his selection (or appointment, as applicable), determine Prevailing Market, which determination shall be made only by designating which of the two determinations made by said appraisers selected by Landlord and Tenant most accurately reflects Prevailing Market. The determination made in accordance with the foregoing shall be final and binding on Landlord and Tenant.

(d)           Tenant’s right to exercise the Second Renewal Option is subject to and conditioned upon Tenant’s valid exercise of the First Renewal Option.

(e)           All of the Premises as to which Tenant seeks to exercise the First or Second Renewal Option must be contiguous, must include at least one entire floor (which must be at the top or bottom of an elevator bank), and may include only one (1) partial floor.

(f)           See Section 12 of this Rider for additional provisions.

7.           Expansion Options.

(a)           Subject to the provisions of this Section 7, Tenant shall have the following options (each, an “Expansion Option”) to lease additional space in the Building (each, an “Expansion Space”) on the terms and conditions set forth herein:

Option			Exercise		Lease
No.	Location	Size of Option Space	Date	Delivery Date	Exhibit

1A	12th Floor	Any portion which	12/31/97	No later than	F
		becomes available for		12/31/98
lease directly from
Landlord prior to 12/31/98

1B	12th Floor	The remainder of the floor	12/31/1998	December 31, 1999	F
in quarter-floor increments
so long as the space not
being leased by Tenant is
a Marketable Unit

1C	12th Floor	1. One-third (1/3) of floor	1/1/2004	January 1, 2005	F
through June 30,
2006

		2. One-third (1/3) of floor	1/1/2008	January 1, 2009	F
through June 30,
2010

		3. One-third (1/3) of floor	1/1/2011	January 1, 2012	F
through June 30,
2013 (provided that
Tenant has
exercised the First
Renewal Option)

Option			Exercise		Lease
No.	Location	Size of Option Space	Date	Delivery Date	Exhibit

2	20th Floor	Up to one (1) full floor in	4/1/2006	April 1, 2007	G
		quarter-floor increments		through December
		so long as the space not		31, 2008
being leased by Tenant is
a Marketable Unit

3	21st Floor	Up to one (1) full floor in	1/1/2011	January 1, 2012	H
		quarter-floor increments		through January 30,
		so long as the space not		2013 (provided that
		being leased by Tenant is		Tenant has
		a Marketable Unit		exercised the First
Renewal Option)

4	21st floor	28,631 rsf	11/1/97	30-60 days after	H,J
	or 22nd	28,186 rsf		Tenant completes
	floor			demolition of the
floor and surrenders
possession of same
to Landlord

(b)           The exact size, location and timing of delivery of possession of each Expansion Space shall be determined by Landlord in its sole discretion so long as the Expansion Space meets the parameters hereinbefore set forth. With respect to Option 4, the Expansion Space shall be the 21st floor unless Christie’s International Catering Co., Ltd. has made a commitment by November 1, 1997 to lease the 21st floor from Landlord, in which case the Expansion Space for Option 4 shall be the 22nd floor. Tenant shall exercise any Expansion Option by sending written notice to Landlord (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 7) of its exercise of any Expansion Option no later than the applicable Exercise Date (“Expansion Notice”).

(c)           Tenant shall pay Base Rent during the Initial Term for Expansion Space taken pursuant to the Options 1A or 1B or 4 at a rate equal to Tenant’s then-current Base Rent per rentable square foot pursuant to the schedule set forth in Section 1.1(8). Tenant shall pay Base Rent for Expansion Space taken pursuant to any other Expansion Option at the Prevailing Market as defined in Section 6(c)(ii)of this Rider, taking into account the actual term of the lease of the Expansion Space. Prevailing Market for purposes of this Section shall take into account the fact that Landlord will install sprinklers in the any mid-rise or high-rise Expansion Space: Any Expansion Space in the low-rise will not be required to be delivered with sprinklers in place except for the following: If Tenant leases one-half a floor or more, Landlord shall install the primary loop with heads turned up until such time as the system becomes wet. Tenant understands that the preceding reference to “the system” means the system not just for any low-rise Expansion Space but for the entire low-rise portion of the Building (i.e., floors 1 through 11), and that the system for the low-rise portion of the Building shall become wet according to Landlord’s plan for installation of sprinklers in the Building, which may occur after delivery of possession of any low-rise Expansion Space to Tenant. At such time as the system for the low-rise portion of the Building becomes wet, Landlord shall, at its expense, change the ceiling and as necessary and turn down the sprinklers in any low-rise Expansion Space of one-half floor or more.

(d)           Effective on the commencement date (as hereinafter defined) of any Expansion Option, the applicable Expansion Space shall be deemed added to the Premises and the Rentable Area of the Premises and Tenant’s Share shall be increased accordingly. Monthly Base Rent, Rent Adjustment Deposits and Rent Adjustments for the Expansion Space (except for Expansion Space pursuant to Option 4) shall commence on the commencement date for such Expansion Space, which shall be the earlier to occur of ninety (90) days after Landlord delivers possession of the Expansion Space to Tenant or the date Tenant occupies the Expansion Space for the purpose of doing business, but as to Expansion Space taken pursuant to Option 1A, the commencement date shall be no later than December 31, 1998. Monthly Base Rent, Rent Adjustment Deposits and Rent Adjustments and the commencement date for Expansion Space pursuant to Option 4 shall be four (4) months after delivery of possession of such Expansion Space to Tenant. Landlord shall complete floor levelling of such Option 4 Expansion Space prior to delivery of possession to Tenant; it being agreed that all other Landlord work shall be completed by Landlord concurrently with any Tenant Alterations being done by Tenant. If Landlord does not complete its floor levelling until after delivery of the Option 4 Expansion Space to Tenant, then such Landlord delay shall, on a day-for-day basis for each day after the delivery date that Landlord has not completed the floor levelling, be applied to reduce the period of any Tenant Delay; and if there are no Tenant Delays, then such Landlord delay shall, on a day-for-day basis, delay the January 31, 1999 date set forth in Section 15 of this Rider. However, Tenant shall be subject, with respect to any Expansion Space, to all of the terms, covenants and conditions of the Lease (except for the payment of Monthly Base Rent and Tenant’s Share of Operating Expenses and Taxes) as of the date possession of such Expansion Space is delivered to Tenant if such delivery of possession is prior to the commencement date for the Expansion Space.

(e)           All of the Expansion Space shall be tendered to and accepted by Tenant in its “as-is” condition (subject to Landlord’s obligations, if any, with respect to sprinklers as set forth in Subsection (c) above) and “as-built”

configuration existing on the date Landlord delivers possession of the Expansion Space to Tenant. Landlord shall provide Tenant with an improvement allowance of (i) $35.00 per rentable square foot for Expansion Space taken pursuant to Option 1A, (ii) $25.00 per rentable square foot for Expansion Space taken pursuant to Expansion Option 1B and (iii) for each rentable square foot of Expansion Space taken pursuant to Option 4, an amount equal to $35.00 multiplied by a fraction, the numerator of which is number of months that Tenant leases such Expansion Space during the Initial Term (e.g., the number of months starting with the month in which the commencement date for such Expansion Space occurs) and the denominator of which is 180. (The parties shall execute a Workletter Agreement substantially similar to Exhibit B for any work which Tenant elects to do in any such Expansion Space at the commencement of the term thereof, except no “Landlord’s Work” (except for floor levelling for Expansion Space pursuant to Option 4) shall be required thereunder other than installation of sprinklers).

(f)           With respect to Option 1A Landlord shall notify Tenant within thirty (30) days after any Expansion Space under Option 1A becomes legally available to lease or, at Landlord’s option, such earlier time as Landlord shall be in a position to project when such Expansion Space will be legally available to lease, advising Tenant of such projected date.

(g)           If Tenant exercises any Expansion Option as to less than one (1) full floor, then Tenant shall be required to pay for all Demising Work with respect to such expansion.

(h)           The term for any Expansion Space shall be coterminous with the Term for the Initial Premises under this Lease.

(i)           See Section 12 of this Rider for additional provisions.

8.           Parking. Landlord shall cause the operator (“Operator”) of the Building automobile parking facility to make one hundred (100) monthly parking privileges (“Parking Privileges”) available to Tenant upon occupancy of the Premises for the use of Tenant’s employees and/or business invitees. Tenant shall: (a) pay the monthly charge for the Parking Privileges at the prevailing rate charged by the Operator from time to time; (b) contract with Operator for the Parking Privileges within thirty (30) days after its occupancy of the Premises; and (c) follow the rules, regulations, terms and conditions for such Parking Privileges as Landlord or Operator may establish from time to time. If Tenant fails to pay the aforesaid monthly charge, Landlord need no longer cause the Parking Privileges not paid for to be made available; provided, however, that no default in connection with Tenant’s use of its Parking Privileges shall be a Default under the Lease. However, if Tenant fails to initially contract for or thereafter voluntarily reduces the number of its Parking Privileges, Tenant shall retain the right to contract for the maximum number of spaces to which Tenant is entitled from time to time on a first-come, first-served basis.

The maximum number of Parking Privileges to which Tenant shall be entitled during the Term shall be 1 Parking Privilege per 2,000 square feet of the Premises.

Tenant shall be entitled to designate one of its parking spaces as reserved. Landlord shall mark such space as reserved but shall thereafter have no responsibility to prevent unauthorized persons from parking in such reserved parking space.

In addition to the foregoing rights with respect to parking, Tenant shall have the right to use fifty (50) parking spaces after 5:00 p.m. on business days and at any time on non-business days so long as the spaces are vacated prior to 7:00 a.m. of the following day at a flat rate of $5.00 per car. Landlord shall have the right to increase this flat rate by the amount of any increases in parking taxes and/or the CPI. Increases in the CPI shall be calculated as follows: If the CPI on any Adjustment Date shall be greater than the CPI for the Commencement Date, the monthly charge for each Parking Privilege commencing on the Adjustment Date shall be adjusted by adding an amount (the “CPI Escalation Amount”) equal to the product obtained by multiplying: (a) the initial monthly charge for each Parking Privilege, by (b) the percentage increase in the CPI from the Commencement Date through the Adjustment Date. “Adjustment Date” shall mean each January 1 during the Term. “CPI” shall mean the Consumer Price Index for All Urban Consumers, All Items (Base year 1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (or if a separate Index is published by the Bureau of Labor Statistics for a metropolitan area within 100 miles of the Property, then such metropolitan index). If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible to those which would be obtained hereunder if the CPI were not so revised. If the 1982-1984 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, Landlord shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by a governmental agency, major bank, other financial institution, university or recognized financial publisher. If the CPI is available on a monthly (or alternating monthly) basis, the CPI for the months in which (or immediately preceding, as the case may be) the Commencement Date and Adjustment Date respectively occur shall be used.

Tenant and its employees and invitees shall have access to the parking garage at all times (i.e., 24 hours per day, seven (7) days per week, 365 days per year), under such regulations as Landlord or Operator prescribes for security purposes, and subject to temporary closings for necessary repairs. Any such regulations shall be enforced and applied on a non-discriminatory basis.

9.           Reduction Options.

(a)           Tenant shall have the right to reduce the size of the Premises by up to one (1) full floor on the highest or lowest floor of the Premises then being leased by Tenant and leaving no more than one (1) partial floor in the Premises, such reduction to be effective as of the last day of the fifth (5th) Lease Year (“First Reduction Option”). Tenant shall also have the right to reduce the size of the Premises by up to one (1) full floor on the highest or lowest floor of the Premises then being leased by Tenant and leaving no more than one (1) partial floor in the Premises, such reduction to be effective as of the last day of the tenth (10th) Lease Year (“Second Reduction Option”). Tenant’s right to exercise the First and Second Reduction Options shall be subject to and conditioned upon Tenant’s satisfaction of all of the following terms and conditions:

(i)           Landlord receives notice of reduction from Tenant (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 9) as to Tenant’s exercise of the First Reduction Option no later than the last day of the fourth (4th) Lease Year (“First Reduction Notice”). Together with the First Reduction Notice, there shall be a payment by Tenant to Landlord of the First Reduction Amount (as defined below). For any portion of the Initial Premises plus Expansion Space (if any) leased by Tenant pursuant to Options No. 1A or 4 as set forth in Section 7 of this Rider, the First Reduction Amount shall be equal to $78.14 per rentable square foot multiplied by the number of rentable square feet of Initial Premises as to which Tenant is exercising the First Reduction Option, plus $60.24 per rentable square foot multiplied by the number of rentable square feet of Expansion Space leased by Tenant pursuant to Option No. 1A and $59.93 per rentable square foot multiplied by the number of rentable square feet of Expansion Space leased by Tenant pursuant to Option No. 4. For Expansion Space and Refusal Space other than Expansion Space leased by Tenant pursuant to Options No. 1A or 4, the First Reduction Amount shall be equal to the number of rentable square feet of Expansion Space and Refusal Space as to which the First Reduction Option is being exercised multiplied by Landlord’s actual unamortized costs (all of which shall be amortized over the remaining Initial Term of the Lease at the commencement of the term of such space, taking into account an interest component at the rate of ten percent (10%) per annum, compounded monthly, and which costs shall include, without limitation, brokerage commissions, legal fees, tenant improvement allowance, rent abatements and other financial concessions or commissions, if any, incurred by Landlord in connection with this Lease) and revenue shortfall plus an amount equal to Base Rent, Taxes and Operating Expenses for four (4) months allocable on a per rentable square foot basis for the actual portion of the Expansion Space and Refusal Space as to which the First Reduction Option is being exercised.

(ii)           Landlord receives notice of reduction from Tenant (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 9) as to Tenant’s exercise of the Second Reduction Option no later than the last day of the ninth (9th) Lease Year (“Second Reduction Notice”). Together with the Second Reduction Notice, there shall be a payment of the Second Reduction Amount as defined below. For any portion of the Initial Premises plus Expansion Space (if any) leased by Tenant pursuant to Options No. 1A or 4, as set forth in Section 7 of this Rider, the Second Reduction Amount shall be equal to $57.07 per rentable square foot multiplied by the number of rentable square feet of Initial Premises as to which Tenant is exercising the Second Reduction Option, plus $45.93 per rentable square foot multiplied by the number of rentable square feet of Expansion Space leased by Tenant pursuant to Option No. 1A and $45.67 per rentable square foot multiplied by the number of rentable square feet of Expansion Space leased by Tenant pursuant to Option No. 4. For Expansion Space and Refusal Space other than Expansion Space leased by Tenant pursuant to Options No. 1A or 4, the Second Reduction Amount shall be equal to the number of rentable square feet of Expansion Space and Refusal Space as to which the Second Reduction Option is being exercised multiplied by Landlord’s actual unamortized costs (all of which shall be amortized over the remaining Initial Term of the Lease at the commencement of the term of such space taking into account an interest component at the rate of ten percent (10%) per annum, compounded monthly, and which costs shall include, without limitation, brokerage commissions, legal fees, tenant improvement allowance, rent abatements and other financial concessions or commissions, if any, incurred by Landlord in connection with this Lease) and revenue shortfall plus an amount equal to Base Rent, Taxes and Operating Expenses for four (4) months allocable on a per rentable square foot basis for the actual portion of the Expansion Space and Refusal Space as to which the Second Reduction Option is being exercised.

(iii)           It is understood and agreed that the First and/or Second Reduction Amount (as applicable) is being paid as and for a termination fee resulting from the early termination of this Lease for the Reduction Space and not as a penalty. The First or Second Reduction Amount (as the case may be) shall be increased to reflect the Landlord’s unamortized actual costs (including, without limitation, brokerage commissions, legal fees, rent abatements, tenant improvement allowance and other financial concessions or commissions, if any) and revenue shortfall plus an amount equal to Base Rent, Taxes and Operating Expenses for four (4) months for that part of any space which was added to the Initial Premises (other than Expansion Space and Refusal Space which shall be governed by subsections (i) and (ii) above) which is subject to the Reduction Option; such costs having been amortized over the term of the Lease of such additional space taking into account an interest component at the rate of ten percent (10%) per annum compounded monthly.

(iv)           The Reduction Space shall be a Marketable Unit (as defined in Section 10.1 of the Lease), shall be returned to Landlord in accordance with Article 12 of the Lease, and shall be located on either the highest or lowest floor then being leased by Tenant.

(b)           Tenant shall remain obligated and liable for all Rent and other obligations (including without limitation requirements as to the condition of the Reduction Space upon surrender of possession) accrued under this Lease with respect to the First or Second Reduction Space (as applicable) up to and including the termination date established pursuant to the First or Second Reduction Notice and the applicable Reduction Amendment (even if billings for same occur subsequent to such termination date). All Rent reductions shall be calculated on a uniform per rentable square foot basis (excluding any Refusal Space, Expansion Space or other space added to the Initial Premises).

(c)           Tenant shall, at its expense, perform all work required to demise the Reduction Space from the remaining balance of the Premises, including without limitation, the Demising Work. All of the Demising Work shall be performed prior to the effective date of the subtraction of the First or Second Reduction Space (as applicable) from the Premises. Landlord reserves the right to perform, at Tenant’s reasonable expense, any of the preceding work which affects the mechanical or utility systems or structure of the Building.

(d)           See Section 12 of this Rider for additional provisions.

10.           Termination Option.

(a)           Tenant shall have the right to terminate the Lease for the Premises prior to the scheduled Expiration Date (“Termination Option”), such termination to be effective as of the last day of the tenth (10th) Lease Year (“Early Termination Date”) provided that Tenant satisfies all of the following terms and conditions :

(i)           Landlord receives notice of termination (“Termination Notice”) from Tenant (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 10) no later than the last day of the ninth (9th) Lease Year; and

(ii)           Together with the Termination Notice there shall be a payment by Tenant to Landlord of that portion of the Termination Amount (as defined below) consisting of four (4) months’ Base Rent, Taxes and Operating Expenses for the entire Premises, including any Expansion Space and Refusal Space. The balance of the Termination Amount shall be paid sixty (60) days prior to the Early Termination Date. The Termination Amount shall be $57.07 per rentable square foot of the Initial Premises, $45.93 per rentable square foot of Expansion Space (if any) leased by Tenant pursuant to Option No. 1A and $45.67 per rentable square foot of Expansion Space (if any) leased by Tenant pursuant to Option No. 4, as set forth in Section 7 of this Rider, plus, with respect to any Expansion Space and Refusal Space other than Expansion Space leased by Tenant pursuant to Options No. 1 A or 4, an amount equal to Landlord’s actual unamortized costs with respect to such space, including, without limitation, brokerage commissions, legal fees, rent abatements, tenant improvement allowances and other financial concessions or commissions, if any incurred by Landlord (such costs being amortized over the term of the Lease of such additional space taking into account an interest component at the rate of ten percent (10%) per annum compounded monthly), and revenue shortfall plus an amount equal to Base Rent, Taxes and Operating Expenses for four (4) months for such space. It is understood and agreed that the Termination Amount is being paid as and for a termination fee resulting from the early termination of this Lease and not as a penalty.

(b)           Tenant shall remain obligated and liable for all Rent and all other obligations accrued under this Lease up to and including the Early Termination Date (including without limitation requirements as to the condition of the Premises upon surrender of possession) even if billings occur subsequent to the Early Termination Date.

(c)           See Section 12 of this Rider 12 for additional provisions.

11.           Right of First Refusal.

(a)           Tenant shall have the following continuing rights of first offer/refusal (each, a “ROFR”) to lease the following space:

(i)           During the Initial Term of this Lease but ending two (2) years prior to the Termination Date of the Term, any or all space in the mid-rise elevator bank and floors 21 (unless Christie’s International Catering Co., Ltd. has made a commitment by November 1, 1997 to lease the 21st floor from Landlord, in which case floor 24 shall be substituted for floor 21 hereunder), 22 or 23 (the “Mid/High-rise Refusal Space, and

(ii)           During the period commencing on the Commencement Date and ending on August 31, 2003, any or all space on floors 2 through 11 (the “Low-rise Refusal Space).

The term “Refusal Space” is used herein for provisions which apply to both the Mid/High-rise Refusal Space and the Low-rise Refusal Space.

Such leasing shall be on the terms and conditions set forth in this Section 11; provided, however, that Tenant’s rights under this ROFR with respect to the Low-rise Refusal Space shall not apply to any space wherein an existing tenant of such space wishes to extend or renew the term of its lease or expand its premises, whether such renewal, extension or expansion is pursuant to an option contained in such lease or otherwise. When Landlord has a prospective tenant (“Prospect”) interested in leasing all or any part of any Refusal Space, Landlord shall, prior to or simultaneously with transmission of the Prospect Terms (as hereinafter defined) to the Prospect, so advise Tenant in writing (the “Advice”) of the terms upon which Landlord is willing to lease the Refusal Space to the Prospect (the “Prospect Terms”), and which Advice shall set forth the date on which the Refusal Space shall be available for lease by Tenant. If the term of the lease for the Refusal Space set forth in the Prospect Terms is greater than the remaining Term of this Lease, including any exercised renewal options, then Landlord and Tenant shall, during the five or ten business day period (as applicable, pursuant to subsection (b) below) prior to the date when Tenant must exercise its rights hereunder, negotiate in good faith as to the rental terms to be applicable to the Refusal Space. If’ Tenant elects to lease the Refusal Space by sending the Notice of Exercise, then such Notice of Exercise shall specify whether Tenant is electing to lease the Refusal Space on the Prospect Terms or on the rental terms agreed to by Landlord and Tenant, if such an agreement was reached. If the term offered to the Prospect is less or equal to the remaining Term of this Lease, including any exercised renewal options, then the Prospect Terms shall not apply and the terms shall be Prevailing Market as defined in Section 6(c)(ii) of this Rider. Subject to the provisions of this Section 11, Tenant shall have the right to lease all but not less than all of the Refusal Space.

(b)           The ROFR shall be exercised by Tenant by delivery to Landlord of written notice (which notice shall be irrevocable on Tenant’s part, but Tenant’s rights shall be subject to the provisions of this Section 11) of exercise (the “Notice of Exercise”) within ten (10) business days after the date of the Advice for the Mid/High-rise Refusal Space and within five (5) business days after the date of the Advice for the Low-rise Refusal Space.

(c)           The term for the Refusal Space shall be coterminous with the Term of this Lease, including any exercised renewal options. If Tenant is leasing the Refusal Space on the Prospect Terms and the term offered to the Prospect is greater than the then-remaining Term of this Lease, including any exercised renewal options, then in order to make the term of the Refusal Space coterminous with this Lease, Landlord shall prorate concessions (including, but not limited to, Landlord work and rent abatement) to Tenant with respect to the Refusal Space in order to achieve the same net effective rent to Landlord whether the Refusal Space is leased to Tenant or to the Prospect. Rent for the Refusal Space

shall commence on the date provided therefor in the Advice. Notwithstanding the commencement date which is established for any Refusal Space, Tenant shall be subject, with respect to such Refusal Space, to all of the terms, covenants and conditions of the Lease (except for the payment of Monthly Base Rent and Tenant’s Share of Operating Expenses and Taxes) as of the date possession of such Refusal Space is delivered to Tenant if such delivery of possession is prior to the commencement date for such Refusal Space.

(d)           The Refusal Space shall be accepted by Tenant in its as-is condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or as of the date the term for such Refusal Space commences, except as may be expressly provided in the Advice and except as follows: Landlord shall deliver Mid/High-rise Refusal Space with sprinklers in place. Any Low-rise Refusal Space will not be required to be delivered with sprinklers in place except for the following: If Tenant leases one-half a floor or more, Landlord shall install the primary loop with heads turned up until such time as the system becomes wet. Tenant understands that the preceding reference to “the system” means the system not just for any Low-rise Refusal Space, but for the entire low-rise portion of the Building (i.e., floors 1 through 11), and that the system for the low-rise portion of the Building shall become wet according to Landlord’s plan for installation of sprinklers in the Building, which may occur after delivery of possession of any Low-rise Refusal Space to Tenant. At such time as the system for the low-rise portion of the Building becomes wet, Landlord shall, at its expense, change the ceiling grid as necessary and turn down the sprinklers in any Low-rise Refusal Space of one-half floor or more.

(e)           The rights of Tenant under this Section 11 with respect to the Mid/High-rise Refusal Space shall terminate on the date which is ten (10) business days after the date of the Advice, if Landlord is obligated to send an Advice, and Tenant does not deliver a Notice of Exercise to Landlord within said ten (10) business day period. The rights of Tenant under this Section 11 with respect to the Low-rise Refusal Space shall terminate on the date which is five (5) business days after the date of the Advice, if Landlord is obligated to send an Advice, and Tenant does not deliver a Notice of Exercise to Landlord within said five (5) business day period. Notwithstanding the foregoing, Tenant’s ROFR shall remain in effect as to future Refusal Space, provided that Landlord is then obligated to send an Advice.

(f)           If Landlord has a Prospect for any Refusal Space and Landlord is not obligated to send Tenant an Advice under subsections (g) or (h) below or Section 12 of this Rider, Landlord may lease the Refusal Space to the Prospect or any other prospective tenants on whatever terms Landlord deems appropriate and Tenant shall have no further rights with respect to the Refusal

Space under this Section 11. In addition, where Landlord sends an Advice and Tenant does not exercise its rights hereunder, Landlord may lease the Refusal Space to the Prospect or any other prospective tenants, provided that Landlord shall re-offer the Refusal Space to Tenant following the Advice procedure hereinbefore set forth prior to entering into a lease with the Prospect or any other prospect where the bottom line rent to be paid by the Prospect or other prospective tenant: (i) for the Mid/High-rise Refusal Space, is less than 90% of the bottom line rent contained in the Prospect Terms or the bottom line rent is $1.00 per square foot less than the bottom line rent contained in the Prospect Terms, and (ii) for the Low-rise Refusal Space, is more than $5.00 per square foot and the deviation is at least 10% less than the bottom line rent contained in the Prospect Terms, or if the bottom line rent is equal to or less than $5.00 per square foot and the deviation is at least 20% less than the bottom line rent contained in the Prospect Terms. The term “bottom line rent” as used in the preceding sentence shall mean the net base rent, using a 10% discount rate, calculated as described below. So, for example, if the net base rent for the Refusal Space set forth in the Advice for a ten year term is $10.00 per square foot, with a $25.00 per square foot allowance for tenant improvements, six months of base rent abatement at the start of the ten year term, an additional $5.00 per square foot allowance for tenant’s moving expenses, etc. and leasing commissions of $7.50 per square foot, the “bottom line rent” would be $3.28 per square foot, computed as follows:

10 Year Term
10% Discount Rate
Present Value/S.F.

Net Base Rent $10.00/S.F.	$10.00
Less: Tenant Improvements ($25.00/S.F.)	(3.97)
Abatement (6 months)	(.77)
Additional allowance ($5.00/S.F.)	(.79)
Leasing commissions ($7.50/S.F.)	(1.19)
Bottom Line Rent	$3.28

(g)           Notwithstanding anything contained herein to the contrary, Tenant’s rights under this Section 11 shall end two (2) years prior to the Termination Date of the Term.

(h)           Notwithstanding anything contained herein to the contrary, if Tenant exercises a ROFR for any space which is also covered by Tenant’s Expansion Options as set forth in Section 7 of this Rider, then Tenant’s leasing of such space shall be governed by the terms and conditions contained in Section 7 with respect to such space rather than by the terms and conditions of this Section 11.

(i)           See Section 12 of this Rider for additional provisions.

12.           General Option Provisions. Notwithstanding anything contained elsewhere in this Rider to the contrary, the following additional provisions shall apply to and govern Tenant’s exercise of any option or election contained in Sections 6, 7, 9, 10 or 11 of this Rider:

(a)           Tenant’s purported exercise of any option is subject to the condition (which may be waived by Landlord in its sole discretion) that at the time Landlord receives any notice by which Tenant seeks to exercise an option or election (and additionally, for the ROFR, at the time that Landlord would otherwise be required to send Tenant an Advice), no monetary Default has occurred which remains uncured and no non-monetary default has occurred which Tenant is not then diligently and continuously attempting to cure.

(b)           Except as expressly modified by the terms of the specific option or election being exercised, all of the provisions, terms and conditions of this Lease shall apply to any additional space added to the Premises and to any extension of the Term, except that no inducements, allowances or credits set forth in the Lease with respect to the commencement of the Initial Term shall apply thereto.

(c)           If Tenant is able to and properly exercises the applicable option or election, Landlord shall prepare an amendment (the “Option Amendment”) to reflect the changes in terms of the Lease resulting from such exercise, including without limitation any increase or decrease in the size of the Premises, changes in Base Rent, Rent Adjustment Deposits, Rent Adjustments, Rentable Area of the Premises, Tenant’s Share and other appropriate terms. A copy of the Option Amendment shall be:

(i)           sent to Tenant within a reasonable time after Landlord receives Tenant’s notice exercising the option or election; and

(ii)           executed by Tenant and returned to Landlord within thirty (30) days after receipt thereof by Tenant. Notwithstanding the foregoing, an otherwise valid exercise of the option or election by Tenant shall, at Landlord’s option, be fully effective and binding on Landlord and Tenant, whether or not the Option Amendment is executed (including without limitation, any increase or decrease in the size of the Premises, changes in Base Rent, Rent Adjustment Deposits, Rent Adjustments, Rentable Area of the Premises, Tenant’s Share and other appropriate terms).

(d)           Notwithstanding anything contained herein to the contrary, Tenant’s rights to exercise any option or election shall terminate, at Landlord’s election, if, after Tenant’s delivery of the notice exercising the option or election but prior to the effective date of the option or election a Default occurs under the Lease.

(e)           Tenant agrees that time is of the essence in connection with the valid exercise of its rights under any option or election.

(f)           The rights of Tenant under each option are personal to the original Tenant named in this Lease and are not assignable to any other person or entity, except as otherwise provided in Section 10.6.

(g)           Base Building work consisting of the core loop for the sprinkler system is to exist or be performed by Landlord, at Landlord’s expense, in any Expansion or Refusal Space subject to this Section 12.

13.           After-hours HVAC. The current rates for after-hours HVAC usage for the Building as of the date of this Lease are as follows (which rates are subject to increase or decrease by Landlord provided that such increases or decreases shall be reasonable and correspond to increases or decreases in Landlord’s actual out-of-pocket utility or energy costs, labor expenses, water costs and costs of chemicals but not including any profit to Landlord):

(a)           Air conditioning only: $139.03 per hour for floors 1 through 11 and $181.88 per hour for floors 12 through 20;

(b)           Heating only: $116.31 per hour for floors 1 through 11 and $153.88 per hour for floors 12 through 20; and

(c)           Ventilation only: $89.93 per hour for floors 1 through 11 and $127.86 per hour for floors 12 through 20.

Such after-hours charges shall be divided proportionately among all tenants in the applicable zone (i.e., floors 1 through 11 or 12 through 20) requesting the after-hours service.

14.           Fire Stairwell. Tenant and its agents and employees shall have access to, and the right to use (so long as such use is permitted by applicable codes), on a non-exclusive basis, the fire stairwell for movement between the floors of Tenant’s Premises. Tenant shall have the right to paint and/or carpet the fire stairwell provided that such alterations have been approved by Landlord and are permitted by all applicable laws, regulations and codes, including, without limitation, the building and fire safety codes of the City of Chicago. Further, in connection with Tenant’s use of said stairwell, Tenant shall, at its sole option and expense, install a card reader system approved by Landlord so as to prevent non-Building personnel from accessing the Premises floors from such stairwell. Tenant shall maintain all improvements made by Tenant in good, safe condition and repair throughout the Term. Provided that Tenant has exercised its rights to improve the fire stairwell, for purposes of Tenant’s obligations under Article 17 of the Lease, the Premises shall be deemed to include the fire stairwell with respect to any claims arising out of Tenant’s failure to maintain the improvements in the fire stairwell made by Tenant in good, safe condition and repair. Provided that Tenant has exercised its rights to use the fire stairwell, for purposes of Tenant’s obligations under Article 17 of the Lease, the Premises shall be deemed to include the fire stairwell with respect to any claims arising out of the use of the fire stairwell by Tenant, its agents or employees or invitees.

15.           Termination of Existing Lease. The Existing Lease shall be deemed to be terminated and Tenant agrees to surrender possession of the Existing Premises in the condition required by the Existing Lease upon the earlier to occur of the date Tenant occupies the Premises under this Lease (other than for purposes of completing Tenant’s Work) and January 31, 1999, said January 31, 1999 to be extended for Force Majeure and Landlord delays (as provided in Section 1 of Exhibit B and Section 7(d)) but not for Tenant Delays.

16.           Name of Building. As of the Commencement Date, the Building shall be known as KPMG Peat Marwick Plaza, Three Illinois Center or 303 East Wacker Drive. Landlord agrees that it shall not change the name of the Building without Tenant’s consent unless Tenant has assigned the Lease other than to an Affiliate or occupies less than 50% of the Premises, and the portion of the Premises not occupied by Tenant is sublet for all or substantially all of the Term. Notwithstanding the foregoing, for so long as Tenant is occupying more space in the Building than any other tenant, Tenant shall retain its Building name and exterior sign rights (i.e., Tenant shall retain such rights until another tenant leases more space in the Building than Tenant is then leasing).

All of the rights set forth in this Section 16 are personal to KPMG Peat Marwick LLP and shall not be exercisable by any other person or entity, regardless of whether or not such person or entity has succeeded to some or all of Tenant’s other rights under this Lease.

17.           Tenant’s Exculpation. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed that neither the constituent members of Tenant (including, without limitation, the officers, members, directors, partners and trustees of Tenant), nor their respective successors shall be personally liable for the performance of Tenant’s obligations under this Lease, and that Landlord shall look solely to Tenant to enforce Tenant’s obligations hereunder and shall not seek any damages (including consequential damages) against any of the other parties hereinabove described in this sentence. The foregoing limitation of liability shall be noted in any judgment secured against Tenant. The foregoing provisions of this subsection shall be applicable with respect to KPMG Peat Marwick LLP (and its successors by merger, consolidation or otherwise) only and shall not apply to any other person or entity including, without limitation, its assignees, other than an Affiliate to which this Lease is assigned. In no event shall any officers, directors, trustees, partners or constituent members of Tenant be liable for consequential damages arising from this Lease.

18.           Publicity. Landlord and Tenant shall mutually and reasonably agree upon any and all information to be conveyed to the media and/or business community whether in the form of formal or informal discussions, press releases, direct mail or broadly distributed announcements regarding discussions, negotiations, lease signing, occupancy by Tenant or subsequent discussions or agreements.

19.           Satellite Dish. Strictly subject to the terms and conditions hereof, Tenant is hereby granted a non-exclusive license during the Term to install; repair, maintain and remove telecommunication equipment to include but not be limited to parabolic antenna (e.g., a satellite dish) with a maximum diameter of approximately eighteen inches (18”) on the roof of the Building. Tenant shall install said equipment and cables solely in a location designated by Landlord (not to exceed 500 square feet on the roof and one (1) 1-inch cable in the riser space in a telephone closet) and in a manner and pursuant to plans (the “Plans”) approved in writing in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In no event shall the telecommunication equipment or related equipment or cables be visible from any of the streets or sidewalks adjacent to the Building. Tenant shall use reasonable efforts to provide that the equipment complies with the reasonable architectural standards established by Landlord. All installation, repair, maintenance and removal work shall be performed by contractors approved in advance by Landlord, which approval shall not be unreasonably untitled, conditioned or delayed. All costs of installation (including additional coring, power or conduit, if necessary) shall be at Tenant’s expense. Tenant shall employ the roofer designated by Landlord in connection therewith so that the warranty on the roof is not impaired or reduced in any way as a result of such installation, repair, maintenance or removal work. In no event shall Tenant install or replace any equipment which differs from that described in the Plans without Landlord’s consent which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall promptly provide Landlord with such other information concerning the equipment and cables (collectively, the “System”) and the installation thereof, as Landlord may reasonably request from time to time. Tenant shall deliver to Landlord as soon as practicable after completion of the installation of the System two sets of “as built” plans for the System. All of the work shall be performed by Tenant and its contractors in a safe, good and workmanlike manner, strictly in conformance with all applicable Laws, including without limitation, the Chicago Building Code and zoning ordinances, as well as the commercially reasonable recommendations of Landlord’s casualty insurers. Tenant acknowledges and agrees that Landlord has made no representation or warranty of any land as to (i) the suitability of any location approved by Landlord for any portion of the System for Tenant’s intended use thereof or (ii) the conformance of the Plans with zoning or any other applicable Law; and no approval by Landlord of the Plans or any other matter requested by Tenant shall be construed to create any such representation or warranty. If Landlord determines that it is reasonably necessary to have engineering, architectural or similar services performed on its behalf in reviewing the Plans or otherwise in connection with the installation, operation, repair, maintenance or removal of the System (or any portion thereof), Tenant shall reimburse Landlord for the reasonable cost thereof (limited to Landlord’s actual direct costs) upon receipt of each bill therefor.

Tenant shall, at its sole cost and expense, obtain and maintain all governmental permits, licenses and approvals necessary in order to install, operate, maintain or remove the System. Tenant shall comply with all laws and regulations in connection with the installation, operation, maintenance and removal of the System.

Tenant shall, at its sole cost and expense, maintain the System in a clean, safe and good working order and repair and shall make replacements of any portion of the System when necessary. However, in no event shall any replacement parts (including any replacement antenna) be materially different (including as to shape, size or color) from those originally installed pursuant to this Section without Landlord’s prior written approval thereof in each instance, which approval shall not be withheld, delayed or conditioned. Tenant shall routinely inspect the System. All work and inspections performed by Tenant and its contractors shall be done in a safe, good and workmanlike manner. At or before the end of the Term (due to the lapse of time or otherwise), Tenant shall, at its sole cost and expense, remove the entire System (except such portions of the cables, any equipment and/or any electricity meters or submeters as Landlord may specify in writing to Tenant, which items shall remain in the Building after the Term and then become Landlord’s property without any payment therefor being due Tenant) and repair any damage to the Building caused thereby.

Tenant shall pay for all utilities consumed in the installation, operation, maintenance and removal of the System. If required by Landlord, Tenant shall, at its sole cost and expense, cause a separate electricity meter or submeter to be installed to measure the electrical consumption of the System, which meter shall be part of the System and installed in a location approved by Landlord.

Except in the event of an emergency, Tenant shall give Landlord reasonable advance notice each time access to the Building roof or telephone closet required by Tenant or its contractors in connection with the installation, inspection, repair, operation, maintenance or removal of the System. Landlord may require Tenant’s employees or contractors to be accompanied by Building personnel while on the roof or in other non-common areas of the Building outside of the Premises.

Except to the extent caused by the acts, omissions or wilful misconduct of Landlord or its agents, employees or contractors, Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord) and hold harmless the Landlord and the Indemnitees from and against any claim of liability, loss, cost, damage or expense of any nature whatsoever (including without limitation, reasonable attorneys’ fees and expenses), including without limitation, injury to persons, damage to the Building, damage to any other property and consequential damages, resulting from or arising out of (i) the installation, inspection, repair, operation, maintenance, existence or removal of the System or any part thereof, or (ii) any act or omission of Tenant, its employees, agents or contractors in connection with the System or any part thereof.

Without limiting the generality of this Section, the insurance policies Tenant is obligated to maintain pursuant to this Lease shall also cover the System, both as to casualty and liability policies.

Tenant and each of its contractors shall assume responsibility for the prevention of accidents to its employees and agents and shall take all reasonable safety precautions with respect to any work to be performed in or about the Building and shall comply with all reasonable safety measures initiated by Landlord and with all applicable Laws for the safety of persons or property. Tenant shall, and shall advise its contractors to, report to Landlord any injury to any of its employees or agents and shall furnish Landlord a copy of the accident report filed with its insurance carrier promptly after its occurrence.

In no event shall the System or its operation interfere with the use of any other antennas or equipment or communications system on or at the Building, nor shall Landlord permit any other system installed after Tenant’s System is installed to interfere with the operation of Tenant’s System.

Commencing on the date that Tenant begins installing the System and ending on the date that Tenant removes the System (if removal is required by Landlord) and repairs any damage to the Building caused by such removal, Tenant shall pay Landlord additional rent hereunder as hereinafter provided. Commencing on the above-described commencement date and ending twelve (12) full calendar months thereafter, the monthly additional rent in connection with the System shall be $500. For each subsequent 12-month period, the monthly rent shall increase to 104% of the monthly rent for the preceding 12-month period.

Landlord shall have the right upon thirty (30) days prior written notice to relocate the System so long as such relocation does not unreasonably interfere with Tenant’s communication service. Since relocation shall be at Landlord’s expense, if the reason for such relocation was reasonably within Landlord’s control; otherwise, such relocation shall be at Tenant’s expense.

The System is to be used for communication for Tenant’s business only and no part of the System or services provided by the System shall be resold.

From and after the date of this Lease, Landlord will not itself and will not allow any other tenant or third party to install any systems or devices in or on the Building that would unreasonably interfere with the operation of the System.

20.           Consents/Approvals. Wherever the consent or approval of either party is required or requested to be given under this Lease, the party whose consent or approval is required or requested shall not unreasonably withhold, condition or delay such consent or approval, provided, however, that any more specific provisions with respect to any particular consent or approval which is required or requested shall control over this Section.

21.           Memorandum of Lease. This Lease shall not be recorded by either Landlord or Tenant. However, either party may request that a memorandum of this Lease be recorded in a form reasonably acceptable to both parties. The requesting party shall pay all costs of recording. In the event of such recordation, Tenant shall deposit with Landlord a Discharge of Lease substantially in the form attached hereto as Exhibit K (revised to reflect any changes to the Initial Premises during the Term) to be held by Landlord in escrow until the Lease has been terminated. Upon such termination, Landlord shall have the right, at its expense, to record such Discharge of Lease.

In addition, in the event that a memorandum of leave has been recorded and the Initial Premises are thereafter expanded or reduced pursuant to options contained in this Lease or otherwise, either party may request that an amendment to the memorandum of lease be recorded in a form reasonably acceptable to both parties. The requesting party shall pay the costs of recording.

22.           Self-Help by Tenant. If, in Tenant’s reasonable opinion, “self-help” to cure a default by Landlord (such self-help to be limited to repairs to or remedial action within the Premises) is necessary in an emergency situation to prevent significant physical damage to Premises or a significant interruption in the operation of the Tenant’s business, Tenant may exercise such self-help after giving Landlord such notice of Tenant’s intent to exercise the intended self-help as is reasonable under the circumstances (including oral notice). Such self-help by Tenant shall be limited to non-structural repairs or remedial action within the Premises which does not affect other tenants, the Common Areas or the utility, mechanical, life-safety or other systems of the Building outside of the Premises. Tenant shall have the right to recover the reasonable cost of such self-help from Landlord upon Tenant’s request for reimbursement, which request shall be accompanied by receipted bills or other documentation evidencing the cost of such self-help. If Landlord fails to reimburse Tenant within thirty (30) days of Tenant’s request for reimbursement, Tenant shall have: (a) the right to offset the cost of such self-help against the Monthly Base Rent next coming due, provided that the amount of such offset shall not exceed one (1) month’s Monthly Base Rent at the rate in effect at the time of such self-help, and (b) the right to seek a judgment against Landlord for the amount of such reimbursement from any court of competent jurisdiction.